Exhibit 10.27
EXECUTION VERSION

U.S. $425,000,000
MASTER REPURCHASE AGREEMENT
by and among
ARBOR REALTY FUNDING LLC,
ARBOR REALTY LIMITED PARTNERSHIP
and
ARSR TAHOE, LLC,
each as a Seller
VARIABLE FUNDING CAPITAL COMPANY LLC,
as a Purchaser
WACHOVIA BANK, NATIONAL ASSOCIATION,
as the Swingline Purchaser
WACHOVIA CAPITAL MARKETS, LLC,
as the Deal Agent
and
ARBOR REALTY TRUST, INC.,
ARBOR REALTY LIMITED PARTNERSHIP
and
ARBOR REALTY SR, INC.,
each as a Guarantor
Dated as of March 30, 2007

i

ii

SCHEDULES

Schedule 1	Representations and Warranties Regarding Mortgage Assets	1
Schedule 2	[Reserved]	1
Schedule 3	Accounts	1
Schedule 4	Approved Servicers	1
Schedule 5	List of Existing Financing Facilities	1
Schedule 6	Exceptions to Subsection 4.1(h)(h)	1
Schedule 7	UCC Filing Locations	1
Schedule 8	List of Subsidiaries	1

EXHIBITS

Exhibit I	Form of Closing Certificate	1
Exhibit II	Form of Confirmation	1
Exhibit III–1	Power of Attorney – Seller	1
Exhibit III–2	Power of Attorney – Pledgor	1
Exhibit IV	Form of Transaction Request	1
Exhibit V	Form of Account Agreement	1
Exhibit VI–1	Form of Perfection Certificate of the Seller	1
Exhibit VI–2	Form of Perfection Certificate of the Pledgor	1
Exhibit VII–1	Form of Seller’s Release Letter	1
Exhibit VII–2	Form of Warehouse Lender’s Release Letter	1
Exhibit VIII	Form of Servicer Redirection Notice	1
Exhibit IX	Form of Request for Additional Transactions for Excess Margin	1
Exhibit X	Compliance Certificate	1
Exhibit XI	Form of Purchased Asset Data Summary	1
Exhibit XII	Form of Margin Deficit Notice	1
Exhibit XIII	Form of Assignment	1
Exhibit XIV	Form of Joinder Agreement	1

iii

MASTER REPURCHASE AGREEMENT
          THIS MASTER REPURCHASE AGREEMENT (as amended, modified, restated, replaced, waived, substituted, supplemented or extended from time to time, the “Agreement”) is made as of this 30th day of March, 2007, by and among:
          (1) ARBOR REALTY FUNDING LLC, a Delaware limited liability company (together with its successors and permitted assigns, “ARF”), as a Seller;
           (2) ARBOR REALTY LIMITED PARTNERSHIP, a Delaware limited partnership (together with its successors and permitted assigns, “Arbor Realty”), as a Seller;
          (3) ARSR TAHOE, LLC, a Delaware limited liability company (together with its successors and permitted assigns, “ARSR Tahoe”), as a Seller;
          (4) VARIABLE FUNDING CAPITAL COMPANY LLC, a Delaware limited liability company (together with its successors and assigns, “VFCC”), as a Purchaser;
           (5) WACHOVIA BANK, NATIONAL ASSOCIATION (together with its successors and assigns, “Wachovia”), as the Swingline Purchaser;
           (6) WACHOVIA CAPITAL MARKETS, LLC, a Delaware limited liability company (together with its successors and assigns, “WCM”), as the deal agent for the Secured Parties (together with its successors and assigns in such capacity, the “Deal Agent”);
           (7) ARBOR REALTY TRUST, INC., a Maryland corporation (together with its successors and permitted assigns, “ART”), as a Guarantor;
          (8) ARBOR REALTY, as a Guarantor; and
          (9) ARBOR REALTY SR, INC., a Maryland corporation (together with its successors and permitted assigns, “ARSR”), as a Guarantor.
R E C I T A L S
          WHEREAS, the Seller desires to sell and the Purchaser desires to purchase from time to time Eligible Assets under the terms and conditions stated herein; and
          WHEREAS, if the Purchaser purchases one (1) or more Eligible Assets, the parties desire that the Seller repurchase the Purchased Asset(s) on or before the Facility Maturity Date under the terms and conditions stated herein.
          NOW, THEREFORE, based upon the foregoing Recitals, the mutual premises and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:
Master Repurchase Agreement
(VFCC and Arbor)

ARTICLE I
DEFINITIONS
          Section 1.1 Certain Defined Terms.
          (a) Certain capitalized terms used throughout this Agreement are defined above or in this Article I.
          (b) As used in this Agreement and the schedules, exhibits and other attachments hereto, unless the context requires a different meaning, the following terms shall have the following meanings:
“40 Act”: Defined in Subsection 10.1(e) of this Agreement.
“450 Income”: Cash income received by ART and/or one or more of its Consolidated Subsidiaries with respect to the 450 Transaction which is not recognized per GAAP, net of related expenses.
“450 Transaction”: The Preferred Equity Interests of ART and/or one or more of its Consolidated Subsidiaries in AT 450 I LLC and AT 450 II LLC.
“Accepted Servicing Practices”: With respect to any Mortgage Asset, those mortgage servicing practices of prudent mortgage lending institutions that service Mortgage Assets of the same type, size and structure as such Mortgage Asset in the jurisdiction where the related Mortgaged Property is located, but in any event, in accordance with the terms of the Repurchase Documents and without prejudice to the interests of the Deal Agent, the Purchaser or any other Secured Party.
“Account Agreement”: A letter agreement, dated as of even date herewith, among the Seller, the Deal Agent and Wachovia substantially in the form of Exhibit V attached hereto.
“Accrual Period”: (a) with respect to each Transaction (or portion thereof) funded at a Rate other than the CP Rate (i) with respect to the first Payment Date, the period from and including the Closing Date to but excluding such first Payment Date and (ii) with respect to any subsequent Payment Date, the period from and including the previous Payment Date to but excluding such subsequent Payment Date, and, (b) with respect to each Transaction (or portion thereof) funded at a Rate equal to the CP Rate, (i) with respect to the first Payment Date, the period from and including the Closing Date to and including the last day of the calendar month in which the Closing Date occurs and (ii) with respect to any subsequent Payment Date, the period ending on the last day of the calendar month immediately preceding the month in which the Payment Date occurs and commencing on the first (1st) day of such immediately preceding calendar month.
“Additional Amount”: Defined in Subsection 2.14(a).
“Adjusted Eurodollar Rate”: For any Accrual Period, a rate per annum equal to a fraction, expressed as a percentage and rounded upwards (if necessary) to the nearest 1/100 of 1%, (i) the numerator of which is equal to the LIBOR Rate for such Accrual Period and (ii) the denominator of which is equal to 100% minus the Eurodollar Reserve Percentage for such Accrual Period.
“Adjusted FFO”: For any period, an amount equal to (i) FFO plus (ii) to the extent that any of the following amounts are deducted in the determination of Net Income (but not otherwise), (a) the value of all Equity Interests paid by ART and its Consolidated Subsidiaries as compensation and (b) the value of all Equity Interests paid by ART and its Consolidated Subsidiaries as incentive management fees, in each
Master Repurchase Agreement
(VFCC and Arbor)

case with respect to clauses (i) and (ii) of this definition of Adjusted FFO, determined in accordance with GAAP.
“Adjusted Tangible Net Worth”: Tangible Net Worth plus the aggregate principal amount outstanding under the Eligible Subordinated Debt plus deferred revenues relating to the 450 Transaction to the extent classified as a liability according to GAAP.
“Adjusted Total Liabilities”: Total Liabilities less the deferred revenues relating to the 450 Transaction to the extent classified as a liability according to GAAP.
“Advance Rate”: With respect to a Mortgage Asset or Purchased Asset, as applicable, of a certain Class, the “Maximum Advance Rate” set forth in the applicable column on Schedule 1 to the Fee Letter.
“Affected Party”: VFCC, the Swingline Purchaser, all other Purchasers, the Liquidity Banks, the Deal Agent, the Liquidity Agent, the Custodian, any other Secured Party, all successors, assignees, transferees, pledgees and participants of any of the foregoing and any successors to WCM as the Deal Agent and any subagent of the Deal Agent.
“Affiliate”: With respect to a Person, means any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person, or is a director of such Person. For purposes of this definition, “control” (including the terms “controlling,” “controlled by” and “under common control with”) when used with respect to any specified Person means the possession, direct or indirect, of the power to vote 20% or more of the voting securities of such Person or to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by contract or otherwise.
“Agent’s Account”: A special account for which the Deal Agent shall provide of same to the Seller from time to time.
“Aggregate Unpaids”: At any time, an amount equal to the sum of the aggregate Purchase Price outstanding for all Transactions, the aggregate Price Differential outstanding, Margin Deficits outstanding, Breakage Costs, Increased Costs, Taxes, Additional Amounts, Late Payment Fees, any fee due under any fee letter or the Repurchase Documents (including, without limitation, the Fee Letter and the Custodial Fee Letter) and all other amounts owed by the Seller, the Guarantor, the Pledgor or any other Person to the Deal Agent, the Purchaser, any Secured Party, any Affected Party, any Indemnified Party or any other Person under this Agreement, the Repurchase Documents or any of the Transactions entered into pursuant hereto or thereto and all interest and/or fees that accrue after the commencement by or against any Repurchase Party or any Affiliate thereof of any proceeding under any Insolvency Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding (whether due or accrued).
“Agreement”: Defined in the Preamble of this Agreement.
“ALTA”: The American Land Title Association.
“Alternative Market Price Quote”: The good faith determination of the price at which a Mortgage Asset could readily be sold by a bona fide third–party that (a) is not the Seller, the Guarantor, the Pledgor or any Affiliate of the Seller, the Guarantor or the Pledgor, (b) regularly engages in the business of buying and/or selling assets similar in type, size and structure as the Purchased Assets and in the same jurisdiction as the related Underlying Mortgaged Property, and (c) is familiar with the market for such Mortgage Assets.
Master Repurchase Agreement
(VFCC and Arbor)

“Alternative Rate”: A rate per annum equal to the Adjusted Eurodollar Rate; provided, however, that the Alternative Rate shall be the Base Rate if a Eurodollar Disruption Event occurs.
“Anti–Terrorism Laws”: Any Applicable Law relating to money laundering or terrorism, including, but not limited to, Executive Order 13224, the OFAC Regulations and the USA Patriot Act.
“Applicable Law”: For any Person or Property of such Person, all existing and future applicable laws, rules, regulations (including temporary and final income tax regulations), statutes, treaties, codes, ordinances, permits, certificates, orders and licenses of and interpretations by any Governmental Authority (including, without limitation, usury laws, the Federal Truth in Lending Act, and Regulation Z and Regulation B of the Board of Governors of the Federal Reserve System), and applicable judgments, decrees, injunctions, writs, awards or orders of any court, arbitrator or other administrative, judicial or quasi–judicial tribunal or agency of competent jurisdiction.
“Arbor Realty”: Defined in the Preamble of this Agreement.
“ARF”: Defined in the Preamble of this Agreement.
“ARSR”: Defined in the Preamble of this Agreement.
“ARSR Tahoe”: Defined in the Preamble of this Agreement.
“ART”: Defined in the Preamble of this Agreement.
“Asset Schedule and Exception Report”: Defined in the Custodial Agreement.
“Asset Tape”: Defined in Subsection 5.1(ii) of this Agreement.
“Asset Value”: As of any date of determination for each Eligible Asset or Purchased Asset, as applicable, (a) other than with respect to a Bridge Loan, the lesser of (i) product of the Book Value of such Mortgage Asset times the Advance Rate applicable thereto and (ii) the product of the Market Value of such Mortgage Asset times the Advance Rate applicable thereto, in each case, taking into account the Maximum LTV applicable thereto, and (b) in the case of a Bridge Loan, the lesser of (i) the product of the Book Value of such Mortgage Asset times the Advance Rate applicable thereto and (ii) the product of the Construction Costs of such Mortgage Asset times the Advance Rate applicable thereto, in each case, taking into account the Maximum LTC applicable thereto; provided, however, (i) the Asset Value of any Eligible Mortgage Asset or Purchased Asset, as applicable, shall not include any portion of such asset that exceeds one or more Sub–Limits applicable thereto at any time, unless waived in writing by the Deal Agent in its discretion, and (ii) the Asset Value shall be deemed to be zero (0) for each Mortgage Asset or Purchased Asset, as applicable, (whether such Mortgage Asset or Purchased Asset, as applicable, is an existing Purchased Asset or a Mortgage Asset acquired in the future) (A) in respect of which there is a breach of a representation and warranty set forth in Schedule 1 (assuming each representation and warranty is made as of the date the Asset Value is determined), (B) in respect of which the complete Mortgage Asset File has not been delivered to the Custodian within the time period required by the Custodial Agreement, (C) which is a Table Funded Purchased Asset or Swingline Purchase in respect of which the Mortgage Asset Files have not been delivered to the Custodian within three (3) Business Days following the Purchase Date, (D) that has been released from the possession of the Custodian under the Custodial Agreement to the Seller for a period in excess of twenty (20) calendar days, (E) with respect to which the Seller has failed to repurchase such Purchased Asset by the applicable Repurchase Date, (F) to the extent described in Subsection 2.2(l) or (G) the failure of any Preferred Equity Grantor (or the Seller on its behalf) to satisfy the requirements of the second to the last sentence of Subsection 5.1(aaa).
Master Repurchase Agreement
(VFCC and Arbor)

“Assignment”: The transfer of all of the Seller’s rights and interests under an Eligible Asset pursuant to an assignment executed by the Seller in blank, which assignment shall be in the form of Exhibit XIII and shall be otherwise satisfactory to the Deal Agent in its discretion.
“Assignment of Leases”: With respect to any Mortgage, an assignment of leases thereunder, notice of transfer or equivalent instrument in recordable form, sufficient under the laws of the jurisdiction wherein the Underlying Mortgaged Property is located to reflect the assignment of leases to the Deal Agent as agent for the Secured Parties.
“Assignment of Mortgage”: With respect to any Mortgage, an assignment of the Mortgage, notice of transfer or equivalent instrument in recordable form, sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect the assignment of the Mortgage to the Deal Agent as agent for the Secured Parties.
“Authority Documents”: As to any Person, the articles or certificate of incorporation or formation, by–laws, limited liability company agreement, general partnership agreement, limited partnership agreement, trust agreement, joint venture agreement, resolutions and other applicable organizational or governing documents of such Person.
“Availability”: At any time, an amount equal to the positive excess (if any) of (a) the Maximum Amount minus (b) the aggregate Purchase Price outstanding for all Transactions on such day; provided, however, on and after the occurrence of the Facility Maturity Date (not including any extensions thereof) or an Event of Default, the Availability shall be zero (0).
“Bailee”: With respect to each Table Funded Purchased Asset or Swingline Purchase, the related title company or other settlement agent, in each case, approved in writing by the Deal Agent in its sole discretion.
“Bailee Agreement”: The Bailee Agreement among the Seller, the Deal Agent and the Bailee in the form of Annex 13 to the Custodial Agreement.
“Bailee’s Trust Receipt”: A Trust Receipt in the form of Attachment 2 to the Bailee Agreement.
“Bank Repurchase Facility”: That certain facility evidenced by, among other agreements, the First Amended and Restated Loan Purchase and Repurchase Facility, dated as of July 12, 2004, among the Sellers, Wachovia and the Guarantors, as such agreements are amended, modified, restated, replaced, waived, substituted, supplemented or extended from time to time.
“Bankruptcy Code”: The United States Bankruptcy Reform Act of 1978 (11 U.S.C. § 101, et seq.), as amended from time to time.
“Base Rate”: On any date, a fluctuating rate per annum equal to the lower of (a) the Prime Rate or (b) the Federal Funds Rate plus 0.5%.
“Basic Mortgage Asset Documents”: Defined in the Custodial Agreement.
“Benefit Plan”: Any employee benefit plan as defined in Section 3(3) of ERISA in respect of which the Seller or the Guarantor or any ERISA Affiliate of the Seller or the Guarantor is, or at any time during the immediately preceding six (6) years was, an “employer” as defined in Section 3(5) of ERISA.
Master Repurchase Agreement
(VFCC and Arbor)

“Book Value”: With respect to any Mortgage Asset at any time, an amount, as certified by the Seller, equal to the lesser of (a) face or par value and (b) the price that the Seller initially paid or advanced for or in respect of such Mortgage Asset, as such Book Value may be marked down by the Seller from time to time, including, as applicable, any loss/price adjustments, less an amount equal to the sum of all principal payments or paydowns paid and realized losses recognized relating to such Mortgage Asset.
“Borrower”: Defined in the Custodial Agreement.
“Borrower Reserve Payments”: Any payments made by a Borrower under the applicable Mortgage Loan Documents which, pursuant to the terms of such Mortgage Loan Documents, are required to be deposited into escrow or into a reserve to be used for a specific purpose (e.g., tax and insurance escrows), excluding, however, the Homewood Interest Reserve.
“Breakage Costs”: Any amount or amounts as shall compensate the Purchaser and any other Secured Party for any loss, cost or expense incurred by the Purchaser and any other Secured Party (as determined by the Deal Agent in the Deal Agent’s good faith discretion) as a result of an early repurchase or prepayment of the Repurchase Price or any Price Differential. All Breakage Costs shall be due and payable hereunder upon demand. Breakage Costs shall not be due for payments of the Repurchase Price or any Price Differential on a Payment Date, on the Facility Maturity Date or in connection with any scheduled amortization provided at least two (2) Business Days advance notice (to be received by the Deal Agent no later than 3:00 p.m. two (2) Business Days prior to the repayment date) is given to the Deal Agent.
“Bridge Loan”: A Whole Loan, Junior Interest or Mezzanine Loan that is otherwise an Eligible Asset except that the Underlying Mortgaged Property is not stabilized, the Underlying Mortgaged Property is being repositioned, or the asset possesses one or more characteristics that prevent it from being an Eligible Asset, which exceptions shall be disclosed to and be acceptable to the Deal Agent in its discretion. A Bridge Loan may not include an interest in a Preferred Equity Interest. Unless waived in writing by the Deal Agent in its discretion, a Bridge Loan must satisfy all of the terms and conditions contained in the Agreement (other than those eligibility criteria waived in accordance with the first sentence of this definition) that are applicable to Whole Loans, Junior Interests and Mezzanine Loans, as applicable.
“Business Day”: Any day other than a Saturday or a Sunday on which (a) banks are not required or authorized to be closed in Minneapolis, Minnesota, New York, New York or Charlotte, North Carolina, and (b) if the term “Business Day” is used in connection with the determination of the LIBOR Rate, dealings in United States dollar deposits are carried on in the London interbank market.
“Capital Lease Obligations”: For any Person and its Consolidated Subsidiaries, all obligations of such Person to pay rent or other amounts under a lease of (or other agreement conveying the right to use) Property to the extent such obligations are required to be classified and accounted for as a capital lease on a balance sheet of such Person under GAAP, and, for purposes of this Agreement, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP.
“Cash Collateral”: The cash received by the Deal Agent as agent for the Secured Parties in satisfaction of a Margin Deficit or as Income on Purchased Assets.
“Cash Equivalents”: As to any Person, (i) securities issued or directly and fully guaranteed or insured by the United States or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) having maturities of not more than one year from the date of acquisition, (ii) time deposits or certificates of deposit of any commercial bank incorporated under the
Master Repurchase Agreement
(VFCC and Arbor)

laws of the United States or any state thereof, of recognized standing having capital and unimpaired surplus in excess of $1,000,000,000 and whose short–term commercial paper rating at the time of acquisition is at least A–1 or the equivalent thereof by S&P or at least P–1 or the equivalent thereof by Moody’s (any such bank, an “Approved Bank”), with such deposits or certificates having maturities of not more than one year from the date of acquisition, (iii) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (i) and (ii) above entered into with any Approved Bank, (iv) commercial paper or finance company paper issued by any Person incorporated under the laws of the United States or any state thereof and rated at least A–1 or the equivalent thereof by S&P or at least P–1 or the equivalent thereof by Moody’s, and in each case maturing not more than one year after the date of acquisition, and (v) investments in money market funds that are registered under the Investment Company Act of 1940, which have net assets of at least $1,000,000,000 and at least 85% of whose assets consist of securities and other obligations of the type described in clauses (i) through (iv) above. All such Cash Equivalents must be denominated solely for payment in Dollars.
“CDO Issuance”: Any securitization transaction involving the issuance of collateralized debt obligations.
“CDO Issuer”: The issuer of securities in a CDO Issuance.
“CDO Subsidiary”: Each of ARMS 2006-1 Equity Holdings LLC, ARMS 2005–1 Equity Holdings LLC, ARMS 2004–1 Equity Holdings LLC and, after the date hereof, any other Subsidiary of ARSR that holds Equity Interests in a CDO Issuer in connection with a CDO and is otherwise approved by the Deal Agent in its discretion.
“Class”: With respect to a Mortgage Asset, such Mortgage Asset’s classification as a Whole Loan, a Junior Interest, a Mezzanine Loan, a Preferred Equity Interest, a Bridge Loan, a Condominium Loan or a Land Loan (and, with respect to each Bridge Loan, Condominium Loan or Land Loan, its sub–classification as a Whole Loan, Junior Interest Loan or Mezzanine Loan, as applicable).
“Closing Date”: March 30, 2007.
“Code”: The Internal Revenue Code of 1986, as amended from time to time.
“Collection Account”: The account set forth on Schedule 3 established by the Seller in the name of the Seller and subject to an Account Agreement, into which all Income and Cash Collateral shall be deposited. Funds in the Collection Account may be invested at the direction of the Deal Agent in Permitted Investments.
“Commercial Paper Notes”: On any day, any short–term promissory notes issued in the commercial paper market.
“Commercial Real Estate”: Any real estate included in the definition of Type.
“Commercial Real Estate Loan”: Any loan secured directly or indirectly by Commercial Real Estate or, as applicable, ownership interests in an entity that owns directly or indirectly Commercial Real Estate.
“Commitment Fee”: Defined in the Fee Letter.
“Compliance Certificate”: Defined in Subsection 3.2(e) of this Agreement.
Master Repurchase Agreement
(VFCC and Arbor)

“Condominium Loan”: A Mortgage Asset (other than a Bridge Loan or a Preferred Equity Interest) the Underlying Mortgaged Property for which is owned, is in the process of being converted to be owned or is otherwise expected to be owned, in whole or in part, by a condominium form of ownership. Condominium Loans are not Eligible Assets unless deemed so by the Purchaser on a case–by–case basis.
“Confirmation”: Defined in Subsection 2.2(c) of this Agreement.
“Consolidated Subsidiaries”: As of any date, any Subsidiaries or other entities that are consolidated with ART in accordance with GAAP.
“Construction Costs”: With respect to a Mortgage Asset or Purchased Asset, as applicable, that is a Bridge Loan, as of any date of determination, the reasonable hard and soft costs of proposed construction of the improvements on the Underlying Mortgaged Property, which reasonable costs shall be disclosed to and approved by the Purchaser in its discretion, plus the market value of the related Underlying Mortgaged Property at such time, as determined by the Purchaser in its discretion based on such sources of information as the Purchaser may determine to rely on in its discretion.
“Contingent Liabilities”: Means, with respect to any Person and its Consolidated Subsidiaries (without duplication): (i) liabilities and obligations (including any Guarantee Obligations) of such Person, any Consolidated Subsidiary or any other Person in respect of “off–balance sheet arrangements” (as defined in the SEC Off–Balance Sheet Rules), (ii) any obligation, including, without limitation, any Guarantee Obligation, whether or not required to be disclosed in the footnotes to such Person’s financial statements, guaranteeing partially or in whole any Non–Recourse Indebtedness, lease, dividend or other obligation, exclusive of contractual indemnities (including, without limitation, any indemnity or price–adjustment provision relating to the purchase or sale of securities or other assets) and guarantees of non–monetary obligations (other than guarantees of completion, environmental indemnities and guarantees of customary carve–out matters made in connection with Non–Recourse Indebtedness, such as (but not limited to) fraud, misappropriation, bankruptcy and misapplication) which have not yet been called on or quantified, of such Person or of any other Person, and (iii) any forward commitment or obligation to fund or provide proceeds with respect to any loan or other financing which is obligatory and non–discretionary on the part of the lender. The amount of any Contingent Liabilities described in clause (ii) shall be deemed to be, (a) with respect to a guarantee of interest or interest and principal, or operating income guarantee, the sum of all payments required to be made thereunder (which, in the case of an operating income guarantee, shall be deemed to be equal to the debt service for the note secured thereby), through, (x) in the case of an interest or interest and principal guarantee, the stated date of maturity of the obligation (and commencing on the date interest could first be payable thereunder), or (y) in the case of an operating income guarantee, the date through which such guarantee will remain in effect, and (b) with respect to all guarantees not covered by the preceding clause (a), an amount equal to the stated or determinable amount of the primary obligation in respect of which such guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as recorded on the balance sheet and on the footnotes to the most recent financial statements of such Person. As used in this definition, the term “SEC Off–Balance Sheet Rules” means the Disclosure in Management’s Discussion and Analysis About Off–Balance Sheet Arrangements and Aggregate Contractual Obligations, Securities Act Release Nos. 33–8182; 34-47264; FR-67 International Series Release No. 1266 File No. S7-42-02, 68 Fed. Reg. 5982 (Feb. 5, 2003) (codified at 17 CFR pts. 228, 229 and 249).
“Contractual Obligation”: With respect to any Person, any provision of any securities issued by such Person or any indenture, mortgage, deed of trust, contract, undertaking, agreement, instrument or other document to which such Person is a party or by which it or any of its Property is bound or is subject.
Master Repurchase Agreement
(VFCC and Arbor)

“Co–Seller”: Each seller of a Preferred Equity Interest that joins this Agreement as a Seller by executing a Joinder Agreement.
“CP Rate”: For any day during any Accrual Period, the per annum rate equivalent to the weighted average of the per annum rates paid or payable by VFCC from time to time as interest on or otherwise (by means of interest rate hedges or otherwise taking into consideration any incremental carrying costs associated with short–term promissory notes issued by VFCC maturing on dates other than those certain dates on which VFCC is to receive funds) in respect of the promissory notes issued by VFCC that are allocated, in whole or in part, by the Deal Agent (on behalf of VFCC) to fund or maintain the Transactions funded by VFCC during such period, as determined by the Deal Agent (on behalf of VFCC) and reported to the Seller, which rates shall reflect and give effect to (i) the commissions of placement agents and dealers in respect of such promissory notes, to the extent such commissions are allocated, in whole or in part, to such promissory notes by the Deal Agent (on behalf of VFCC) and (ii) other borrowings by VFCC, including, without limitation, borrowings to fund small or odd dollar amounts that are not easily accommodated in the commercial paper market; provided, however, that if any component of such rate is a discount rate, in calculating the CP Rate, the Deal Agent shall for such component use the rate resulting from converting such discount rate to an interest bearing equivalent rate per annum.
“Custodial Agreement”: That Custodial Agreement, dated as of even date herewith, by and among the Deal Agent, the Purchaser, the Seller and the Custodian, as the same shall be amended, modified, waived, supplemented, extended, replaced or restated from time to time.
“Custodial Fee Letter”: The Custodial Fee Letter between the Seller and the Custodian, as such letter may be amended, modified, waived, supplemented, extended, restated or replaced from time to time.
“Custodial Identification Certificate”: Defined in the Custodial Agreement.
“Custodian”: Wells Fargo Bank, National Association, and its successor in interest as the custodian under the Custodial Agreement, and any successor Custodian under the Custodial Agreement.
“Deal Agent”: Defined in the Preamble of this Agreement.
“Deal Agent’s Account”: The account of the Purchaser identified in Schedule 3 attached hereto.
“Debt Service”: For any period, the sum of (a) Interest Expense of ART and its Consolidated Subsidiaries determined on a consolidated basis for such period and (b) all regularly scheduled principal payments made with respect to Indebtedness of ART and its Consolidated Subsidiaries during such period, other than any balloon, bullet, margin or similar principal payment which repays such Indebtedness in full.
“Debt Service Coverage Ratio” or “DSCR”: With respect to any Mortgage Asset or Purchased Asset, as applicable, as of any date of determination, for the period of time to be determined in the Deal Agent’s sole discretion (it being understood that it is the Deal Agent’s intent to make the determination based on the period of twelve (12) consecutive complete calendar months preceding such date (or, if such Mortgage Asset was originated less than twelve (12) months from the date of determination, the number of months from the date of origination)), the ratio of (a) the aggregate Net Cash Flow in respect of the Underlying Mortgaged Properties relating to such Mortgage Asset for such period (including, in the case of Bridge Loans and, as applicable, Construction Loans and Land Loans, interest reserves held by the Seller or a Servicer with respect to such asset, to (b) the sum of (i) the aggregate amount of all amounts due for such period in respect of all Indebtedness that was outstanding from time to time during such period that is secured, directly or indirectly, by such Underlying Mortgaged Properties (including, without
Master Repurchase Agreement
(VFCC and Arbor)

limitation, by way of a pledge of the equity of the owner(s) of such Underlying Mortgaged Properties) or that is otherwise owing by the owner(s) of such Underlying Mortgaged Properties, including, without limitation, all scheduled principal and/or interest payments due for such period in respect of each Mortgage Asset that is secured or supported by such Underlying Mortgaged Properties plus (ii) the amount of all Ground Lease payments to be made in respect of such Underlying Mortgaged Properties during such period, as any of the foregoing elements of DSCR may be adjusted by the Deal Agent as determined by the Deal Agent in its discretion; provided, however, that all such calculations shall be made taking into account any senior or pari passu debt secured directly or indirectly by the applicable Underlying Mortgaged Property.
“Default”: Any event that, with the giving of notice or the lapse of time, or both, would become an Event of Default.
“Defaulted Mortgage Asset”: Any Mortgage Asset (a) that is ninety (90) days or more delinquent, (b) for which there is a breach of any of the representations and warranties set forth on Schedule 1 hereto, or (c) for which there is a non–monetary default (beyond any applicable notice and cure period) under the related Mortgage Loan Documents, including, without limitation, any Preferred Equity Interest that has not been paid current during such period.
“Delinquent Mortgage Asset”: A Mortgage Asset that is thirty (30) or more days, but less than ninety (90) days, delinquent under the related Mortgage Loan Documents, including, without limitation, any Preferred Equity Interest that has not been paid current during such period.
“Derivatives Contract”: Any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross–currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement. Not in limitation of the foregoing, the term “Derivatives Contract” includes any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement, including any such obligations or liabilities under any such master agreement.
“Derivatives Termination Value”: Means, in respect of any one or more Derivatives Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Derivatives Contracts, (a) for any date on or after the date such Derivatives Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark–to–market value(s) for such Derivatives Contracts, as determined based upon one or more mid–market or other readily available quotations provided by any recognized dealer in such Derivatives Contracts (which may include the Deal Agent, the Purchaser or any of the Secured Parties).
“Dollars” and “$”: Lawful money of the United States of America.
“Due Diligence Costs”: Defined in Section 13.21 of this Agreement.
Master Repurchase Agreement
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“Due Diligence Review”: The performance by the Deal Agent of any or all of the reviews permitted under Section 13.21 with respect to any or all of the Purchased Items, as desired by the Deal Agent from time to time.
“EBITDA”: With respect to ART and its Subsidiaries for any period, the net income (or loss) of ART and its Subsidiaries for such period determined on a consolidated basis (prior to any impact from minority interests and before deduction of preferred dividends on preferred stock, if any, of ART), in accordance with GAAP, plus the following (but only to the extent actually included in determination of such net income (loss)): (i) income tax expense; (ii) extraordinary or non–recurring gains and losses; (iii) depreciation and amortization expense; (iv) interest expense; and (v) amounts deducted in accordance with GAAP in respect of other non-cash expenses in determining such net income. The EBITDA will be adjusted to remove all impact of FAS 141.
“Electronic Transmission”: The delivery of information and executed documents in an electronic format acceptable to the applicable recipient thereof.
“Eligible Asset”: A Mortgage Asset that as of any date of determination:
          (a) is not a Defaulted Mortgage Asset or Delinquent Mortgage Asset;
          (b) with respect to the portion of such Mortgage Asset to be acquired by the Purchaser, the funding obligations have been satisfied in full and there is no unfunded commitment with respect thereto;
          (c) has been approved in writing by the Deal Agent in its discretion;
          (d) has an LTV not in excess of the Maximum LTV, and, with respect to Bridge Loans, an LTC not in excess of the Maximum LTC;
          (e) has a DSCR equal to or greater than the Minimum DSCR;
          (f) is not a construction loan; provided, however, the Deal Agent may, in its discretion, waive this restriction on a case–by–case basis and purchase one (1) or more Condominium Loans or Land Loans that are construction loans provided each such Mortgage Asset otherwise satisfies the definition of Eligible Asset and the other requirements of the Repurchase Documents, and such Mortgage Asset and the Seller satisfies such other terms, conditions or requirements as the Deal Agent may require in its discretion, such requirements to be set forth in the related Confirmation;
          (g) is not a loan to an operating business (other than a hotel); and
          (h) the purchase of such Eligible Asset will not violate any applicable Sub–Limit.
provided, however, notwithstanding a Mortgage Asset’s failure to conform to the criteria set forth above, the Deal Agent may, in its discretion, designate in writing any such non–compliant Mortgage Asset as an Eligible Asset, which may include a temporary or permanent waiver of one (1) or more Eligible Asset requirements.
“Eligible Subordinated Debt”: Means (i) the debt securities of ARSR issued under (a) the Junior Subordinated Indenture, dated as of March 15, 2005, between ARSR, as issuer, and JPMorgan Chase, N.A., as trustee, (b) the Junior Subordinated Indenture, dated as of April 1, 2005, between ARSR, as issuer, and JPMorgan Chase, N.A., as trustee, (c) the Junior Subordinated Indenture, dated as of April 6, 2005, between ARSR, as issuer, ART, as guarantor, and Wilmington Trust Company, as trustee, (d) the
Master Repurchase Agreement
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Amended and Restated Junior Subordinated Indenture, dated as of August 26, 2005, between ARSR, as issuer, and Wells Fargo Bank, N.A., as trustee, (e) the Junior Subordinated Indenture, dated as of December 8, 2005, between ARSR, as issuer, and JPMorgan Chase, N.A., as trustee, (f) the Junior Subordinated Indenture, dated as of May 16, 2006, between ARSR, as issuer, and JPMorgan Chase, N.A., as trustee, (g) the Junior Subordinated Indenture, dated as of June 2, 2006, between ARSR, as issuer, ART, as guarantor, and Wilmington Trust Company, as trustee, and (h) an additional $50 million of future trust preferred indebtedness of ART and its Consolidated Subsidiaries which ART and its Consolidated Subsidiaries is intending to issue within the next 90 days, provided such indebtedness satisfies the conditions set forth in subclauses (ii)(a) through (d) of this definition; and (ii) any future trust preferred indebtedness of ART and its Consolidated Subsidiaries that (a) has express subordination provisions substantially the same as those in the indentures for the transactions listed in clause (i) of this definition of Eligible Subordinated Debt, (b) has enforceable subordination provisions, (c) has a maturity date no earlier than the date that is six (6) months following the Facility Maturity Date (including any potential extensions thereof), (d) the Deal Agent is in receipt of an in–house Opinion of Counsel acceptable to the Deal Agent in its discretion addressing the enforceability of the subordination provisions contained in the documents governing the proposed Eligible Subordinated Debt and (e) has been specifically approved in writing by the Deal Agent in its discretion.
“Environmental Laws”: Any and all Applicable Laws and all other foreign, federal, state and local laws, statutes, ordinances, rules, regulations, permits, licenses, approvals, interpretations and orders of courts or Governmental Authorities, relating to the protection of human health or the environment, including, but not limited to, requirements pertaining to the manufacture, processing, distribution, use, treatment, storage, disposal, transportation, handling, reporting, licensing, permitting, investigation or remediation of hazardous materials. Environmental Laws include, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (“CERCLA”), as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 U.S.C. §9601 et seq., the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act of 1976, as amended by the Hazardous and Solid Waste Amendments of 1984, 42 U.S.C. §6901 et seq., the Hazardous Material Transportation Act, as amended, 49 U.S.C. §1501 et seq., the Federal Water Pollution Control Act, as amended by the Clean Water Act of 1977, 33 U.S.C. §1251 et seq., the Clean Air Act (42 U.S.C. § 7401 et seq.), the Toxic Substances Control Act of 1976, 15 U.S.C. §2601 et seq., the Emergency Planning and Community Right–to–Know Act of 1986, 42 U.S.C. §1101 et seq., the Clean Air Act of 1966, as amended, 42 U. S. C. §7401 et seq., the National Environmental Policy Act of 1969, 42 U.S.C. §4321, the River and Harbor Act of 1899, 33 U.S.C. §401 et seq., the Endangered Species Act of 1973, as amended, 16 U.S.C. §1531 et seq., the Occupational Safety and Health Act of 1970, as amended, 29 U.S.C. §651 et seq., the Safe Drinking Water Act of 1974, as amended, 42 U.S.C. §201 et seq., and the Environmental Protection Agency’s regulations relating to underground storage tanks, 40 C.F.R. Parts 280 and 281, and the rules and regulations under each of the foregoing, each as amended, modified, waived, supplemented, extended, restated or replaced from time to time.
“Equity Interest”: With respect to any Person, any share, interest, participation and other equivalent (however denominated) of capital stock of (or other ownership, equity or profit interests in) such Person, any warrant, option or other right for the purchase or other acquisition from such Person of any share of capital stock of (or other ownership, equity or profit interests in) such Person, any security convertible into or exchangeable for any share of capital stock of (or other ownership, equity or profit interests in) such Person or warrant, right or option for the purchase or other acquisition from such Person of such shares (or such other interests), and any other ownership or profit interest in such Person (including, without limitation, partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such share, warrant, option, right or other interest is authorized or otherwise existing on any date of determination.
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“ERISA”: The Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder, as the same are amended from time to time.
“ERISA Affiliate”: (a) Any corporation that is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Code) as the Seller or the Guarantor, (b) a trade or business (whether or not incorporated) under common control (within the meaning of Section 414(c) of the Code) with the Seller or the Guarantor, or (c) a member of the same affiliated service group (within the meaning of Section 414(m) of the Code) as the Seller, the Guarantor, any corporation described in clause (a) above or any trade or business described in clause (b) above.
“Eurocurrency Liabilities”: Defined in Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.
“Eurodollar Disruption Event”: The occurrence of any of the following: (a) any Liquidity Bank or the Swingline Purchaser shall have notified the Deal Agent of a determination by such Liquidity Bank, the Swingline Purchaser or any of their assignees or participants that it would be contrary to law or to the directive of any central bank or other Governmental Authority (whether or not having the force of law) to obtain United States dollars in the London interbank market to fund any Transaction, (b) any Liquidity Bank or the Swingline Purchaser shall have notified the Deal Agent of the inability, for any reason, of such Liquidity Bank, the Swingline Purchaser or any of their assignees or participants to determine the Adjusted Eurodollar Rate, (c) any Liquidity Bank or the Swingline Purchaser shall have notified the Deal Agent of a determination by such Liquidity Bank, the Swingline Purchaser or any of their assignees or participants that the rate at which deposits of United States dollars are being offered to such Liquidity Bank, the Swingline Purchaser or any of their assignees or participants in the London interbank market does not accurately reflect the cost to such Liquidity Bank, the Swingline Purchaser, such assignee or such participant of making, funding or maintaining any Transaction, or (d) any Liquidity Bank or the Swingline Purchaser shall have notified the Deal Agent of the inability of such Liquidity Bank, the Swingline Purchaser or any of their assignees or participants to obtain United States dollars in the London interbank market to make, fund or maintain any Transaction.
“Eurodollar Reserve Percentage”: For any period means the percentage, if any, applicable during such period (or, if more than one such percentage shall be so applicable, the daily average of such percentages for those days in such period during which any such percentage shall be so applicable) under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, without limitation, any basic, emergency, supplemental, marginal or other reserve requirements) with respect to liabilities or assets consisting of or including Eurocurrency Liabilities having a term of one (1) month.
“Event of Default”: Defined in Section 10.1 of this Agreement.
“Excepted Persons”: Defined in Subsection 13.13(a) of this Agreement.
“Exception”: Defined in the Custodial Agreement.
“Excess Margin”: Defined in Subsection 2.6(a) of this Agreement.
“Exchange Act”: The Securities Exchange Act of 1934, as amended, modified, waived, supplemented, extended, restated or replaced from time to time.
“Executive Order”: Defined in Subsection 4.1(s) of this Agreement.
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“Existing Financing Facilities”: The financing facilities identified on Schedule 5 hereto.
“Extended Funding Expiration Date”: Defined in Subsection 2.4(b) of this Agreement.
“Extension Fee”: Defined in Subsection 2.4(a) of this Agreement.
“Extension Fee Payment Date”: Defined in Subsection 2.4(a) of this Agreement.
“Facility Maturity Date”: Subject to Article X, the earlier of (a) March 28, 2010, as such original Facility Maturity Date may be extended pursuant to Subsection 2.4(a) hereof, (b) the date on which the Liquidity Agreement terminates, expires or is unavailable and (c) the date on which this Agreement shall terminate in accordance with the provisions hereof or by operation of Applicable Law.
“Facility Period”: The period commencing on the Closing Date and terminating on the Funding Expiration Date.
“FDIA”: Defined in Subsection 13.20(b) of this Agreement.
“FDICIA”: Defined in Subsection 13.20(c) of this Agreement.
“Federal Funds Rate”: For any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the overnight federal funds rates as in Federal Reserve Board Statistical Release H.15(519) or any successor or substitute publication selected by the Deal Agent (or, if such day is not a Business Day, for the next succeeding Business Day), or, if, for any reason, such rate is not available on any day, the rate determined, in the sole opinion of the Deal Agent, to be the rate at which overnight federal funds are being offered in the national federal funds market at 9:00 a.m. Charlotte, North Carolina time.
“Fee Letter”: The Fee Letter, dated as of even date herewith, between the Deal Agent, the Purchaser and the Seller, as amended, modified, waived, supplemented, extended, restated or replaced from time to time.
“FFO”: For any given period, (a) Net Income of ART and its Consolidated Subsidiaries for such period (before extraordinary and non–recurring items), minus (or plus) (b) gains (or losses) from debt restructuring and sales of property during such period, plus (c) depreciation and amortization of real and personal property assets for such period, plus (d) without duplication, income from unconsolidated partnerships and joint ventures, determined in each case in accordance with GAAP.
“Final Maturity Date”: Defined in Subsection 2.4(a) of this Agreement.
“Financial Covenants”: The covenants set forth in Subsections 5.1(bb)–(dd) and (ff)–(hh).
“FIRREA Appraisal”: An appraisal prepared by an independent third–party appraiser approved in writing by the Deal Agent in its reasonable discretion and satisfying the requirements of Title XI of the Federal Institutions, Reform, Recovery and Enforcement Act of 1989 (as supplemented, amended, modified and replaced from time to time) and the regulations promulgated thereunder, as in effect on the date of such appraisal.
“Fitch”: Fitch Ratings, Inc.
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“Fixed Charge Coverage Ratio”: For ART and its Subsidiaries during any period, (a) the sum of EBITDA plus 450 Income for such period (without duplication), divided by (b) the Fixed Charges for the same period.
“Fixed Charges”: For ART and its Consolidated Subsidiaries during any period, the sum of (without duplication) (a) Debt Service, (b) all Preferred Dividends required to be paid during such period, (c) Capital Lease Obligations required to be paid during such period, and (d) all payments due under any ground lease.
“Foreclosed Loan”: A loan the security for which has been foreclosed upon by the Seller.
“Funding Expiration Date”: Subject to Article X, the earliest of (i) March 28, 2008, as such date may be extended pursuant to Subsection 2.4(b) of this Agreement, (ii) the date on which the Liquidity Agreement terminates, expires or is unavailable, and (iii) the date on which the Funding Expiration Date shall occur in accordance with the provisions hereof or by operation of Applicable Law.
“GAAP”: Generally accepted accounting principles as in effect from time to time in the United States, consistently applied.
“Governmental Authority”: Any nation or government, any state or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any body or entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, any court or arbitrator having jurisdiction over such Person, any of its Subsidiaries or any of its Properties, and any accounting board or authority (whether or not a part of government) that is responsible for the establishment or interpretation of national or international accounting principles, in each case whether foreign or domestic.
“Ground Lease”: With respect to any Commercial Real Estate Loan for which the Borrower has a leasehold interest in the related Mortgaged Property or space lease within such Mortgaged Property, the lease agreement creating such leasehold interest.
“Guarantee Obligation”: Means, as to any Person (the “guaranteeing person”), without duplication, any obligation of (a) the guaranteeing person or (b) another Person (including, without limitation, any bank under any letter of credit) to induce the creation of the obligations for which the guaranteeing person has issued a reimbursement, counterindemnity or similar obligation, in either case guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends, Contractual Obligation, Derivatives Contract or other obligations (the “primary obligations”) of any other third Person (the “primary obligor”) in any manner, whether directly or indirectly, including, without limitation, any obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (1) for the purchase or payment of any such primary obligation or (2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided, however, that the term Guarantee Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the maximum stated amount of the primary obligation relating to such Guarantee Obligation (or, if less, the maximum stated liability set forth in the instrument embodying such Guarantee Obligation); provided, however, that in the absence of any such stated amount or stated liability, the
Master Repurchase Agreement
(VFCC and Arbor)

amount of such Guarantee Obligation shall be such guaranteeing person’s maximum reasonably anticipated liability in respect thereof as reasonably determined by such Person in good faith.
“Guarantor”: Individually and collectively, ART, Arbor Realty and ARSR, as joint and several guarantors under the Guaranty.
“Guaranty”: The Guaranty, dated as of even date herewith, executed by the Guarantors in favor of the Deal Agent as agent for the Secured Parties, the Purchaser and the other Secured Parties, as amended, modified, waived, supplemented, extended, restated or replaced from time to time.
“H.15”: Federal Reserve Statistical Release H.15.
“Homewood Account Control Agreement”: An executed account control agreement granting control over the Homewood Interest Reserve identified therein to the Deal Agent as agent for the Secured Parties, as amended, modified, restated, replaced, waived, substituted, supplemented or extended from time to time.
“Homewood Interest Reserve”: The account maintained at Wachovia identified in the Account Agreement into which the interest reserve for the senior mortgage loan under the Homewood Purchased Asset shall be held. The terms and provisions governing the Purchaser’s withdrawal of funds from the Homewood Interest Reserve and the payment thereof shall be set forth in the Confirmation for the Homewood Purchased Asset; provided, however, (i) no amounts withdrawn from the Homewood Interest Reserve shall be paid to the Seller after an Event of Default and (ii) after an event of default under the Mortgage Loan Documents for the Homewood Purchased Asset, and subject to the terms of the Mortgage Loan Documents for the Homewood Purchased Asset, the Purchaser shall be entitled to withdraw all of the funds in the Homewood Interest Reserve and apply such funds to the outstanding Purchase Price for the Homewood Purchased Asset and any other Obligations.
“Homewood Purchased Asset”: The senior mortgage Whole Loan referred to as Homewood Village Resorts in Placer County, California, which is to be purchased by the Purchaser or its designee from Arbor Realty under this Agreement.
“Income”: With respect to each Purchased Item and to the extent of the Seller’s or the holder’s interest therein, at any time, all of the following: all payments, collections, prepayments, recoveries, proceeds (including, without limitation, insurance and condemnation proceeds) and all other payments or amounts of any kind or nature whatsoever paid, received, collected, recovered or distributed on, in connection with or in respect of the Purchased Assets, the Purchased Items, the Pledged Collateral or any other collateral for the Obligations under the Facility, including, without limitation, principal payments, interest payments, principal and interest payments, prepayment fees, extension fees, exit fees, defeasance fees, transfer fees, late charges, late fees and all other fees or charges of any kind or nature, premiums, yield maintenance charges, penalties, default interest, dividends, gains, receipts, allocations, rents, interests, profits, payments in kind, returns or repayment of contributions and all other distributions, payments and other amounts of any kind or nature whatsoever payable thereon, in connection therewith, or with respect thereto, together with amounts received from any Interest Rate Protection Agreement and amounts withdrawn from the Homewood Interest Reserve by the Purchaser; provided, however, (i) prior to an Event of Default, the Seller may net the Servicing Fee from Income and (ii) Income shall not include any Borrower Reserve Payments unless the Seller, a Servicer or a PSA Servicer has exercised rights with respect to such payments under the terms of the related Mortgage Loan Documents, the Servicing Agreements or the Pooling and Servicing Agreements, as applicable.
“Increased Costs”: Any amounts required to be paid by the Seller to the Deal Agent, the Purchaser or any Affected Party pursuant to Section 2.13 of this Agreement.
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“Indebtedness”: Means, with respect to Person (in reference to ART and its Subsidiaries, Person shall mean ART and its Consolidated Subsidiaries determined on a consolidated basis), at the time of computation thereof, all of the following (without duplication): (a) all obligations of such Person in respect of money borrowed (including without limitation principal, interest, assumption fees (to the extent they are due during the period in question), prepayment fees (to the extent it is due during the period in question), contingent interest (to the extent they are due during the period in question), and other monetary obligations whether choate or inchoate); (b) all obligations of such Person, whether or not for money borrowed (i) represented by notes payable, letters of credit, or drafts accepted, in each case representing extensions of credit, (ii) evidenced by bonds, debentures, notes or similar instruments, or (iii) constituting purchase money indebtedness, conditional sales contracts, title retention debt instruments or other similar instruments, upon which interest charges are customarily paid or that are issued or assumed as full or partial payment for property or services rendered; (c) Capital Lease Obligations of such Person; (d) all reimbursement obligations of such Person under any letters of credit or acceptances (whether or not the same have been presented for payment); (e) all Off–Balance Sheet Obligations of such Person; (f) all obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any Mandatory Redeemable Stock issued by such Person or any other Person (inclusive of forward equity contracts), valued at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends; (g) as applicable, all obligations of such Person (but not the obligation of others) in respect of any keep well arrangements, credit enhancements, contingent or future funding obligations under any Eligible Asset or any obligation senior to the Eligible Asset, unfunded interest reserve amount under any Eligible Asset or any obligation that is senior to the Eligible Asset, purchase obligation, repurchase obligation, takeout commitment or forward equity commitment, in each case evidenced by a binding agreement (excluding any such obligation to the extent the obligation can be satisfied by the issuance of Equity Interests (other than Mandatory Redeemable Stock)); (h) net obligations under any Derivative Contract not entered into as a hedge against existing Indebtedness, in an amount equal to the Derivatives Termination Value thereof; (i) all Indebtedness of other Persons which such Person has guaranteed or is otherwise recourse to such Person (except for guaranties of customary exceptions for fraud, misapplication of funds, environmental indemnities and other similar exceptions to recourse liability (but not exceptions relating to bankruptcy, insolvency, receivership or other similar events)); (j) all Indebtedness of another Person secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien (other than certain Permitted Liens) on property or assets owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness or other payment obligation; provided, however, if such Person has not assumed or become liable for the payment of such Indebtedness, then for the purposes of this definition the amount of such Indebtedness shall not exceed the market value of the property subject to such Lien and (k) Contingent Liabilities.
“Indemnified Amounts”: Defined in Subsection 11.1(a) of this Agreement.
“Indemnified Parties”: Defined in Subsection 11.1(a) of this Agreement.
“Independent Director”: A natural Person who (a) is not at the time of initial appointment as Independent Director, and may not have been at any time during the five (5) years preceding such initial appointment or at any time while serving as Independent Director, (i) a stockholder, partner, member or direct or indirect legal or beneficial owner of the Seller, the Guarantor or any Affiliate of the Seller or the Guarantor; (ii) a contractor, creditor, customer, supplier, director (with the exception of serving as the Independent Director of the Seller), officer, employee, attorney, manager or other Person who derives any of its purchases or revenues from its activities with the Seller, the Guarantor or any Affiliate of the Seller or the Guarantor; (iii) a natural Person who controls (directly or indirectly or otherwise) the Seller, the Guarantor or any Affiliate of the Seller or Guarantor or who controls or is under common control with
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any Person that would be excluded from serving as an Independent Director under (i) or (ii), above; or (iv) a member of the immediate family of a natural Person excluded from servicing as an Independent Director under (i) or (ii) above and (b) otherwise satisfies the then current requirements of the Rating Agencies. A Person who is an employee of a nationally recognized organization that supplies independent directors and who otherwise satisfies the criteria in clause (a) but for the fact that such organization receives payment from Seller or Guarantor for providing such independent director shall not be disqualified from serving as an Independent Director hereunder.
“Insolvency Event”: With respect to a specified Person, (a) the filing of a decree or order for relief by a court having jurisdiction in the premises in respect of such Person or any substantial part of its Property in an involuntary case under any applicable Insolvency Law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its Property, or ordering the winding–up or liquidation of such Person’s affairs, and such decree or order shall remain unstayed and in effect for a period of ninety (90) consecutive days; or (b) the commencement by such Person of a voluntary case under any applicable Insolvency Law now or hereafter in effect, or the consent by such Person to the entry of an order for relief in an involuntary case under any such law, or the consent by such Person to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its Property, or the making by such Person of any general assignment for the benefit of creditors, or the failure by such Person generally to pay its debts as such debts become due, or the taking of action by such Person in furtherance of any of the foregoing.
“Insolvency Laws”: The Bankruptcy Code and all other applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, receivership, insolvency, reorganization, suspension of payments or similar debtor relief laws from time to time in effect affecting the rights of creditors generally.
“Insolvency Proceeding”: Any case, action or proceeding before any court or other Governmental Authority relating to any Insolvency Event.
“Instrument”: Any “instrument” (as defined in Article 9 of the UCC), other than an instrument that constitutes part of chattel paper.
“Interest Expense”: For ART and its Consolidated Subsidiaries, the total interest expense incurred (in accordance with GAAP), including capitalized or accruing interest (but excluding interest funded under a construction loan), by ART and its Consolidated Subsidiaries on a consolidated basis, without duplication for the most recent period.
“Interest Rate Protection Agreement”: With respect to any or all of the Mortgage Assets, (i) any Derivatives Contract required under the terms of the related Mortgage Loan Documents providing for protection against fluctuations in interest rates or the exchange of nominal interest obligations, either generally or under specific contingencies, and acceptable to the Purchaser in its discretion and (ii) any Derivatives Contract put in place by the Seller, the Guarantor or any Affiliate of the foregoing with respect to any Mortgage Asset.
“Investment”: Means, with respect to any Person, any acquisition or investment (whether or not of a controlling interest) by such Person, whether by means of (a) the purchase or other acquisition of any Equity Interest in another Person, (b) a loan, advance or extension of credit to, capital contribution to, guaranty or credit enhancement of Indebtedness of, or purchase or other acquisition of any Indebtedness of, another Person, including any partnership or joint venture interest in such other Person, or (c) the purchase or other acquisition (in one transaction or a series of transactions) of assets of another Person that constitute the business or a division or operating unit of another Person. Any binding commitment or
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option to make an Investment in any other Person shall constitute an Investment. Except as expressly provided otherwise, for purposes of determining compliance with any covenant contained in the Repurchase Documents, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment.
“Investment Grade Rating”: A rating of at least BBB– (or the equivalent) by two (2) or more Rating Agencies.
“Issuer”: VFCC and any other Purchaser whose principal business consists of issuing commercial paper or other securities to fund its acquisition or maintenance of receivables, accounts, instruments, chattel paper, general intangibles and other similar assets.
“Joinder Agreement”: A Joinder Agreement substantially in the form of Exhibit XIV attached hereto and made a part hereof between the Purchaser, the Seller and a Co–Seller under a Preferred Equity Interest.
“Junior Interest”: (a) A senior, pari passu or junior participation interest in a performing Commercial Real Estate Loan or (b) a senior, pari passu or junior note or certificate in an “A/B” or similar structure in a performing Commercial Real Estate Loan.
“Junior Interest Document”: The original executed promissory note, Participation Certificate, Participation Agreement and any other evidence of a Junior Interest, as applicable.
“Land Loans”: A Commercial Real Estate Loan secured by entitled land intended for construction, which loan is acceptable to the Purchaser in its discretion. Land Loans are not Eligible Assets unless deemed so on a case by case basis in the Purchaser’s discretion.
“Late Payment Fee”: Defined in Subsection 2.5(a) of this Agreement.
“Lead Based Paint”: Paint containing more than 0.5% lead by dry weight.
“LIBOR Rate”: For any day during any Accrual Period and any Transaction or portion thereof, a rate per annum equal to:
     (i) the posted rate for thirty (30) day deposits in United States Dollars appearing on Telerate page 3750 as of 11:00 a.m. (London time) on the Business Day which is the second (2nd) Business Day immediately preceding the applicable Purchase Date (with respect to the initial Accrual Period for such Transaction) and as of the second (2nd) Business Day immediately preceding the first (1st) day of the applicable Accrual Period (with respect to all subsequent Accrual Periods for such Transaction); or
     (ii) if no such rate appears on Telerate page 3750 at such time and day, then the LIBOR Rate shall be determined by Wachovia at its principal office in Charlotte, North Carolina as its rate (each such determination, absent manifest error, to be conclusive and binding on all parties hereto and their assignees) at which thirty (30) day deposits in United States Dollars are being, have been, or would be offered or quoted by Wachovia to major banks in the applicable interbank market for Eurodollar deposits at or about 11:00 a.m. (Charlotte, North Carolina time) on such day.
“Lien”: Any mortgage, lien, pledge, charge, right, claim, security interest or encumbrance of any kind of or on any Person’s assets or properties in favor of any other Person (including any UCC financing statement or any similar instrument filed against such Person’s assets or properties).
Master Repurchase Agreement
(VFCC and Arbor)

“Liquidity”: An amount equal to the (a) sum of (without duplication) (i) the amount of unrestricted cash and unrestricted Cash Equivalents, plus (ii) the Excess Margin, plus (iii) excess margin under the Bank Repurchase Facility (if any), plus (iv) borrowing availability under the Working Capital Facility, in each case in clause (i), (ii), (iii), and (iv), solely to the extent that such amounts exceed the amounts necessary to satisfy at such time all of the Financial Covenants hereunder and all financial covenants under the (1) Bank Repurchase Facility (if any) and (2) the Working Capital Facility, in each case to the extent ART continues to be in compliance thereof, less, (b) amounts necessary to satisfy Margin Deficits under this Agreement and margin deficits under the Bank Repurchase Facility (if any).
“Liquidity Agent”: Wachovia and any successor to Wachovia under the Liquidity Agreement.
“Liquidity Agreement”: The Liquidity Purchase Agreement, dated as of an even date herewith, among VFCC, as the seller, the Liquidity Banks named therein, WCM as the deal agent and the documentation agent, and Wachovia, as the Liquidity Agent, and any other liquidity agreement applicable to a Purchaser that is a commercial paper conduit, each as amended, modified, restated, replaced, waived, substituted, supplemented or extended from time to time.
“Liquidity Banks”: The Person or Persons who provide liquidity support to VFCC or any other Purchaser that is a commercial paper conduit pursuant to the Liquidity Agreement or other liquidity agreement in connection with the issuance of Commercial Paper Notes.
“Loan–to–Value Ratio” or “LTV”: With respect to any Mortgage Asset or Purchased Asset, as applicable, the ratio of the outstanding principal amount of such Mortgage Asset at the time of a Transaction for such Mortgage Asset to the market value of the related Underlying Mortgaged Property at such time, as determined by the Deal Agent in its discretion, as such LTV may be adjusted by the Deal Agent as the Deal Agent determines in its discretion; provided, however, that all such calculations shall be made taking into account any senior or pari passu debt or other obligations secured directly or indirectly by the applicable Underlying Mortgaged Property.
“LTC”: With respect to any Mortgage Asset or Purchased Asset, as applicable, that is a Bridge Loan, as of any date of determination, the ratio of the outstanding principal amount of such Eligible Asset or Purchased Asset, as applicable, to the Construction Costs for such Eligible Asset or Purchased Asset, as applicable; provided, however, that all such calculations shall be made taking into account any senior or pari passu debt or other obligations secured directly or indirectly by the applicable Underlying Mortgaged Property.
“Mandatory Redeemable Stock”: Means, with respect to any Person and any Subsidiary thereof, any Equity Interest of such Person which by the terms of such Equity Interest (or by the terms of any security into which it is convertible or for which it is exchangeable or exercisable), upon the happening of any event or otherwise (a) matures or is required to be redeemed, pursuant to a sinking fund obligation or otherwise (other than an Equity Interest to the extent redeemable in exchange for common stock or other equivalent common Equity Interest), (b) is convertible into or exchangeable or exercisable for Indebtedness or Mandatory Redeemable Stock, or (c) is redeemable at the option of the holder thereof, in whole or in part (other than an Equity Interest which is redeemable solely in exchange for common stock or other equivalent common Equity Interest); in each case, on or prior to the maturity date of the Agreement.
“Margin Base”: On any day, the aggregate Asset Value of all Purchased Assets.
“Margin Deficit”: Defined in Subsection 2.7(a) of this Agreement.
Master Repurchase Agreement
(VFCC and Arbor)

“Margin Deficit Notice”: Defined in Subsection 2.7(a) of this Agreement.
“Market Value”: As of any date in respect of any Mortgage Asset, the price at which such Mortgage Asset could readily be sold, as determined by the Deal Agent in its discretion (which price may be determined to be zero).
“Material Adverse Effect”: A material adverse effect on (a) the Property, business, operations, financial condition or prospects of the Seller, the Guarantor or the Pledgor, (b) the ability of each of the Seller, the Guarantor or the Pledgor to perform its obligations under any of the Repurchase Documents to which it is a party, (c) the validity or enforceability of any of the Repurchase Documents, (d) the rights and remedies of the Purchaser under any of the Repurchase Documents, (e) the timely payment of any amounts payable under the Repurchase Documents, or (f) the Asset Value of the Purchased Assets.
“Materials of Environmental Concern”: Any mold, petroleum (including, without limitation, crude oil or any fraction thereof), petroleum products or by–products (including, without limitation, gasoline), or any hazardous, toxic or harmful substances, materials, wastes, pollutants or contaminants, defined as such in or regulated under any Environmental Law, including, without limitation, asbestos, asbestos containing materials, polychlorinated biphenyls, urea–formaldehyde insulation, radioactive materials, Lead Based Paint, Toxic Mold, flammable explosives and radon.
“Maximum Amount”: Subject to Subsection 2.3(a), $425,000,000, as such amount may, pursuant to a written request of the Seller, be increased one or more times during the Facility Period in the Purchaser’s discretion (but in all events subject to the Purchaser obtaining internal credit and other approvals) up to but not in the excess of $750,000,000; provided, however, on and after the Facility Maturity Date, the Maximum Amount shall mean the aggregate Purchase Price outstanding for all Transactions.
“Maximum LTC”: With respect to any Mortgage Asset or Purchased Asset, as applicable, that is a Bridge Loan, at any time the LTC for related Underlying Mortgaged Property set forth on Schedule 1 to the Fee Letter under the heading “End LTC” for the applicable Class of such Mortgage Asset or Purchased Asset, as applicable; provided, however, that all such calculations shall be made taking into account any senior or pari passu debt secured directly or indirectly by the applicable Underlying Mortgaged Property.
“Maximum LTV”: With respect to any Mortgage Asset or Purchased Asset, as applicable, at any time, the Loan–to–Value Ratio for the related Underlying Mortgaged Property set forth on Schedule 1 to the Fee Letter under the heading “End LTV” for the applicable Class of such Mortgage Asset or Purchased Asset, as applicable; provided, however, that all such calculations shall be made taking into account any senior or pari passu debt secured directly or indirectly by the applicable Underlying Mortgaged Property.
“Mezzanine Collateral”: Defined in Schedule 1, Part II.
“Mezzanine Loan”: A performing mezzanine loan secured by pledges of all (but not less than all) the Equity Interest of the Person that owns income producing Commercial Real Estate.
“Mezzanine Note”: The original executed promissory note or other evidence of Mezzanine Loan indebtedness.
“Minimum DSCR”: With respect to any Eligible Asset or Purchased Asset, as applicable, at any time, the DSCR for the related Underlying Mortgaged Property set forth on Schedule 1 to the Fee Letter under the heading “DSCR” for the applicable Class of such Mortgage Asset or Purchased Asset, as applicable;
Master Repurchase Agreement
(VFCC and Arbor)

provided, however, that all such calculations shall be made taking into account any senior or pari passu debt secured directly or indirectly by the applicable Underlying Mortgaged Property.
“Moody’s”: Moody’s Investors Service, Inc., and any successor thereto.
“Mortgage”: Each mortgage, assignment of rents, security agreement and fixture filing, or deed of trust, assignment of rents, security agreement and fixture filing, or similar instrument creating and evidencing a Lien on real property, fixtures and other property and rights incidental thereto.
“Mortgage Asset”: An Assignment of a Whole Loan, a Junior Interest, a Mezzanine Loan, a Bridge Loan, a Preferred Equity Interest or, as applicable, a Construction Loan or Land Loan, in each case, the Underlying Mortgaged Property for which is included in the categories for Types of Mortgage Assets. Mortgage Assets shall not include any Retained Interest (if any).
“Mortgage Asset File”: Defined in the Custodial Agreement.
“Mortgage Asset File Checklist”: Defined in the Custodial Agreement.
“Mortgage Loan Documents”: Defined in the Custodial Agreement.
“Mortgage Note”: The original executed promissory note or other evidence of the Indebtedness of a Borrower with respect to a Mortgage Asset.
“Mortgaged Property”: The Commercial Real Estate (including all improvements, buildings, fixtures, building equipment and personal property thereon and all additions, alterations and replacements made at any time with respect to the foregoing) and all other collateral securing repayment of the debt evidenced by a Mortgage Note or a Junior Interest Document.
“Mortgagee”: The record holder of a Mortgage Note secured by a Mortgage.
“Multiemployer Plan”: A “multiemployer plan” as defined in Section 4001(a)(3) of ERISA that is or was at any time during the current year or the immediately preceding five (5) years contributed to by the Seller, the Guarantor or any ERISA Affiliate on behalf of its employees.
“Net Cash Flow”: With respect to any Underlying Mortgaged Property, for any period, the Net Income (or deficit) attributable to such property for such period, determined in accordance with GAAP, less the amount of all (a) capital expenditures incurred, (b) reserves established, (c) leasing commissions paid (other than commissions paid from reserves held under the Mortgage Loan Documents) and (d) tenant improvements paid during such period (other than tenant improvements paid from reserves held under the Mortgage Loan Documents) in each case attributable to such property, plus all non–cash charges deducted in the calculation of such net income.
“Net Income”: With respect to ART and its Subsidiaries determined on a consolidated basis for any period, the net income of ART and its Subsidiaries determined on a consolidated basis for such period as determined in accordance with GAAP.
“Net Total Liabilities”: Total Liabilities minus the sum of (a) aggregate principal amount outstanding under the Eligible Subordinated Debt and (b) deferred revenues relating to the 450 Transaction to the extent classified as a liability according to GAAP.
Master Repurchase Agreement
(VFCC and Arbor)

“Non–Recourse Indebtedness”: Means, with respect to any Person, Indebtedness for borrowed money in respect of which recourse for payment (except for customary exceptions for fraud, misapplication of funds, environmental indemnities, and other similar exceptions to non–recourse provisions (but not exceptions relating to bankruptcy, insolvency, receivership or other similar events)) is contractually limited to specific assets of such Person encumbered by a Lien securing such Indebtedness.
“Non–Table Funded Purchased Asset”: A Purchased Asset that is not a Table Funded Purchased Asset.
“Non–Wachovia Assets”: Any Mortgage Asset issued or extended by a Person other than Wachovia Corporation or an Affiliate of Wachovia Corporation.
“Obligations”: Defined in Subsection 8.1(a) of this Agreement.
“OFAC”: The U.S. Department of the Treasury’s Office of Foreign Assets Control.
“OFAC Regulations”: The regulations promulgated by OFAC, as amended from time to time.
“Off–Balance Sheet Obligations”: With respect to any Person (in reference to ART and its Subsidiaries, Person shall mean ART and its Consolidated Subsidiaries determined on a consolidated basis) as of any date of determination thereof, without duplication and to the extent not included as a liability on the consolidated balance sheet of ART and its Consolidated Subsidiaries in accordance with GAAP: (a) the monetary obligations under any financing lease or so–called “synthetic,” tax retention or off–balance sheet lease transaction which, upon the application of any Insolvency Laws to such Person or any of its Consolidated Subsidiaries, would be characterized as indebtedness; (b) the monetary obligations under any sale and leaseback transaction which does not create a liability on the consolidated balance sheet of such Person and its Consolidated Subsidiaries; or (c) any other monetary obligation arising with respect to any other transaction which (i) is characterized as indebtedness for tax purposes but not for accounting purposes in accordance with GAAP or (ii) is the functional equivalent of or takes the place of borrowing but which does not constitute a liability on the consolidated balance sheet of such Person and its Consolidated Subsidiaries (for purposes of this clause (c), any transaction structured to provide tax deductibility as interest expense of any dividend, coupon or other periodic payment will be deemed to be the functional equivalent of a borrowing).
“Officer’s Certificate”: A certificate signed by a Responsible Officer of the Seller or the Guarantor, as applicable.
“Operating Account”: The account of the Seller set forth on Schedule 3 hereto.
“Opinion of Counsel”: A written opinion of counsel, which opinion and counsel are acceptable to the Deal Agent in its sole discretion.
“Originator”: With respect to each Mortgage Asset, the Person who originated such Mortgage Asset.
“Other Costs”: Defined in Subsection 13.9(c) of this Agreement.
“Participation Agreement”: Defined in the Custodial Agreement.
“Participation Certificate”: Defined in the Custodial Agreement.
“Payment Date”: The next to the last Business Day of each calendar month.
Master Repurchase Agreement
(VFCC and Arbor)

“PBGC”: The Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.
“Pension Plans”: Defined in Subsection 4.1(u) of this Agreement.
“Periodic Advance Repurchase Payment”: Defined in Subsection 2.5(a) of this Agreement.
“Permitted Indebtedness”: With respect to Preferred Equity Interests, Indebtedness that is permitted under the related Mortgage Loan Documents and disclosed in writing to the Deal Agent in a Transaction Request and a Confirmation.
“Permitted Investments”: Investments of any one or more of the following types:
          (a) marketable obligations of the United States, the full and timely payment of which are backed by the full faith and credit of the United States of America and that have a maturity of not more than 270 days from the date of acquisition;
          (b) marketable obligations, the full and timely payment of which are directly and fully guaranteed by the full faith and credit of the United States and that have a maturity of not more than 270 days from the date of acquisition;
          (c) bankers’ acceptances and certificates of deposit and other interest–bearing obligations (in each case having a maturity of not more than 270 days from the date of acquisition) denominated in dollars and issued by any bank with capital, surplus and undivided profits aggregating at least $100,000,000, the short–term obligations of which are rated of least A–1 by S&P and P–1 by Moody’s;
          (d) repurchase obligations with a term of not more than ten (10) days for underlying securities of the types described in clauses (a), (b) and (c) above entered into with any bank of the type described in clause (c) above;
          (e) commercial paper rated at least A–1 by S&P and P–1 by Moody’s;
          (f) demand deposits, time deposits or certificates of deposit (having original maturities of no more than 365 days) of depository institutions or trust companies incorporated under the laws of the United States of America or any state thereof (or domestic branches of any foreign bank) and subject to supervision and examination by federal or state banking or depository institution authorities; provided, however, that at the time such investment, or the commitment to make such investment, is entered into, the short–term debt rating of such depository institution or trust company shall be at least A–1 by S&P and P–1 by Moody’s; and
          (g) money market mutual funds possessing the highest available rating from S&P and Moody’s.
“Permitted Liens”: Any of the following as to which no enforcement, collection, execution, levy or foreclosure proceeding shall have been commenced: (a) Liens for state, municipal or other local taxes if such taxes shall not at the time be due and payable, (b) Liens imposed by Applicable Law, such as materialmen’s, mechanics’, carriers’, workmen’s and repairmen’s Liens and other similar Liens, arising in the ordinary course of business securing obligations that are not overdue for a period of more than thirty (30) days, (c) Liens granted pursuant to or by the Repurchase Documents, and (d) in the case of the Purchased Assets only and not the Seller’s interest therein, with respect to any Underlying Mortgaged Property, Liens which are permitted pursuant to the terms of the Mortgage Loan Documents.
Master Repurchase Agreement
(VFCC and Arbor)

“Person”: An individual, partnership, corporation (including a business trust), limited liability company, joint stock company, trust, unincorporated association, sole proprietorship, joint venture, government (or any agency or political subdivision thereof) or other entity.
“Plan”: An employee benefit or other plan established or maintained by any Seller, the Guarantor or any ERISA Affiliate and covered by Title IV of ERISA, other than a Multiemployer Plan.
“Plan Party”: Defined in Subsection 13.22(c) of this Agreement.
“Pledge Agreement”: The Pledge and Security Agreement, dated as of the date hereof, executed by ARSR in favor of the Deal Agent as agent for the Secured Parties, as amended, modified, waived, supplemented, extended, restated or replaced from time to time.
“Pledged Collateral”: Defined in the Pledge and Security Agreement.
“Pledgor”: ARSR.
“Pooling and Servicing Agreements”: Any and all pooling and servicing agreements governing servicing and other matters entered into in connection with a securitization of the senior interest in a Mortgage Asset, where such transaction is rated by one (1) or more Rating Agencies.
“Post–Default Rate”: In respect of any day a Transaction is outstanding or any other amount under this Agreement or any other Repurchase Document is not paid when due to the Deal Agent, the Purchaser, any Secured Party or any other Affected Party at the stated Repurchase Date or otherwise when due (a “Post–Default Day”), a rate per annum determined on a 360 day per year basis during the period from and including the due date to but excluding the date on which such amount is paid in full equal to the applicable Rate plus 500 basis points.
“Preferred Dividends”: Means, for any period and without duplication, all Restricted Payments paid or required to be paid during such period on Preferred Securities issued by ART or a Consolidated Subsidiary. Preferred Dividends shall not include dividends or distributions (a) paid or payable solely in Equity Interests (other than Mandatory Redeemable Stock) payable to holders of such class of Equity Interests; (b) paid or payable to ART or a Consolidated Subsidiary; or (c) constituting or resulting in the redemption of Preferred Securities, other than scheduled redemptions not constituting balloon, bullet or similar redemptions in full.
“Preferred Equity Grantor”: The entity in which a Preferred Equity Interest represents an investment.
“Preferred Equity Interest”: The entire Equity Interest representing the preferred equity interest in an entity that owns Commercial Real Estate, including, but not limited to, all equity interests representing a dividend on any of the Equity Interest of the Preferred Equity Grantor or representing a distribution or return of capital upon or in respect of the Equity Interest of the Preferred Equity Grantor, in each case as it relates to a Preferred Equity Interest; provided, however, (i) such Preferred Equity Interest must contain a synthetic maturity feature acceptable to the Deal Agent in its discretion, (ii) the Purchaser’s funding of the Preferred Equity Interest is subject to regulatory and compliance criteria, and (iii) the Deal Agent reserves the right to require that each Preferred Equity Interest be acquired by and transferred to the Purchaser or its designee by a special purpose entity as a Co–Seller under the Agreement and for the Co–Seller to execute a Joinder Agreement as a condition to the purchase of the Preferred Equity Interest. All references to, and calculations required to be made in respect of, any principal and/or interest associated with any Mortgage Asset, shall, with respect to Mortgage Assets consisting of Preferred Equity Interests,
Master Repurchase Agreement
(VFCC and Arbor)

be deemed to refer, respectively, to the face amount of such Preferred Equity Interest and the preferred return or yield (however such terms are denominated, as set forth in the related Mortgage Loan Documents), whether payable or accrued.
“Preferred Equity Interest Documents”: Defined in the Custodial Agreement.
“Preferred Equity Security Agreement”: The Preferred Equity Interest Pledge and Security Agreement, dated as of the date hereof, executed by the Seller in favor of the Deal Agent, as amended, modified, waived, supplemented, extended, restated or replaced from time to time.
“Preferred Securities”: Means, with respect to any Person, Equity Interest in such Person that are entitled to preference or priority over any other Equity Interest in such Person in respect of the payment (or accrual) of dividends or distribution of assets upon liquidation, or both.
“Price Differential”: For each Accrual Period and each Transaction outstanding, the sum of the products (for each day during such Accrual Period) of:

PR x PP x	1 D

where:

	PR	=	the Pricing Rate applicable on such day;

	PP	=	the Purchase Price for such Transaction on such day; and

	D	=	360 or, to the extent the Rate is based on the Base Rate, 365 or 366 days, as applicable;
provided, however, that (i) no provision of this Agreement shall require the payment or permit the collection of any Price Differential in excess of the maximum permitted by Applicable Law and (ii) the Price Differential shall not be considered paid by any distribution if at any time such distribution is rescinded or must otherwise be returned for any reason.
“Pricing Rate”: With respect to any Transaction, as of any date of determination, a rate per annum equal to the sum of (a) the applicable Rate on such date plus (b) the applicable Pricing Spread for such Mortgage Asset or Purchased Asset, as applicable, on such date.
“Pricing Spread”: The spreads set forth on Schedule 1 to the Fee Letter corresponding to the Classes of Mortgage Assets or Purchased Assets, as applicable, set forth therein; provided, however, from and after an Event of Default, the Pricing Spread for each Transaction shall be increased an additional 500 basis points.
“Prime Rate”: The rate announced by Wachovia from time to time as its prime rate in the United States, such rate to change as and when such designated rate changes. The Prime Rate is not intended to be the lowest rate of interest charged by Wachovia in connection with extensions of credit to debtors.
“Prohibited Person”: Means (i) a Person that is listed in the annex to, or is otherwise subject to the provisions of, Executive Order No. 13224, (ii) a Person owned or controlled by, or acting for or on behalf of, any Person that is listed in the annex to, or is otherwise subject to the provisions of, Executive Order No. 13224, (iii) a Person with whom the Seller, the Guarantor and/or the Pledgor is prohibited from dealing or otherwise engaging in any transaction by any Anti–Terrorism Law, (iv) a Person who commits, threatens or conspires to commit or supports “terrorism” as defined in Executive Order No. 13224, (v) an agency of the government of, an organization directly or indirectly controlled by, or a Person resident in,
Master Repurchase Agreement
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a country that is subject to a sanctions program identified on the list maintained by OFAC and available at http://www.treas.gov/offices/eotffc/ofac/sanctions/index.html, or as otherwise published from time to time, as such program may be applicable to such agency, organization or person, (vi) a Person that is named as a “specially designated national or blocked person” on the most current list maintained or published by OFAC and available at http://www.treas.gov/offices/eotffc/ofac/sdn.index.html or at any replacement website or in any other official publication of such list, and (vii) a Person who is affiliated with a Person described in clauses (i)–(vi) above.
“Property”: Any right or interest in or to property of any kind whatsoever, whether real, personal or mixed, and whether tangible or intangible.
“PSA Servicer”: A third party servicer (other than the Seller) servicing all or a portion of the Purchased Assets under a Pooling and Servicing Agreement.
“Purchase Agreement”: Any purchase agreement by and between the Seller and any third party, including, without limitation, any Affiliate of the Seller, pursuant to which the Seller has purchased Mortgage Assets subsequently sold to the Purchaser or its designee hereunder.
“Purchase Date”: The date on which Eligible Assets are transferred by the Seller to the Purchaser or its designee (including the Custodian).
“Purchase Price”: On each Purchase Date, the price at which Eligible Assets are transferred by the Seller to the Purchaser or its designee (including the Custodian), which shall equal the Asset Value for such Eligible Assets on the Purchase Date (but in any case such Purchase Price shall not exceed the unpaid principal amount of such Eligible Asset), (x) decreased by the amount of any principal payments or prepayments transferred by the Seller to the Deal Agent as agent for the Secured Parties pursuant to Subsection 2.3 and/or Section 2.7 or applied to reduce the Seller’s obligations in respect of principal under Section 2.8 hereof and (y) increased by any increases in the Purchase Price pursuant to Section 2.6.
“Purchased Asset Data Summary”: Defined in Subsection 5.1(t)(vi) of this Agreement.
“Purchased Assets”: The Eligible Assets sold by the Seller to the Purchaser pursuant to a Transaction in accordance with Article II.
“Purchased Items”: Defined in Subsection 8.1(a) of this Agreement.
“Purchaser”: Individually or collectively as the context requires, VFCC, the Swingline Purchaser, any other Person that becomes a Purchaser under the Repurchase Documents and the successors and assigns of the foregoing.
“Rate”: For any Accrual Period and for each Transaction outstanding and for each day during such Accrual Period:
          (a) to the extent the Purchaser has funded the applicable Transaction through the issuance of commercial paper, a rate equal to the applicable CP Rate; or
          (b) to the extent the Purchaser did not fund the applicable Transaction through the issuance of commercial paper, a rate equal to the Alternative Rate;
provided, however, the Rate shall be the Base Rate for any Accrual Period and for any Transaction as to which VFCC has funded the making or maintenance thereof by a sale of an interest therein to any
Master Repurchase Agreement
(VFCC and Arbor)

Liquidity Bank under the Liquidity Agreement on any day other than the first (1st) day of such Accrual Period and without giving such Liquidity Bank(s) at least two (2) Business Days’ prior notice of such assignment.
“Rating Agency”: Each of S&P, Moody’s, Fitch and any other nationally recognized statistical rating agency that has been requested to issue a rating with respect to the commercial paper notes issued by the Issuer in connection with the matter at issue, including successors of the foregoing.
“Rating Confirmation”: With respect to VFCC and any other Purchaser that is a commercial paper conduit, a confirmation by each of the Rating Agencies that a proposed amendment, waiver or other modification shall not result in a downgrade or withdrawal of such Rating Agencies’ then current rating of the Commercial Paper Notes.
“Regulations T, U and X”: Regulations T, U and X of the Board of Governors of the Federal Reserve System (or any successor), as the same may be amended, modified, waived, supplemented, extended, restated or replaced from time to time.
“Related Party Loan”: Any loan, Indebtedness or preferred equity investment identified or presented as a related party loan in ART’s consolidated financial statements or in the notes to the consolidated financial statements, in accordance with GAAP; provided, however, Related Party Loan shall not include any loan or preferred equity investment (i) which is held as collateral in a CDO Issuance involving ART or any Consolidated Subsidiary of ART or (ii) to which the Deal Agent has consented in writing to its exclusion from the definition of Related Party Loan.
“Release”: Any generation, treatment, use, storage, transportation, manufacture, refinement, handling, production, removal, remediation, disposal, presence or migration of Materials of Environmental Concern on, about, under or within all or any portion of any Property or Underlying Mortgaged Property.
“Remedial Work”: Any investigation, inspection, site monitoring, containment, clean–up, removal, response, corrective action, mitigation, restoration or other remedial work of any kind or nature because of, or in connection with, the current or future presence, suspected presence, Release or threatened Release in or about the air, soil, ground water, surface water or soil vapor at, on, about, under or within all or any portion of any Property or Underlying Mortgaged Property of any Materials of Environmental Concern, including any action to comply with any applicable Environmental Laws or directives of any Governmental Authority with regard to any Environmental Laws.
“REO Property”: Real property acquired by the Seller, including a Mortgaged Property, through foreclosure of a Mortgage Asset or by deed in lieu of such foreclosure.
“REMIC”: A real estate mortgage investment conduit.
“Reportable Event”: Any of the events set forth in Section 4043(c) of ERISA or a successor provision thereof, other than those events as to which the notice requirement has been waived by regulation.
“Repurchase Date”: The earliest of (i) the Facility Maturity Date, (ii) the date that is 364 calendar days from the Purchase Date, or (iii) the Business Day on which the Seller is to repurchase the Purchased Assets from the Purchaser or its designee (a) as specified by the Seller and agreed to by the Deal Agent in the related Confirmation or (b) if a Transaction is terminable by the Seller on demand, the date determined in accordance with Subsection 2.2(j), as such date in clauses (i), (ii), and (iii) may be modified by application of the provisions of Articles II or X.
Master Repurchase Agreement
(VFCC and Arbor)

“Repurchase Documents”: This Agreement, the Custodial Agreement, the Account Agreement, the Fee Letter, the Guaranty, the Assignments, the Pledge Agreement, the Preferred Equity Security Agreement, each Joinder Agreement, each Confirmation, the Custodial Fee Letter, any UCC financing statements (and amendments thereto) filed pursuant to the terms of this Agreement or any other Repurchase Document and any additional document the execution of which is necessary or incidental to carrying out the terms of the foregoing documents, as each of the foregoing documents is amended, modified, restated, replaced, waived, substituted, supplemented or extended from time to time.
“Repurchase Obligations”: Defined in Subsection 8.1(b) of this Agreement.
“Repurchase Parties”: The collective reference to the Seller, the Guarantor and the Pledgor.
“Repurchase Price”: The price at which Purchased Assets are to be transferred from the Purchaser or its designee (including the Custodian) to the Seller upon termination of a Transaction, which will be determined in each case (including Transactions terminable upon demand) as the sum of the Purchase Price, the accrued and unpaid Price Differential applicable to each such Transaction as of the date of such determination plus any related Breakage Costs.
“Request for Additional Transaction for Excess Margin”: Defined in Subsection 2.6(a) of this Agreement.
“Responsible Officer”: With respect to any Person, any duly authorized officer of such Person with direct responsibility for the administration of the Repurchase Documents and also, with respect to a particular matter, any other duly authorized officer to whom such matter is referred because of such officer’s knowledge of and familiarity with the particular subject.
“Restricted Payment”: Means (a) any dividend or other distribution, direct or indirect, on account of any Equity Interest of ART or any Consolidated Subsidiary now or hereafter outstanding, except a dividend payable solely in Equity Interests of identical class to the holders of that class; (b) any redemption, conversion, exchange, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any Equity Interest of ART or any Consolidated Subsidiary now or hereafter outstanding; and (c) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire any Equity Interest of ART or any Subsidiary now or hereafter outstanding.
“Retained Interest”: (a) With respect to any Mortgage Asset with an unfunded commitment on the part of the Seller, all of the obligations, if any, to provide additional funding or contributions with respect to such Eligible Asset, and, (b) with respect to any Eligible Asset that is transferred by the Seller to the Purchaser or its designee, (i) all of the obligations, if any, of the agent(s) under the documentation evidencing such Eligible Asset and (ii) the applicable portion of the interests, rights and obligations under the documentation evidencing such Eligible Asset that relate to such portion(s) of the Indebtedness that is owned by another lender or is being retained by the Seller pursuant to clause (a) of this definition.
“S&P”: Standard & Poor’s, a division of The McGraw Hill Companies, Inc., and any successor thereto.
“SEC”: Defined in Subsection 13.19(a) of this Agreement.
“Secured Parties”: (i) VFCC, (ii) the Swingline Purchaser, (iii) all other Purchasers, (iv) the Deal Agent, (v) the Liquidity Banks, (vi) the Liquidity Agent and (vii) successors and assigns of any of the foregoing.
Master Repurchase Agreement
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“Security Agreement”: With respect to any Mortgage Asset, any contract, instrument or other document related to security for repayment thereof (other than the related Mortgage, Mortgage Note, Mezzanine Note or any other note, certificate or instrument) executed by the Borrower and/or others in connection with such Mortgage Asset, including, without limitation, any security agreement, UCC financing statement, Liens, warranties, guaranty, title insurance policy, hazard insurance policy, chattel mortgage, letter of credit, accounts, bank accounts or certificates of deposit or other pledged accounts, and any other documents and records relating to any of the foregoing.
“Seller”: Individually and collectively as the context requires, ARF, Arbor Realty, ARSR Tahoe, any Co–Seller and any other Person that becomes a seller under the Repurchase Documents (together with their successors and permitted assigns), with each Seller being jointly and severally liable as a Seller under this Agreement and the other Repurchase Documents.
“Seller Asset Schedule”: Defined in the Custodial Agreement.
“Seller–Related Obligations”: Any obligations, liabilities and/or Indebtedness of the Seller hereunder and under any other arrangement between the Seller, the Guarantor or an Affiliate of the Seller or the Guarantor, on the one hand, and the Deal Agent, the Purchaser, the Secured Parties, Atlas Capital Funding, Ltd. or any Affiliate of the foregoing and/or any commercial paper conduit for which Wachovia or an Affiliate or Subsidiary of Wachovia acts as a liquidity provider, administrator or agent, on the other hand, including, without limitation, such obligations, liabilities and/or Indebtedness under (i) the Bank Repurchase Facility (if any) and (ii) the Working Capital Facility.
“Seller’s Release Letter”: Defined in Subsection 3.2(l) of this Agreement.
“Servicer”: A Person (other than the Seller) servicing all or a portion of the Purchased Assets under a Servicing Agreement, which Servicer shall be acceptable to the Deal Agent in its reasonable discretion.
“Servicer Account”: Any account established by a Servicer or a PSA Servicer in connection with the servicing of the Purchased Assets.
“Servicer Default”: Defined in Section 6.15 of this Agreement.
“Servicer Redirection Notice”: The notice from the Seller to a Servicer, substantially in the form of Exhibit VIII attached hereto.
“Servicing Agreement”: An agreement entered into by the Seller and a third party for the servicing of the Purchased Assets, the form and substance of which has been approved in writing by the Deal Agent in its reasonable discretion.
“Servicing Fee”: Defined in Section 6.12 of this Agreement.
“Servicing File”: With respect to each Purchased Asset, the file retained by the Seller consisting of the originals of all documents in the Mortgage Asset File that are not delivered to the Custodian and copies of all documents in the Mortgage Asset File set forth in Section 3.1 of the Custodial Agreement.
“Servicing Records”: Defined in Section 6.2 of this Agreement.
“SIPA”: Defined in Subsection 13.19(a) of this Agreement.
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“Solvent”: As to any Person at any time, having a state of affairs such that all of the following conditions are met: (a) the fair value of the Property of such Person is greater than the amount of such Person’s liabilities (including disputed, contingent and unliquidated liabilities) as such value is established and liabilities evaluated for purposes of Section 101(32) of the Bankruptcy Code; (b) the present fair salable value of the Property of such Person in an orderly liquidation of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured; (c) such Person is able to realize upon its Property and pay its debts and other liabilities (including disputed, contingent and unliquidated liabilities) as they mature in the normal course of business; (d) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay as such debts and liabilities mature; and (e) such Person is not engaged in a business or a transaction, and is not about to engage in a business or a transaction, for which such Person’s Property would constitute unreasonably small capital.
“Sub–Limit”: With respect to the characteristics of the Mortgage Assets (whether such Mortgage Assets are existing Purchased Assets or Mortgage Assets acquired in the future):
          (a) the aggregate Purchase Price for all outstanding Transactions involving Junior Interests shall not exceed 75% of the Maximum Amount;
          (b) the aggregate Purchase Price for all outstanding Transactions involving Mezzanine Loans shall not exceed 60% of the Maximum Amount;
          (c) the aggregate Purchase Price for all outstanding Transactions involving Ground Leases shall not exceed 25% of the Maximum Amount;
          (d) the aggregate Purchase Price for all outstanding Transactions involving hotels shall not exceed 25% of the Maximum Amount;
          (e) the aggregate Purchase Price for all outstanding Transactions involving Preferred Equity Interests shall not exceed 15% of the Maximum Amount; and
          (f) the sum of the aggregate Purchase Price and related Retained Interest for all outstanding Transactions involving Condominium Loans and Land Loans shall not exceed 20% of the Maximum Amount.
“Subsidiary”: With respect to any Person, any corporation, partnership, limited liability company or other entity of which at least a majority of the securities or other ownership interests having by the terms thereof ordinary voting power to elect a majority of the board of directors or other Persons performing similar functions of such corporation, partnership, limited liability company or other entity (irrespective of whether or not at the time securities or other ownership interests of any other class or classes of such corporation, partnership or other entity shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by such Person or one or more Subsidiaries of such Person.
“Swingline Availability”: The positive difference between the Swingline Maximum Amount and the aggregate Purchase Price of all outstanding Transactions funded by the Swingline Purchaser as Swingline Purchases.
“Swingline Fee”: Defined in the Fee Letter.
“Swingline Funding Request”: Defined in Section 2.16 of this Agreement.
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“Swingline Maximum Amount”: 10% of the then Maximum Amount, as such percentage may be increased in the Swingline Purchaser’s discretion.
“Swingline Purchase”: The purchase of an Eligible Asset from the Seller by the Swingline Purchaser pursuant to the provisions of Articles II and III of this Agreement.
“Swingline Purchaser”: Wachovia Bank, National Association, together with its successors and assigns.
“Table Funded Purchased Asset”: A Purchased Asset which is sold to the Purchaser or its designee simultaneously with the origination or acquisition thereof, which origination or acquisition, pursuant to the Seller’s request, is financed with the Purchase Price and paid directly to a title company or other settlement agent, in each case, approved in writing by the Deal Agent in its sole discretion, for disbursement to the parties entitled thereto in connection with such origination or acquisition. A Purchased Asset shall cease to be a Table Funded Purchased Asset after the Custodian has delivered a Trust Receipt (along with a completed Mortgage Asset File Checklist attached thereto) to the Deal Agent certifying its receipt of the Mortgage Asset File therefor. A Preferred Equity Interest may not be purchased as a Table Funded Purchased Asset unless the Deal Agent in its discretion otherwise consents in writing.
“Table Funded Trust Receipt”: A Trust Receipt in the form of Annex 2–B to the Custodial Agreement.
“Tangible Net Worth”: As of a particular date:
          (a) all amounts that would be included under stockholder equity (or the equivalent) on a balance sheet of ART and its Consolidated Subsidiaries at such date determined in accordance with GAAP, less
          (b) in each case with respect to ART and its Consolidated Subsidiaries (i) amounts owing to ART from Affiliates, or from officers, employees, partners, members, directors, shareholders or other Persons similarly affiliated with ART or its respective Affiliates (excluding (x) any loans held by a CDO Subsidiary, (y) loans to an Affiliate of ART in which ART or a Consolidated Subsidiary of ART has a direct equity interest in such Affiliate, which loans have been negotiated on an arm’s length basis and contain terms no more favorable than market terms and provisions, or (z) any loan to which the Deal Agent in its discretion has consented in writing to its exclusion from clause (b)(i) of this definition of Tangible Net Worth), (ii) intangible assets of ART, as determined in accordance with GAAP, (iii) prepaid taxes and expenses, (iv) unamortized hedging positions under Derivatives Contracts, and (v) (without duplication) Related Party Loans.
“Tangible Total Assets”: Total Assets less, in each case with respect to ART and its Consolidated Subsidiaries, (i) amounts owing to ART from Affiliates, or from officers, employees, partners, members, directors, shareholders or other Persons similarly affiliated with ART or its respective Affiliates (excluding (x) any loans held by a CDO Subsidiary, (y) loans to an Affiliate of ART in which ART or a Consolidated Subsidiary of ART has a direct equity interest in such Affiliate, which loans have been negotiated on an arm’s length basis and contain terms no more favorable than market terms and provisions, or (z) any loan to which the Deal Agent in its discretion has consented in writing to its exclusion from clause (i) of this definition of Tangible Total Assets, (ii) intangible assets of ART, as determined in accordance with GAAP, (iii) prepaid taxes and expenses, (v) unamortized hedging positions under Derivatives Contracts, and (vi) (without duplication) Related Party Loans.
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“Taxes”: Any present or future taxes, levies, imposts, duties, charges, assessments or fees of any nature (including interest, penalties, and additions thereto) that are imposed by any Governmental Authority.
“Test Period”: (i) With respect to Subsection 5.1(ff) of this Agreement, the cumulative calendar quarters for the applicable calendar year, (ii) with respect to Subsection 5.1(gg) of this Agreement, the immediately preceding four (4) calendar quarters, and (iii) for all other purposes under the Repurchase Documents, the immediately preceding calendar quarter.
“Title Exception”: Defined in Schedule 1, Part I.
“Total Assets”: Total assets of ART and its Consolidated Subsidiaries, determined in accordance with GAAP.
“Total Liabilities”: Means all Indebtedness and Contingent Liabilities of any Person (without duplication) and all Subsidiaries thereof determined on a consolidated basis.
“Toxic Mold”: Any mold or fungus at any Property which is a type that (i) might pose a significant risk to human health or the environment or (ii) that would negatively impact any Property.
“Transaction”: Defined in Section 2.1 of this Agreement.
“Transaction Request”: Defined in Subsection 2.2(a) of this Agreement.
“Transfer Documents” The documents executed by the Seller with respect to a Purchased Asset which transfer title to such Purchased Asset to the Purchaser or its designee, including, without limitation, an Assignment, any Assignment of Mortgage and UCC–3 assignments.
“Transferee”: Defined in Subsection 13.16(a) of this Agreement.
“Transferor”: The seller of mortgage assets under a Purchase Agreement.
“True Sale Opinion”: A “true sale” opinion of outside counsel to the Seller in form and substance satisfactory to the Deal Agent.
“Trust Receipt”: Defined in the Custodial Agreement.
“Type”: With respect to a Mortgage Asset, such Mortgaged Property’s classification as one of the following: multifamily, retail, office, industrial, hotel or self–storage facility.
“UCC–9 Policy”: Defined in Schedule 1, Part II.
“UCC Financing Statement”: Individually and collectively, as the context requires, (i) a financing statement on Form UCC–1 or the proper national UCC form naming the Deal Agent as agent for the Secured Parties as the “Secured Party” and the Seller as the “Debtor” and describing the Purchased Items and other collateral and (ii) a financing statement on Form UCC–1 or the proper national UCC form naming the Deal Agent as agent for the Secured Parties as the “Secured Party” and the Pledgor or other debtor, as applicable, as the “Debtor” and describing the Pledged Collateral and/or other collateral, as applicable.
“Unconsolidated Affiliates”: Means, with respect to any Person, any other Person in whom such Person holds an Investment, which Investment is accounted for in the financial statements of such Person on an
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equity basis of accounting and whose financial results would not be consolidated under GAAP with the financial results of such Person on the consolidated financial statements of such Person.
“Underlying Mortgaged Property”: (a) In the case of a Whole Loan, the Mortgaged Property securing the Whole Loan, (b) in the case of a Junior Interest, the Mortgaged Property securing such Junior Interest (if the Junior Interest is of the type described in clause (a) of the definition thereof), or the Mortgaged Property securing the mortgage loan in which such Junior Interest represents a junior participation (if the Junior Interest is of the type described in clause (b) of the definition thereof), (c) in the case of a Mezzanine Loan, the Mortgaged Property that is held by the Person the Equity Interests of which are pledged as collateral security for such Mezzanine Loan, (d) in the case of a Bridge Loan, a Condominium Loan or a Land Loan, depending on such Bridge Loan’s, a Condominium Loan’s or a Land Loan’s classification as a Whole Loan, Junior Interest or Mezzanine Loan, the Underlying Mortgaged Property for the Whole Loan, Junior Loan or Mezzanine Loan, as applicable, and (e) in the case of a Preferred Equity Interest, the Mortgaged Property that is owned by the Preferred Equity Grantor.
“Underwriting Package”: Any internal document prepared by the Seller for its evaluation of a Mortgage Asset, to include at a minimum the data required in the relevant Confirmation. In addition, with respect to any Mortgage Asset, the Underwriting Package shall include, to the extent applicable, (i) a copy of the appraisal, (ii) the current rent roll, (iii) a minimum of two (2) years of property level financial statements to the extent available, (iv) the current financial statement of the Borrower on the Commercial Real Estate Loan, (vi) the complete Mortgage Asset File, (vii) any financial analysis, site inspection, market studies and any other diligence conducted by the Seller, and (viii) such further documents or information as the Deal Agent may request.
“Uniform Commercial Code” or “UCC”: The Uniform Commercial Code as in effect on the date hereof in the State of New York; provided that if by reason of mandatory provisions of Applicable Law, the perfection or the effect of perfection or non–perfection of the security interest in any Purchased Items is governed by the Uniform Commercial Code as in effect in a jurisdiction other than New York, “Uniform Commercial Code” shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection or effect of perfection or non–perfection.
“United States”: The United States of America.
“Unused Fee”: The “Unused Fee” payable under the Fee Letter.
“USA Patriot Act”: The “United and Strengthening America by providing Tools Required to Intercept and Obstruct Terrorism Act of 2001” (Public Law 107–56), as amended from time to time.
“VFCC”: Defined in the Preamble of this Agreement.
“Wachovia”: Wachovia Bank, National Association, a national banking association in its individual capacity, and its successors and assigns.
“Wachovia Assets”: Any Mortgage Asset issued or extended by Wachovia Corporation or an Affiliate of Wachovia Corporation.
“Warehouse Lender’s Release Letter”: Defined in Subsection 3.2(l) of this Agreement.
“WCM”: Defined in the Preamble of this Agreement.
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“Whole Loan”: A performing Commercial Real Estate whole loan secured by a first priority security interest in the Underlying Mortgaged Property.
“Working Capital Facility”: That certain facility which may be entered into and be evidenced by, among other agreements, the Revolving Loan Agreement, to be entered into among Wachovia, Arbor Realty Trust, Inc., Arbor Realty GPOP, Inc., Arbor Realty LPOP, Inc., Arbor Realty Limited Partnership, Arbor Realty SR, Inc., Arbor Realty Collateral Management, LLC, each other party that becomes a party thereto, each of the guarantors that becomes a party thereto, and each other lender that becomes a party thereto, as such agreements are amended, modified, restated, replaced, waived, substituted, supplemented or extended from time to time.
      Section 1.2 Other Terms.
      All accounting terms used but not specifically defined herein shall be construed in accordance with GAAP. All terms used in Article 9 of the UCC in the State of New York, and used but not specifically defined herein, are used herein as defined in such Article 9.
      Section 1.3 Computation of Time Periods.
      Unless otherwise stated in this Agreement, in the computation of a period of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” each mean “to but excluding.”
     Section 1.4 Interpretation.
     In each Repurchase Document, unless a contrary intention appears:
     (i) the singular number includes the plural number and vice versa;
     (ii) reference to any Person includes such Person’s successors and assigns but, if applicable, only if such successors and assigns are permitted by the Repurchase Documents;
     (iii) reference to any gender includes each other gender;
     (iv) reference to day or days without further qualification means calendar days;
     (v) reference to any time means Charlotte, North Carolina time;
     (vi) the term “including” means “including without limitation;”
     (vii) the term “through” means “from and including;”
     (viii) unless the context clearly requires or the language provides otherwise, reference to a section, subsection, paragraph, subparagraph, clause, exhibit, schedule, annex, appendix, attachment, rider or other attachment means a section, subsection, paragraph, subparagraph, clause, exhibit, schedule, annex, appendix, attachment, rider or other attachment of or to this Agreement;
     (ix) to the extent this Agreement uses or requires different limitations, tests or measurements to regulate the same or similar matters, all such limitations, tests and measurements are cumulative and shall each be performed in accordance with their terms;
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     (x) unless the context clearly requires or the language provides otherwise, the words “herein,” “hereof,” “hereunder” or similar words refer to this Agreement as a whole and not to any particular provision of this Agreement;
     (xi) reference to any agreement (including any Repurchase Document), document or instrument means such agreement, document or instrument as amended, modified, restated, replaced, waived, substituted, supplemented or extended from time to time in accordance with the terms thereof and, if applicable, the terms of the other Repurchase Documents, and reference to any promissory note, certificate, instrument or trust receipt includes any promissory note, certificate, instrument or trust receipt that is an extension or renewal thereof or a substitute or replacement therefor;
     (xii) reference to any Applicable Law means such Applicable Law as amended, modified, codified, replaced or reenacted, in whole or in part, and in effect from time to time, including rules and regulations promulgated thereunder and reference to any Section or other provision of any Applicable Law means that provision of such Applicable Law from time to time in effect and constituting the substantive amendment, modification, codification, replacement or reenactment of such Section or other provision;
     (xiii) unless otherwise expressly provided in this Agreement, reference to any notice, request, approval, consent or determination provided for, permitted or required under the terms of the Repurchase Documents with respect to the Seller, the Guarantor, the Purchaser, the Deal Agent or any other Secured Party means, in order for such notice, request, approval, consent or determination to be effective hereunder, such notice, request, approval or consent must be in writing; and
     (xiv) reference herein or in any Repurchase Document to the Purchaser’s or the Deal Agent’s discretion shall mean, unless otherwise stated herein or therein, the Purchaser’s or the Deal Agent’s (as the case may be) sole and absolute discretion, and the exercise of such discretion shall be final and conclusive. In addition, whenever the Purchaser or the Deal Agent has a decision or right of determination or request, exercises any right given to it to agree, disagree, accept, consent, grant waivers, take action or no action or to approve or disapprove, or any arrangement or term is to be satisfactory or acceptable to or approved by (or any similar language or terms) the Purchaser or the Deal Agent (as the case may be), the decision of the Purchaser or the Deal Agent with respect thereto shall be in the sole and absolute discretion of the Purchaser or the Deal Agent (as the case may be), and such decision shall be final and conclusive, except as may be otherwise specifically provided herein.
ARTICLE II
PURCHASE OF ELIGIBLE ASSETS
      Section 2.1 Purchase and Sale.
      Subject to the terms and conditions hereof, from time to time during the Facility Period and at the written request of the Seller, the parties hereto may enter into transactions in which the Seller transfers Eligible Assets to the Purchaser or its designee in a sales transaction against the transfer of funds by the Purchaser representing the Purchase Price for such Purchased Assets, with a simultaneous agreement by the Purchaser or its designee to transfer to the Seller and the Seller to repurchase such Purchased Assets in
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a repurchase transaction at a date certain not later than the Facility Maturity Date, against the transfer of funds by the Seller representing the Repurchase Price for such Purchased Assets. Each such transaction hereunder, including, without limitation, a Swingline Purchase, shall be referred to herein as a “Transaction” and shall be governed by this Agreement, unless otherwise agreed in writing.
          Section 2.2 Transaction Mechanics; Related Matters.
          (a) From time to time during the Facility Period, in the discretion of the Deal Agent, the Purchaser or its designee may purchase from the Seller the Seller’s rights and interests (but none of its obligations) under certain Eligible Assets; provided, however, at no time shall the aggregate Purchase Price of the outstanding Transactions and any proposed Transactions exceed the Maximum Amount. The Seller shall request a Transaction by delivering to the Deal Agent (with a copy to the Custodian), via Electronic Transmission, an executed request in the form of Exhibit IV attached hereto (a “Transaction Request”), a Seller Asset Schedule and an Underwriting Package. Each Transaction Request shall be irrevocable. The Transaction Request shall set forth, among other things, (i) the proposed Purchase Date, that, except with respect to the initial Transaction, shall be at least, (A) in the case of Non–Wachovia Assets, twelve (12) Business Days (in the case of each individual Eligible Asset identified in a Transaction Request plus twelve (12) additional Business Days for each additional Eligible Asset in excess thereof identified in a Transaction Request), and, (B) in the case of Wachovia Assets, seven (7) Business Days (in the case of each individual Eligible Asset identified in a Transaction Request plus seven (7) additional Business Days for each additional Eligible Asset in excess thereof identified in a Transaction Request) after the delivery of the Transaction Request, the Seller Asset Schedule, the complete Underwriting Package and any supplemental requests (requested orally or in writing) relating to the proposed Eligible Assets, (ii) the proposed Purchase Price, which shall be a minimum amount of $5,000,000 for the initial advance of the Purchase Price and $500,000 for all subsequent advances of the Purchase Price, (iii) the proposed Repurchase Date, (iv) the applicable Class and Type for each Mortgage Asset for which the Seller is requesting the Transaction, and (v) additional terms or conditions not inconsistent with this Agreement. The Deal Agent shall have, (1) in the case of Non–Wachovia Assets, ten (10) Business Days (in the case of each individual Eligible Asset identified in a Transaction Request plus ten (10) additional Business Days for each additional Eligible Asset in excess thereof identified in a Transaction Request), and, (2) in the case of Wachovia Assets, five (5) Business Days (in the case of each individual Eligible Asset identified in a Transaction Request plus five (5) additional Business Days for each additional Eligible Asset in excess thereof identified in a Transaction Request) from the receipt thereof to review the Transaction Request, the Seller Asset Schedule, the Underwriting Package and any supplemental requests (requested orally or in writing) relating to the proposed Eligible Assets.
          (b) The Deal Agent shall notify the Seller in writing of the Deal Agent’s tentative approval (and the proposed Purchase Price for each Eligible Asset) or final disapproval of each proposed Eligible Asset within, (i) in the case of Non–Wachovia Assets, ten (10) Business Days (in the case of each individual Eligible Asset identified in a Transaction Request plus ten (10) additional Business Days for each additional Eligible Asset in excess thereof identified in a Transaction Request) and, (ii) in the case of Wachovia Assets, five (5) Business Days (in the case of each individual Eligible Asset identified in a Transaction Request plus five (5) additional Business Days for each additional Eligible Asset in excess thereof identified in a Transaction Request) after its receipt of the Transaction Request, the Seller Asset Schedule, the complete Underwriting Package and any supplemental requests (requested orally or in writing) relating to such proposed Eligible Asset. Unless the Deal Agent notifies the Seller in writing of the Deal Agent’s approval of such proposed Eligible Asset within the applicable period, the Deal Agent shall be deemed not to have approved such proposed Eligible Asset.
          (c) Provided that the Deal Agent on behalf of the Purchaser has tentatively agreed to purchase the Eligible Assets described in the Transaction Request and the proposed Purchase Price is
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acceptable to the Seller, the Seller shall forward to the Deal Agent, via Electronic Transmission, at least one (1) Business Day prior to the requested Purchase Date (which must be received by the Deal Agent no later than 12:00 noon one (1) Business Day prior to the requested Purchase Date) an executed confirmation of each Transaction, substantially in the form of Exhibit II attached hereto (a “Confirmation”); provided, however, if the Seller has requested in writing that the Swingline Purchaser fund the Eligible Asset on an expedited basis, the executed Confirmation for the related Eligible Asset shall be delivered to the Deal Agent no later than 2:00 p.m. on the related Purchase Date (unless such time period is modified by the Swingline Purchaser in its discretion). The Confirmation shall specify any additional terms or conditions of the Transaction not inconsistent with this Agreement. The Confirmation shall be irrevocable. The delivery of the Confirmation to the Deal Agent shall be deemed to be a certification by the Seller that, among other things, all conditions precedent to such Transaction set forth in Article III have been satisfied (except the Deal Agent’s consent). Unless otherwise agreed in writing, upon receipt of the Confirmation, the Purchaser or its designee may, in the Deal Agent’s discretion, agree to enter into the requested Transaction with respect to an Eligible Asset, and such agreement shall be evidenced by the Deal Agent’s signature on the Confirmation. Any Confirmation executed by the Deal Agent shall be deemed to have been received by the Seller on the date actually received by the Seller.
          (d) Upon receipt of the Confirmation executed by the Deal Agent, (i) the Seller shall release or cause to be released to the Custodian in accordance with the Custodial Agreement (1) in the case of a Non–Table Funded Purchased Asset, no later than 11:00 a.m. two (2) Business Days prior to the requested Purchase Date, and (2) in the case of a Table Funded Purchased Asset or a Swingline Purchase, no later than 1:00 p.m. three (3) Business Days following the applicable Purchase Date, the Mortgage Asset File pertaining to each Eligible Asset to be purchased by the Purchaser or its designee, and (ii) the Seller shall deliver to the Custodian, in connection with the applicable delivery under clause (i) above, a Custodial Identification Certificate and a Mortgage Asset File Checklist required under Section 3.2 of the Custodial Agreement. With respect to Preferred Equity Interests, the Seller shall also deliver, before the time required for delivery of a Trust Receipt, all documents required by the Deal Agent pursuant to the second to the last sentence of Subsection 3.2(a) of the Custodial Agreement.
          (e) Except as set forth in Section 2.3, each Confirmation, together with this Agreement, shall constitute conclusive evidence of the terms agreed between the Deal Agent and the Seller with respect to the Transaction to which the Confirmation relates, and the Seller’s acceptance of the related proceeds shall constitute the Seller’s agreement to the terms of such Confirmation. It is the intention of the parties that each Confirmation shall not be separate from this Agreement but shall be made a part of this Agreement. To the extent of a conflict between this Agreement and the related Confirmation, the Confirmation shall control.
          (f) Subject to the terms and conditions of this Agreement, during the term of this Agreement, the Seller may sell to the Purchaser or its designee, repurchase from the Purchaser or its designee and resell to the Purchaser or its designee Eligible Assets hereunder.
          (g) In no event shall a Transaction be entered into when any Default or Event of Default has occurred and is continuing or when the Repurchase Date for such Transaction would be later than the Facility Maturity Date.
          (h) Pursuant to the Custodial Agreement, the Custodian shall deliver to the Deal Agent and the Seller by 11:00 a.m. on the Purchase Date for each Non–Table Funded Purchased Asset a Trust Receipt (along with a completed Mortgage Asset File Checklist attached thereto) and an Asset Schedule and Exception Report relating to the Basic Mortgage Asset Documents with respect to the Eligible Assets that the Seller has requested Purchaser purchase on such Purchase Date. With respect to each Table Funded Purchased Asset and each Swingline Purchase, the Seller shall cause the Bailee to deliver to the
Master Repurchase Agreement
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Custodian with a copy to the Deal Agent no later than 10:00 a.m. on the Purchase Date by facsimile the related Basic Mortgage Asset Documents, the insured closing letter (if any), the escrow instructions (if any), a fully executed Bailee Agreement, a Bailee’s Trust Receipt issued by the Bailee thereunder and such other evidence satisfactory to the Deal Agent in its discretion that all documents necessary to effect a transfer of the Purchased Assets to the Purchaser or its designee have been delivered to Bailee. With respect to each Table Funded Purchased Asset and each Swingline Purchase, the Custodian shall deliver to the Deal Agent a Table Funded Trust Receipt no later than 1:00 p.m. on the Purchase Date, which documents shall be acceptable to the Deal Agent in its sole discretion. In the case of a Table Funded Purchased Asset or a Swingline Purchase, on the second (2nd) Business Day following the Custodian’s receipt of the related Mortgage Loan Documents comprising the Mortgage Asset File, the Custodian shall deliver to the Deal Agent a Trust Receipt (along with a completed Mortgage Asset File Checklist attached thereto) certifying its receipt of the documents required to be delivered pursuant to the Custodial Agreement, together with an Asset Schedule and Exception Report relating to the Basic Mortgage Asset Documents, with any Exceptions identified by the Custodian as of the date and time of delivery of such Asset Schedule and Exception Report. The Custodian shall deliver to the Deal Agent an Asset Schedule and Exception Report relating to all of the Mortgage Loan Documents within five (5) Business Days of its receipt of the Mortgage Asset Files. Subject to the provisions of this Article II and Article V of the Custodial Agreement, the Purchase Price for each Eligible Asset will be made available to the Seller in accordance with Subsection 2.2(i).
          (i) On each Purchase Date, the Deal Agent shall, upon satisfaction of the applicable conditions set forth in this Section 2.2 and Article III, make available to the Seller in same day funds to the Operating Account an amount equal to the least of (i) the Purchase Price for such Transaction(s), (ii) an amount equal to the Availability on such Purchase Date, (iii) in the case of a Swingline Purchase, an amount equal to the Swingline Availability on such Purchase Date or (iv) the Maximum Amount.
          (j) In the case of individual Transactions terminable upon demand (if any), such demand shall be made by the Deal Agent or the Seller no later than such time as is customary in accordance with market practice, by telephone or otherwise, at least two (2) Business Days prior to the Business Day on which such termination will be effective. The Seller shall repurchase the Purchased Assets by no later than 1:00 p.m. on the Repurchase Date. On a Repurchase Date, termination of a Transaction will be effected by transfer to the Seller or its designee of the Purchased Assets after the Deal Agent as agent for the Secured Parties receives the Repurchase Price for the Purchased Asset. In connection with the termination of a Transaction, any Income in respect of any Purchased Assets received by the Purchaser and not previously credited or transferred to, or applied to the obligations of, the Seller pursuant to Section 2.8 shall be netted against the Repurchase Price by the Deal Agent as agent for the Secured Parties. To the extent a net amount is owed to one party, the other party shall pay such amount to such party.
          (k) Notwithstanding anything contained in this Agreement to the contrary, the weighted average Advance Rates for all Purchased Assets (on a portfolio basis), as determined by the Deal Agent in its discretion, shall not exceed the advance rates for a CDO securitization transaction that involves similar Mortgage Assets and has an Investment Grade Rating. The Deal Agent may, in its discretion, adjust any or all Advance Rates set forth in Schedule 1 to the Fee Letter (or the Confirmations as applicable) with respect to the existing Purchased Assets to such Advance Rates which, when considered on a portfolio basis, would result in an Investment Grade Rating in a rated CDO securitization transaction for such Purchased Assets, and, if such adjustment is made, the Seller shall make principal payments to the Deal Agent as necessary so that the Purchase Price outstanding for all Purchased Assets is equal to or less than the Purchase Price for all Purchased Assets based on the adjusted Advance Rates, which principal payments shall be applied to the outstanding Purchase Price of one (1) or more Purchased Assets, as
Master Repurchase Agreement
(VFCC and Arbor)

determined by the Deal Agent in its discretion, and, in connection with such principal payments, pay any Price Differential due thereon and any Breakage Costs payable in connection therewith.
          (l) Notwithstanding anything contained in this Agreement to the contrary, in the event the Purchaser or its designee acquires (whether simultaneously or on separate occasions) from the Seller the senior and junior positions with respect to certain Commercial Real Estate and the Purchased Asset(s) that are senior in priority have been repurchased by the Seller or repaid or prepaid by the related Borrower, (i) the Asset Value of the junior–most Purchased Asset(s) shall be reduced to zero (0) and (ii) the Deal Agent as agent for the Secured Parties shall not release or reassign the Purchased Asset(s) (including any Income related thereto) that are senior in priority to the junior–most Purchased Asset(s) that the Purchaser or its designee continues to own (regardless of whether the outstanding Purchase Price and related amounts due have been paid in full) until the junior–most Purchased Asset(s) is repurchased and the outstanding Purchase Price, any accrued and unpaid Price Differential and any related Breakage Costs are paid in full; provided, however, if (A) the senior Purchased Asset(s) is repaid or prepaid by the related Borrower, (B) the Deal Agent has reevaluated the remaining junior–most Purchased Asset(s), including, without limitation, a reassessment and possible redetermination of the Asset Value of such Purchased Asset, and, based on the reevaluation, the Deal Agent is satisfied in its discretion with continuing to hold the junior–most Purchased Asset(s) as is or upon certain specified conditions, including, without limitation, assigning a new Asset Value to such asset, which approval shall be in writing to be effective, and (c) there are no Events of Default, Defaults or Margin Deficits outstanding (each to be evidenced by a Compliance Certificate), then the Deal Agent will consent in writing to and effect the release of the senior Purchased Asset(s).
          (m) With respect to any Mortgage Asset or collateral for a Mortgage Asset that is an uncertificated security (as defined in the UCC), securities entitlement (as defined in the UCC) or is held in a securities account (as defined in the UCC), the Seller shall provide to the Deal Agent as agent for the Secured Parties a control agreement, which shall be acceptable to the Deal Agent in its discretion and shall be delivered to the Custodian under the Custodial Agreement, executed by the issuer of the Mortgage Asset or the collateral for the Mortgage Asset or the related securities intermediary (as defined in the UCC), as applicable, granting control (as defined in the UCC) of such Mortgage Asset or collateral for such Mortgage Asset to the Deal Agent as agent for the Secured Parties and providing that, after an Event of Default, the Deal Agent shall be entitled to notify the issuer or securities intermediary, as applicable, that such issuer or securities intermediary shall comply exclusively with the instructions or entitlement orders (as defined in the UCC), as applicable, of the Deal Agent as agent for the Secured Parties without the consent of the Seller or any other Person and no longer follow the instructions or entitlement orders, as applicable, of the Seller or any other Person (other than the Deal Agent as agent for the Secured Parties).
          Section 2.3 Reduction of Maximum Amount; Optional Repurchases.
          (a) In the event that Seller shall have increased the Maximum Amount above $425,000,000, the Seller shall have the right which may be exercised by the Seller one or more times during the Facility Period, upon at least two (2) Business Days’ prior written notice to the Deal Agent, which notice shall be received no later than 3:00 p.m. two (2) Business Days, as applicable, in advance of the reduction, to reduce in part the portion of the Maximum Amount that exceeds the greater of (i) $425,000,000 and (ii) the sum of the aggregate Purchase Price for all Transactions outstanding, accrued Price Differential and Breakage Costs; provided, however, that each partial reduction of the Maximum Amount shall be in an aggregate amount equal to $1,000,000 or an integral multiple thereof. Thereafter, the Maximum Amount may again, pursuant to a written request of the Seller, be increased one or more times during the Facility Period in the Purchaser’s discretion (but in all events subject to the Purchaser obtaining internal credit and other approvals) up to but not in the excess of $750,000,000. Each increase or reduction of the Maximum
Master Repurchase Agreement
(VFCC and Arbor)

Amount under this Subsection 2.3(a) or under the definition of Maximum Amount shall be documented in writing and signed by the parties hereto and, in connection therewith, the Deal Agent shall send an eligible liquidity notice to each applicable Rating Agency.
          (b) Subject to the requirements of Subsection 2.2(l), the Seller may, upon two (2) Business Days’ prior written notice to the Deal Agent, which notice shall be irrevocable and shall be received by the Deal Agent no later than 3:00 p.m. two (2) Business Days prior to the reduction in the Repurchase Price, repurchase Purchased Assets or pay a portion of the Purchase Price outstanding by remitting to the Collection Account cash in the amount of the Repurchase Price reduction plus accrued and unpaid Price Differential, any fees due under the Fee Letter and/or the other Repurchase Documents in connection with such reduction and any related Breakage Costs owed in connection with such reduction; provided, that each such reduction shall be in a minimum amount of $500,000. If the Seller intends to make such a repurchase or payment, the Seller shall give two (2) Business Days’ prior written notice thereof to the Deal Agent, designating the Purchased Assets to be repurchased or to which such payment is to be applied. If such notice is given, on receipt of the Repurchase Price (or portion thereof) for the Purchased Assets specified in such notice, such amount shall be applied to the Purchase Price for the designated Purchased Assets. The amount of the Purchase Price of the Purchased Assets thus repurchased shall be available for subsequent Transactions subject to the terms of this Agreement.
          Section 2.4 Extension of Facility Maturity Date and Funding Expiration Date.
          (a) Extension of Facility Maturity Date. At the written request of the Seller delivered to the Deal Agent no earlier than sixty (60) days and no later than forty–five (45) days prior to the Facility Maturity Date, the Deal Agent may in its sole discretion grant one extension of the Facility Maturity Date for a period not to exceed one (1) year by giving written notice of such extension and the final Facility Maturity Date (the “Final Maturity Date”) to the Seller no later than fifteen (15) days before the expiration of the Facility Maturity Date. Any failure by the Deal Agent to deliver such notice of extension shall be deemed to be the Deal Agent’s determination not to extend the original Facility Maturity Date. An extension of the Facility Maturity Date is subject to the following requirements: (i) no Default or Event of Default shall have occurred and be continuing on the date of the request to extend or thereafter to and including the original Facility Maturity Date, (ii) the Seller shall pay to the Deal Agent as agent for the Secured Parties an extension fee (“Extension Fee”), payable in quarterly installments over the term of the extension commencing with the original Facility Termination Date (or, if such day is not a Business Day, the next Business Day) and on the Payment Date (or, if such day is not a Business Day, the next Business Day) (the “Extension Fee Payment Date”) of every third (3rd) month thereafter, calculated as the sum of the products of (A) 10 basis points and (B) the Purchase Price outstanding on the Extension Fee Payment Date; provided, however, if the Facility Maturity Date is extended for less than a one (1) year period, the Extension Fee will be calculated in the same manner except that the period of time over and the dates on which the Extension Fee is payable shall be adjusted accordingly, (iii) no additional Transactions shall be permitted to be entered into after the original Facility Maturity Date, (iv) the Seller must amortize and pay to the Deal Agent as agent for the Secured Parties the aggregate Repurchase Price for all Transactions then outstanding in quarterly installments over the term of the extension commencing with the first (1st) Payment Date after the original Facility Maturity Date and on the Payment Date for each quarter thereafter in the amount of 10% of the aggregate Repurchase Price for all Transactions outstanding on such Payment Date, with the balance due on the Final Maturity Date, (v) the Liquidity Agreement is extended for the same term, and, (vi) not later than the Final Maturity Date, the Seller shall pay to Deal Agent as agent for the Secured Parties an amount equal to the aggregate Repurchase Price then outstanding, together with the other Aggregate Unpaids and any other amounts then owing to the Purchaser and the Affected Parties by the Seller pursuant to this Agreement or any other Repurchase Document. The Seller confirms that the Deal Agent, in its discretion, without regard to the value or
Master Repurchase Agreement
(VFCC and Arbor)

performance of the Purchased Assets or any other factor, may elect not to extend the Facility Maturity Date.
          (b) Extension of Funding Expiration Date. At the written request of the Seller delivered to the Deal Agent no earlier than sixty (60) calendar days and no later than forty–five (45) calendar days prior to the Funding Expiration Date, the Deal Agent may in its discretion grant an extension of the Funding Expiration Date for a period of time not to exceed 364 calendar days by the Deal Agent giving written notice to the Seller of such extension (if any) and, as applicable, the extended Funding Expiration Date determined by the Deal Agent (the “Extended Funding Expiration Date”) no later than fifteen (15) calendar days before the expiration of the Funding Expiration Date; provided, however, in no event shall the Funding Expiration Date be extended (i) if a Default or Event of Default shall have occurred on or before the date of the request to extend or thereafter to and including the Funding Expiration Date or Extended Facility Expiration Date, as applicable, (ii) to a date that is beyond the Facility Maturity Date (not including any extensions thereof under Subsection 2.4(a)) and (iii) if the Liquidity Agreement is not extended for the same term. Any failure by the Deal Agent to deliver such notice approving of the extension shall be deemed to be the Deal Agent’s determination not to extend the Funding Expiration Date. The Seller may request an extension of any Extended Funding Expiration Date under the same terms and conditions as the request to extend the original Funding Expiration Date. The Seller confirms that the Deal Agent, in its discretion, without regard to the value or performance of the Purchased Assets or any other factor, may elect not to extend the Funding Expiration Date.
          Section 2.5 Payment of Price Differential.
          (a) Notwithstanding that the Purchaser and the Seller intend that the Transactions hereunder be sales to the Purchaser or its designee of the Purchased Assets, the Seller shall pay to the Deal Agent as agent for the Secured Parties the accreted value of the Price Differential of each Transaction (each such payment, a “Periodic Advance Repurchase Payment”) on each Payment Date. The Deal Agent shall deliver to the Seller, via Electronic Transmission, notice of the required Periodic Advance Repurchase Payment (along with the calculation of the Unused Fee, if any, and other amounts owed and to be paid under Section 2.8) on or prior to the second (2nd) Business Day preceding each Payment Date. If the Seller fails to make all or part of the Periodic Advance Repurchase Payment and the other amounts due by 1:00 p.m. on the Payment Date, the Seller shall be obligated to pay to the Deal Agent as agent for the Secured Parties (in addition to, and together with, the Periodic Advance Repurchase Payment and the other amounts due) interest on the unpaid amounts at a rate per annum equal to the Post–Default Rate (the “Late Payment Fee”) until the unpaid amounts are received in full by the Deal Agent. If the Periodic Advance Repurchase Payment includes any estimated Price Differential, the Deal Agent shall recalculate such Price Differential after the Payment Date and, if necessary, make adjustments to the Periodic Advance Repurchase Payment amount due on the following Payment Date.
          (b) The Seller shall be responsible for the payment of all Breakage Costs incurred in connection with any repurchase or prepayment of the Repurchase Price or Price Differential. The Deal Agent shall deliver to the Seller a statement setting forth the amount and basis of determination of any Breakage Costs, it being agreed that such statement and the method of its calculation shall be conclusive and binding upon the Seller absent manifest error. This Subsection 2.5(b) shall survive termination of this Agreement and the repurchase of all Purchased Assets subject to Transactions hereunder.
          Section 2.6 Request for Additional Transaction for Excess Margin.
          (a) If, at any time during the Facility Period, the Margin Base exceeds the aggregate Purchase Price of all Transactions then outstanding, so long as no Default or Event of Default has occurred and is continuing, the Seller may request an additional Transaction for Excess Margin by
Master Repurchase Agreement
(VFCC and Arbor)

delivering to the Deal Agent, via Electronic Transmission, by 12:00 noon at least one (1) Business Day prior to the requested Purchase Date, an executed Request for Additional Transaction for Excess Margin in the form of Exhibit IX attached hereto (“Request for Additional Transaction for Excess Margin”); provided, however, that the Purchase Price of the outstanding Transactions and the Purchase Price set forth in the proposed Request for Additional Transaction for Excess Margin shall not exceed the Maximum Amount. The Request for Additional Transaction for Excess Margin shall, among other things, (A) specify (i) the amount of the additional Purchase Price to be paid by the Purchaser or its designee in respect of the outstanding Transactions, (ii) the requested Purchase Date, (iii) the Excess Margin with respect to all outstanding Transactions before giving effect to the requested Transaction, (iv) the remaining Excess Margin after giving effect to the requested Transaction, (v) the aggregate Purchase Price of all Transactions outstanding after giving effect to the requested Transaction, and (vi) the Request for Additional Transaction for Excess Margin equals or exceeds $500,000, and (B) include a certification that, (x) upon the consummation of the additional Transaction, the Margin Base will be equal to or greater than the aggregate Purchase Price of all outstanding Transactions, and (y) all conditions precedent to such Transaction set forth in Articles II and III have been satisfied. Each Request for Additional Transaction for Excess Margin shall be irrevocable. For the purposes of this Section 2.6, “Excess Margin” shall be the excess of the Margin Base over the aggregate Purchase Price of all outstanding Transactions as of the date of such determination.
          (b) Upon confirming that the Request for Additional Transaction for Excess Margin correctly reflects the information set forth in Subsection 2.6(a) and that, after giving effect to the requested Transaction, the amount of the Margin Base would be equal to or greater than the aggregate Purchase Price of all outstanding Transactions, within one (1) Business Day the Purchaser or its designee shall remit in accordance with Subsection 2.2(i) an amount equal to the lesser of (i) the additional Purchase Price set forth in such Request for Additional Transaction for Excess Margin and (ii) the Availability, and the Deal Agent shall send a revised Confirmation with respect to such Purchased Assets. In the event that the Deal Agent’s assessment of the Margin Base would alter the information set forth in any Request for Additional Transaction for Excess Margin, the Deal Agent shall promptly notify the Seller in writing of such assessment.
          (c) Neither the Purchaser or its designee shall be obligated to remit the additional Purchase Price requested pursuant to a Request for Additional Transaction for Excess Margin where the Deal Agent reasonably determines the Margin Base as calculated by the Seller (i) is based on erroneous information or would result in a Transaction other than in accordance with the terms of this Agreement, or (ii) does not reflect the Deal Agent’s current determination of Market Value as provided in the definition thereof.
          Section 2.7 Margin Account Maintenance.
          (a) If at any time the Deal Agent determines (based on such factors as the Deal Agent determines to rely on its sole discretion, including but not limited to a credit analysis of the Underlying Mortgaged Properties and the current market conditions for the Mortgage Asset) that the Margin Base is less than the aggregate Purchase Price for all outstanding Transactions (a “Margin Deficit”), then the Deal Agent may by notice to the Seller in the form of Exhibit XII (as such notice is more particularly set forth below, a “Margin Deficit Notice”) require the Seller to transfer to the Deal Agent as agent for the Secured Parties cash or Eligible Assets so that the aggregate Asset Value of the Purchased Assets will thereupon equal or exceed the aggregate Purchase Price for all outstanding Transactions, provided that, prior to or contemporaneously with the delivery of such Margin Deficit Notice, the Deal Agent has informed the Seller of the methodology (in reasonable detail) utilized by the Deal Agent to determine such Margin Deficit. Notwithstanding anything to the contrary in this Agreement, the Seller shall transfer such cash or Eligible Assets to the Deal Agent’s Account no later than twenty–four (24) hours after such Margin
Master Repurchase Agreement
(VFCC and Arbor)

Deficit Notice shall be deemed to have been received under Section 13.2. All cash transferred to the Deal Agent as agent for the Secured Parties pursuant to this Section 2.7 shall be deposited in the Deal Agent’s Account and shall be attributed to such Transaction as the Deal Agent shall determine in its sole discretion. Eligible Assets shall be transferred to the Purchaser or its designee in the same manner as Eligible Assets are transferred under Section 2.2.
          (b) To the extent any such Margin Deficit is the result of a reduction in the Market Value of any Mortgage Asset, the Seller may dispute the determination of such Market Value by the Deal Agent pursuant to the provisions of Section 2.10 of this Agreement, provided that no such dispute shall relieve, waive or delay the Seller’s obligation to timely satisfy the Margin Deficit in accordance with this Section 2.7. The failure of the Seller to satisfy the Margin Deficit on a timely basis shall constitute an Event of Default and the Seller shall be precluded from disputing the Margin Base determined by the Deal Agent. If (i) the Seller satisfies the Margin Deficit on a timely basis, (ii) the Seller timely satisfies the provisions set forth in Section 2.10 of this Agreement with respect to a dispute of the determination of the Market Value of any Purchased Asset, and, (iii) pursuant to the terms of such Section 2.10, a revised Market Value for such Mortgage Asset is determined that (if used in lieu of the Market Value used by the Purchaser in determining the Margin Base) would have resulted in a reduction of the Margin Deficit paid by the Seller, then the Deal Agent shall promptly remit the difference to the Seller without any interest or other amounts due thereon.
          (c) The Deal Agent’s election, in its discretion, not to deliver a Margin Deficit Notice at any time there is a Margin Deficit shall not in any way limit or impair its right to deliver a Margin Deficit Notice at any time a Margin Deficit exists.
Section 2.8 Income Payments.
          The Deal Agent as agent for the Secured Parties shall be entitled to receive an amount equal to all Income paid or distributed on or in respect of the Purchased Items, which amount shall be deposited by the Seller and any Servicer or PSA Servicer under a Pooling and Servicing Agreement into the Collection Account. The Seller hereby agrees to instruct each applicable Servicer to transfer within two (2) Business Days of receipt thereof, and each applicable PSA Servicer under a Pooling and Servicing Agreement to deposit within two (2) Business Days of the date on which such Person is obligated under the applicable Pooling and Servicing Agreement to disburse such funds, all Income with respect to the Purchased Items directly into the Collection Account. On each Payment Date, any amounts on deposit in the Collection Account and permitted to be withdrawn from the Homewood Interest Reserve shall be withdrawn by the Deal Agent and shall be applied as follows:
          FIRST, pari passu and pro–rata (based on the amounts owed to such Persons under this clause FIRST), to the payment of all fees, expenses, and other obligations then due to the Purchaser pursuant to this Agreement and/or the Fee Letter (including, without limitation, the Unused Fee, the Commitment Fee, the Swingline Fee and the Extension Fee), other than the Price Differential and Purchase Price on the Purchased Assets;
          SECOND, to the extent not paid by the Seller, to the payment of fees and expenses owed to the Custodian under the Custodial Agreement or Custodial Fee Letter;
          THIRD, pari passu and pro–rata (based on the amounts owed to such Persons under this clause THIRD), to the Purchaser and any Affected Party for the payment of accrued and unpaid Price Differential on the Purchased Assets and Late Payment Fees outstanding;
Master Repurchase Agreement
(VFCC and Arbor)

          FOURTH, pari passu and pro–rata (based on the amounts owed to such Persons under this clause FOURTH), to the extent not previously paid pursuant to Section 2.3 or Section 2.16, to the Purchaser or the Swingline Purchaser, as applicable, to pay the Repurchase Price for Purchased Assets then subject to a request to repurchase in accordance with the terms of Section 2.3 or required to be repaid in accordance with Section 2.16;
          FIFTH, pari passu and pro–rata (based on the amounts owed to such Persons under this clause FIFTH), without limiting the Seller’s obligations to cure Margin Deficits in a timely manner in accordance with Section 2.7 and to repurchase certain Purchased Assets as provided in this Article II, to the Purchaser for the payment of, as applicable, any Margin Deficit or Purchase Price outstanding;
          SIXTH, pari passu and pro–rata (based on the amounts owed to such Persons under this clause SIXTH), to the extent any Income includes payments or prepayments of principal on the underlying Mortgage Asset (including, without limitation, insurance or condemnation proceeds or recoveries from any foreclosures), such payments shall be applied to reduce the aggregate Purchase Price outstanding for the related Transaction;
          SEVENTH, pari passu and pro–rata (based on the amounts owed to such Persons under this clause SEVENTH), to the payment of Breakage Costs, Indemnified Amounts, Increased Costs, Additional Amounts and all other amounts then due and owing to the Purchaser, any Secured Party, any Affected Party or any other Person pursuant to this Agreement and the other Repurchase Documents; and
          EIGHTH, to the Operating Account, for such purposes as the Seller shall determine in its sole discretion;
provided, however, that if a Margin Deficit is outstanding or a Default or Event of Default has occurred and is continuing, such amounts shall not be transferred to the Operating Account but shall remain in the Collection Account and applied in reduction of the Aggregate Unpaids.
          Notwithstanding anything to the contrary contained herein, in the event any Borrower Reserve Payments are deposited into the Collection Account, such Borrower Reserve Payments shall, upon written request of the Seller, be promptly transferred from the Collection Account to the Operating Account for the Seller to transfer into the appropriate escrow or reserve accounts.
          Section 2.9 Payment, Transfer and Custody.
          (a) Unless otherwise expressly provided herein, all amounts to be paid or deposited by the Seller hereunder shall be paid or deposited in accordance with the terms hereof no later than 1:00 p.m. on the day when due in lawful money of the United States, in immediately available funds and without deduction, set–off or counterclaim to the Deal Agent’s Account and if not received before such time shall be deemed to be received on the next Business Day. The Seller shall, to the extent permitted by Applicable Law, pay to the Deal Agent as agent for the Secured Parties interest on any amounts not paid when due hereunder or under the Repurchase Documents at the Post Default Rate, payable on demand; provided, however, that such interest rate shall not at any time exceed the maximum rate permitted by Applicable Law. Such interest shall be for the account of, and distributed to, the Purchaser. All computations of interest and all computations of the Price Differential and other fees hereunder or under the Fee Letter shall be made on the basis of a year consisting of 360 days (other than calculations with respect to the Base Rate which shall be based on a year consisting of 365 or 366 days, as applicable) for the actual number of days (including the first but excluding the last day) elapsed. All fees payable hereunder or under the Fee Letter shall accrue on the same basis as the CP Rate. Amounts payable to the Deal Agent as agent for the Secured Parties and not otherwise required to be deposited into the Collection
Master Repurchase Agreement
(VFCC and Arbor)

Account shall be deposited into the Deal Agent’s Account. The Seller acknowledges that it has no rights in, no rights of withdrawal from and no rights to give notices or instructions regarding the Deal Agent’s Account, from the Collection Account or Homewood Interest Reserve.
          (b) Whenever any payment hereunder shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of the payment of the Price Differential or any fee payable hereunder or under the Fee Letter, as the case may be.
          (c) If any Transaction requested by the Seller and approved in writing by the Deal Agent, pursuant to Section 2.2, 2.3 or Section 2.6, is not, for any reason, made or effectuated, as the case may be, on the date specified therefor, the Seller shall indemnify the Deal Agent, the Purchaser and any Secured Party against any reasonable loss, cost or expense incurred by the Deal Agent, the Purchaser and each Secured Party including, without limitation, any loss (including loss of anticipated profits, net of anticipated profits, if any, in the reemployment of such funds in the manner determined by the Deal Agent in its sole discretion), or reasonable cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by the Deal Agent, the Purchaser or any Secured Party to fund or maintain such Transaction. For the avoidance of doubt, (i) if the Purchaser issues Commercial Paper Notes in reliance on a Confirmation executed by the Seller, which Confirmation is irrevocable, and the Transaction is not consummated on the date specified therefor for any reason (including the failure to receive a Trust Receipt or a Table Funded Trust Receipt, as applicable, in a timely manner), the Seller shall be responsible for the amounts referred to in the preceding sentence (including, without limitation, interest and Breakage Costs) in connection with the Purchaser’s repayment, holding or any other disposition of such Commercial Paper Notes and (ii) even if the Purchaser issues Commercial Paper Notes in reliance on an irrevocable Confirmation executed by the Seller, the Purchaser will not fund any Purchased Price until the conditions of this Agreement are satisfied, including, without limitation, the delivery to the Deal Agent of a Trust Receipt or Table Funded Trust Receipt, as applicable, as provided in Subsection 2.2(h) of this Agreement.
          (d) On the Purchase Date for each Transaction, ownership of the Purchased Assets shall be transferred to the Purchaser or its designee (including the Deal Agent or the Custodian) against the simultaneous transfer of the Purchase Price to the Seller not later than the end of the Business Day simultaneously with the delivery to the Custodian of the Purchased Assets relating to each Transaction in accordance with and subject to the provisions of Subsection 2.2(h). The Seller hereby sells, transfers, conveys and assigns to the Purchaser or its designee (including the Deal Agent or the Custodian) all the right, title and interest of the Seller in and to the Purchased Items together with all right, title and interest in and to the proceeds of any related Purchased Items.
          (e) In connection with such sale, transfer, conveyance and assignment, (i) in the case of a Non–Table Funded Purchased Asset, on or prior to each Purchase Date, and (ii) in the case of a Table Funded Purchased Asset or Swingline Purchase, on or prior to the date and time specified in Subsections 2.2(d) and 2.2(h), the Seller shall deliver or cause to be delivered and released to the Purchaser or its designee (including the Custodian) (x) the Custodial Identification Certificate and (y) the documents identified in Section 3.1 of the Custodial Agreement.
          (f) Any Mortgage Asset Files not delivered to the Deal Agent or its designee (including the Custodian) are and shall be held in trust by the Seller or its designee for the benefit of the Purchaser or its designee as the owner thereof. The Seller or its designee shall maintain a copy of the Mortgage Asset File and the originals of the Mortgage Asset File not delivered to the Purchaser or its designee (including the Custodian). The possession of the Mortgage Asset File by the Seller or its designee is at the will of the Deal Agent for the sole purpose of servicing the related Purchased Asset, and such retention and
Master Repurchase Agreement
(VFCC and Arbor)

possession by the Seller or its designee is in a custodial capacity only. Each Mortgage Asset File retained or held by the Seller or its designee shall be segregated on the Seller’s books and records from the other assets of the Seller or its designee, and the books and records of the Seller or its designee shall be marked appropriately to reflect clearly the sale of the related Purchased Asset to the Purchaser or its designee. The Seller or its designee shall release its custody of the Mortgage Asset File only in accordance with written instructions from the Deal Agent, unless such release is required as incidental to the servicing of the Purchased Assets or is in connection with a repurchase of any Purchased Asset by the Seller.
          (e) Notwithstanding anything contained in this Agreement to the contrary, all Repurchase Price and all other Obligations shall be paid in full on or before the Facility Maturity Date.
          Section 2.10 Disputes Regarding Market Value Determination.
          Subject to Section 2.7, if the Seller has a good faith basis to dispute any determination of the Market Value (or the market value of an Underlying Mortgaged Property for the purposes of determining LTV) by the Deal Agent, the Seller may notify the Deal Agent of such dispute within three (3) Business Days after any such determination thereof by the Deal Agent. The Seller may, at its sole cost and expense, (A) if the dispute involves the appraised value of an Underlying Mortgaged Property used by the Deal Agent in determining the Market Value or LTV of a Purchased Asset, within forty–five (45) calendar days of the date of the notice to the Deal Agent deliver a new FIRREA Appraisal of such Underlying Mortgaged Property, in which case the appraised value set forth in such new FIRREA Appraisal shall be used in lieu of the disputed appraised value in the determining the Market Value or LTV of such Purchased Asset, and, (B) if the dispute involves the price at which a Purchased Asset could readily be sold used by the Deal Agent in determining the Market Value of such Purchased Asset, within three (3) Business Days (or, in the case of Mezzanine Loans and Preferred Equity Interests, fifteen (15) calendar days) of the date of the notice to the Deal Agent deliver up to three (3) written Alternative Market Price Quotes, in which case the average of the Alternative Market Price Quotes on the one hand and the market price used by the Deal Agent on the other shall be used in lieu of the disputed market price in the determination of the Market Value of such Purchased Asset. Notwithstanding anything to the contrary herein, in the event that the Seller fails to timely deliver to the Deal Agent any notice of dispute within such three (3) Business Day period or fails to deliver such appraisal within forty–five (45) calendar days or such Alternative Market Price Quotes within such three (3) Business Days (or, in the case of Mezzanine Loans, fifteen (15) calendar days), respectively, the Deal Agent’s determination of the Market Value shall be final and conclusive.
          Section 2.11 Hypothecation or Pledge of Purchased Assets.
          Title to all Purchased Items shall pass to the Purchaser or its designee, and the Purchaser and its designee shall have free and unrestricted use of all Purchased Assets and Purchased Items. Nothing in this Agreement shall preclude the Purchaser or its designee from engaging in repurchase transactions with the Purchased Items or otherwise pledging, repledging, transferring, hypothecating, or rehypothecating the Purchased Items, all on terms that the Deal Agent may determine in its sole discretion. Nothing contained in this Agreement shall obligate the Deal Agent, the Purchaser or any Secured Party to segregate any Purchased Items delivered to the Purchaser or its designee by the Seller.
          Section 2.12 Fees.
          (a) On or prior to the Closing Date, the Seller shall pay to the Deal Agent on behalf of the Purchaser the fees agreed to by the Seller and the Deal Agent in the Fee Letter.
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          (b) To the extent not paid by the Seller under the Fee Letter, the Price Differential, the Unused Fee, the Swingline Fee and all other fees and amounts payable under the Fee Letter shall be paid to the Deal Agent on behalf of the Purchaser from the Collection Account to the extent funds are available on each Payment Date pursuant to Section 2.8.
          (c) To the extent not paid by the Seller, the Custodian’s fees and expenses shall be paid to the Custodian from the Collection Account to the extent funds are available on each Payment Date pursuant to Section 2.8.
          (d) The Seller shall pay to Moore & Van Allen PLLC, as counsel to the Deal Agent and the Purchaser, on the Closing Date, its reasonable estimated fees and out–of–pocket expenses in immediately available funds and shall pay all additional reasonable fees and out–of–pocket expenses of Moore & Van Allen PLLC within ten (10) days after receiving an invoice for such amounts.
          Section 2.13 Increased Costs; Capital Adequacy; Illegality.
          (a) If either (i) the introduction of or any change (including, without limitation, any change by way of imposition or increase of reserve requirements) in or in the interpretation of any law or regulation, or (ii) the compliance by the Purchaser and/or any other Affected Party with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law) shall (1) subject the Purchaser and/or any other Affected Party to any Tax (except for Taxes on the overall net income or franchise of the Purchaser and/or any other Affected Party), duty or other charge with respect to any ownership interest in the Purchased Items, or any right to enter into Transactions hereunder, or on any payment made hereunder, (2) impose, modify or deem applicable any reserve requirement (including, without limitation, any reserve requirement imposed by the Board of Governors of the Federal Reserve System, but excluding any reserve requirement, if any, included in the determination of the Price Differential), special deposit or similar requirement against assets of, deposits with or for the amount of, or credit extended by, the Purchaser and/or any other Affected Party or (3) impose any other condition affecting the ownership interest in the Purchased Items conveyed to the Purchaser hereunder or the Deal Agent’s, the Purchaser’s and/or any other Affected Party’s rights hereunder, the result of which is to increase the cost to the Deal Agent, the Purchaser and/or any other Affected Party or to reduce the amount of any sum received or receivable by the Purchaser and/or any other Affected Party under this Agreement, then within ten (10) days after demand by the Deal Agent, the Purchaser and/or any other Affected Party (which demand shall be accompanied by a statement setting forth the basis for such demand), the Seller shall pay directly to the Deal Agent, the Purchaser and/or any other Affected Party such additional amount or amounts as will compensate the Purchaser and/or any other Affected Party for such additional or increased cost incurred or such reduction suffered.
          (b) If either (i) the introduction of or any change in or in the interpretation of any law, guideline, rule, regulation, directive or request or (ii) compliance by the Purchaser and/or any other Affected Party with any law, guideline, rule, regulation, directive or request from any central bank or other Governmental Authority or agency (whether or not having the force of law), including, without limitation, compliance by the Purchaser and/or any Affected Party with any request or directive regarding capital adequacy, has or would have the effect of reducing the rate of return on the capital of the Purchaser and/or any other Affected Party as a consequence of its obligations hereunder or arising in connection herewith to a level below that which the Purchaser and/or any other Affected Party could have achieved but for such introduction, change or compliance (taking into consideration the policies of the Purchaser and/or any other Affected Party with respect to capital adequacy) by an amount deemed by the Purchaser and/or any other Affected Party to be material, then from time to time, within ten (10) days after demand by the Deal Agent on behalf of the Purchaser and/or any other Affected Party (which demand shall be accompanied by a statement setting forth the basis for such demand), the Seller shall pay
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directly to the Deal Agent on behalf of the Purchaser and/or any other Affected Party such additional amount or amounts as will compensate the Purchaser and/or any other Affected Party for such reduction. For the avoidance of doubt, any interpretation of Accounting Research Bulletin No. 51 by the Financial Accounting Standards Board shall constitute an adaptation, change, request or directive subject to this Subsection 2.13(b).
          (c) If as a result of any event or circumstance similar to those described in Subsections (a) or (b) of this Section 2.13, the Purchaser or any Affected Party is required to compensate a bank or other financial institution providing liquidity support, credit enhancement or other similar support to such Purchaser or any Affected Party in connection with this Agreement or the other Repurchase Documents or the funding or maintenance of Purchased Items hereunder, then within ten (10) days after demand by the Deal Agent on behalf of the Purchaser and any such Affected Party, the Seller shall pay to the Deal Agent on behalf of the Purchaser and any such Affected Party such additional amount or amounts as may be necessary to reimburse the Purchaser and any such Affected Party for any amounts payable or paid by it.
          (d) In determining any amount provided for in this Section 2.13, the Deal Agent, the Purchaser and/or any other Affected Party may use any reasonable averaging and attribution methods. The Deal Agent, the Purchaser and/or any other Affected Party making a claim under this Section 2.13 shall submit to the Seller a written description as to such additional or increased cost or reduction and the calculation thereof, which written description shall be conclusive absent demonstrable error.
          (e) If an Affected Party shall notify the Deal Agent that a Eurodollar Disruption Event as described in clause (a) of the definition of “Eurodollar Disruption Event” has occurred, the Deal Agent shall in turn so notify the Seller, whereupon all Transactions in respect of which the Price Differential accrues at the Adjusted Eurodollar Rate shall immediately be converted into Transactions in respect of which the Price Differential accrues at the Base Rate.
          (f) The Deal Agent shall use reasonable efforts to give thirty (30) calendar days notice of amounts due under this Section 2.13; provided, however, the Deal Agent’s failure to give such notice shall not in anyway affect or limit the Seller’s obligation to pay such amounts.
          (g) Without prejudice to the survival of any other agreement of the Seller hereunder, the agreements and obligations of the Seller contained in this Section 2.13 shall survive the termination of this Agreement.
          Section 2.14 Taxes.
          (a) All payments made by a Borrower in respect of a Purchased Item and all payments made by the Seller under this Agreement will be made free and clear of and without deduction or withholding for or on account of any Taxes. If any Taxes are required to be withheld from any amounts payable to the Deal Agent, the Purchaser or any Affected Party, then the amount payable to such Person will be increased (such increase, the “Additional Amount”) such that every net payment made under this Agreement after withholding for or on account of any Taxes (including, without limitation, any Taxes on such increase) is not less than the amount that would have been paid had no such deduction or withholding been deducted or withheld. The foregoing obligation to pay Additional Amounts, however, will not apply with respect to net income or franchise taxes imposed on the Deal Agent, the Purchaser and/or any other Affected Party, with respect to payments required to be made by the Seller under this Agreement, by a taxing jurisdiction in which the Deal Agent, the Purchaser and/or any other Affected Party is organized, conducts business or is paying taxes (as the case may be).
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          (b) The Seller will indemnify the Deal Agent, the Purchaser and/or any other Affected Party for the full amount of Taxes payable by such Person in respect of Additional Amounts and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto. All payments in respect of this indemnification shall be made within ten (10) days from the date a written invoice therefor is delivered to the Seller.
          (c) Within thirty (30) days after the date of any payment by the Seller of any Taxes, the Seller will furnish to the Deal Agent, at its address set forth under its name on the signature pages hereof, appropriate evidence of payment thereof.
          (d) If the Purchaser or any Affected Party is created or organized under the laws of the United States or a political subdivision thereof, the Purchaser or such Affected Party shall deliver to the Seller, within fifteen (15) days after the date hereof, two (or such other number as may from time to time be prescribed by Applicable Laws) duly completed copies of IRS Form W–9 (or any successor forms of other certificates or statements that may be required from time to time by the relevant United States taxing authorities or Applicable Laws). If the Purchaser or any Affected Party is not created or organized under the laws of the United States or a political subdivision thereof, the Deal Agent on behalf of the Purchaser or such Affected Party shall deliver to the Seller (with a copy to the Deal Agent in the case of delivery by an Affected Party), (i) within fifteen (15) days after the date hereof, two (or such other number as may from time to time be prescribed by Applicable Laws) duly completed copies of IRS Form W–8BEN or Form W–8ECI (or any successor forms or other certificates or statements that may be required from time to time by the relevant United States taxing authorities or Applicable Laws), as appropriate, to permit the Seller, the Guarantor and the Pledgor to make payments hereunder and under the other Repurchase Documents for the account of the Deal Agent, the Purchaser and each Affected Party without deduction or withholding of United States federal income or similar Taxes, and (ii) upon the obsolescence of, or after the occurrence of any event requiring a change in, any form or certificate previously delivered pursuant to this Subsection 2.14(d), copies (in such numbers as may from time to time be prescribed by Applicable Laws or regulations) of such additional, amended or successor forms, certificates or statements as may be required under Applicable Laws or regulations to permit the Seller, the Guarantor and the Pledgor to make payments hereunder for the account of the Deal Agent, the Purchaser and each Affected Party without deduction or withholding of United States federal income or similar Taxes.
          (e) If, in connection with an agreement or other document providing liquidity support, credit enhancement or other similar support to the Purchaser or any Affected Party in connection with this Agreement or the other Repurchase Documents or the funding or maintenance of Purchased Items hereunder, the Purchaser or any Affected Party is required to compensate a bank or other financial institution in respect of Taxes under circumstances similar to those described in this Section 2.14, then, within ten (10) days after demand by the Deal Agent on behalf of the Purchaser and any Affected Party, the Seller shall pay to the Deal Agent on behalf of the Purchaser and any Affected Party such additional amount or amounts as may be necessary to reimburse the Purchaser and any Affected Party for any amounts paid by it.
          (f) Without prejudice to the survival of any other agreement of the Seller hereunder, the agreements and obligations of the Seller contained in this Section 2.14 shall survive the termination of this Agreement.
          Section 2.15 Condominium Loans/Land Loans.
          To the extent the Purchaser agrees to purchase a Condominium Loan or a Land Loan in its discretion, the conditions, representations, warranties, covenants, duties, delivery requirements and all
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other terms, conditions and requirements applicable to a Condominium Loan and a Land Loan, as applicable, under the Repurchase Documents shall be the same as those applicable under the Repurchase Documents to Whole Loans, Junior Interests or Mezzanine Loans, as applicable, except that the related Transaction Request and Confirmation shall also disclose that the Mortgage Asset is a Condominium Loan or Land Loan, as applicable, and the Purchaser may require additional or different requirements, terms, conditions and provisions with respect to such assets, which matters shall be set forth in the related Confirmation. In addition to the preceding sentence and any additional requirements set forth in a Confirmation, the Seller shall also deliver to the Custodian under the Custodial Agreement the construction documents and such other documents, instruments and agreements as the Deal Agent may require in its discretion for a Land Loan and, in connection with a Condominium Loan, the following documents:
     (i) the declaration of condominium;
     (ii) the Authority Documents of the condominium association;
     (iii) the plat or map establishing or depicting the condominium;
     (iv) a condominium endorsement to the title policy; and
     (v) such other documents, instruments and agreements as the Deal Agent may require in its discretion.
          Section 2.16 Swingline Purchasers.
          (a) During the Facility Period, the Seller may request a Swingline Purchase by delivering a written request therefor (which may be by email) to the Deal Agent and the Swingline Purchaser (a “Swingline Funding Request”) by 2 p.m. on the proposed Purchase Date Each purchase by the Swingline Purchaser shall be in a minimal amount of $500,000 and shall be irrevocable. Provided the Deal Agent has determined in its discretion to enter into the related Transaction that is the subject of the Swingline Funding Request, the Swingline Purchaser determines in its discretion to make such Swingline Purchase and all other terms and conditions set forth in Articles II and III are satisfied on the proposed Purchase Date, the Swingline Purchaser shall fund the Swingline Purchase by 5 p.m. on the proposed Purchase Date in the manner provided in Subsection 2.2(i). If any Swingline Funding Request is received by the Deal Agent and the Swingline Purchaser after 2:00 p.m. on the Business Day for which such Swingline Purchase is requested or on a day that is not a Business Day, such Swingline Funding Request shall be deemed to be received by the Deal Agent and the Swingline Purchaser at 9:00 a.m. on the next following Business Day. The Seller shall deliver no more than two (2) Swingline Funding Requests in any calendar week. The aggregate Purchase Price for all outstanding Transactions subject to Swingline Purchases shall not at any time exceed the Swingline Maximum Amount. In the event the Swingline Purchaser funds more than three (3) Swingline Purchases in any calendar month, the Seller shall pay to the Deal Agent on behalf of the Swingline Purchaser a Swingline Fee. Swingline Purchases are revolving and may be repaid and readvanced in the Swingline Purchaser’s discretion.
          (b) Notwithstanding Articles II and III of this Agreement, VFCC hereby agrees that if the Swingline Purchaser funds any Swingline Purchase, VFCC shall acquire the related Purchased Asset from the Swingline Purchaser by reimbursing the Swingline Purchaser the Repurchase Price for such Swingline Purchase not later than 5 p.m. one (1) Business Day after the Swingline Purchaser funds such Swingline Purchase. The Seller hereby authorizes and instructs VFCC to acquire the related Purchased Asset from the Swingline Purchaser by reimbursing the Swingline Purchaser in the manner described in this Subsection 2.16(b). Upon the timely payment of the Repurchase Price for a Swingline Purchase to the
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Swingline Purchaser, such Purchased Asset shall continue to be a Purchased Asset under the Repurchase Documents and VFCC shall thereafter be the Purchaser thereof.
          (c) Unless sooner reimbursed by VFCC pursuant to Subsection 2.16(b), the Repurchase Price for the Swingline Purchases shall be repaid in full by the Seller to the Swingline Purchaser within one (1) Business Day following demand therefore from the Swingline Purchaser. The amounts due for Swingline Purchases shall be full recourse to the Seller. If the Repurchase Price for a Swingline Purchase is not repaid on or before the date and time such amounts are due, the same shall constitute an Event of Default under the Repurchase Documents.
ARTICLE III
CONDITIONS TO TRANSACTIONS
          Section 3.1 Conditions to Closing and Initial Purchase.
          Neither the Deal Agent nor the Purchaser shall be obligated to enter into any Transaction hereunder nor shall the Deal Agent or the Purchaser be obligated to take, fulfill or perform any other action hereunder until the following conditions have been satisfied, in the sole discretion of, or waived in writing by, the Deal Agent:
          (a) Each Repurchase Document shall have been duly executed by, and delivered to, the parties thereto, and the Deal Agent shall have received such other documents, instruments, agreements and legal opinions as the Deal Agent shall reasonably request in connection with the Transactions contemplated by this Agreement, each in form and substance satisfactory to the Deal Agent;
          (b) The Deal Agent shall have received (i) satisfactory evidence that the Seller and the Guarantor have obtained all required consents and approvals of all Persons, including all requisite Governmental Authorities, to the execution, delivery and performance of this Agreement and the other Repurchase Documents to which each is a party and the consummation of the transactions contemplated hereby or thereby or (ii) an Officer’s Certificate from each of the Seller and the Guarantor in form and substance reasonably satisfactory to the Deal Agent affirming that no such consents or approvals are required; it being understood that the acceptance of such evidence or Officer’s Certificate shall in no way limit the recourse of the Deal Agent, the Purchaser or any other Secured Party against the Seller or the Guarantor for a breach of the Seller’s or the Guarantor’s representation or warranty that all such consents and approvals have, in fact, been obtained;
          (c) The Seller, the Guarantor and the Pledgor shall each be in compliance in all material respects with all Applicable Laws and Contractual Obligations and shall have delivered to the Deal Agent as to this and other closing matters certification in the form of Exhibit I–1, I–2 and I–3, respectively;
          (d) The Deal Agent shall be in receipt of UCC searches regarding the Seller and the Pledgor from the appropriate jurisdictions;
          (e) The Seller and the Pledgor shall have delivered to the Deal Agent a perfection certificate in the form of Exhibit VI–1 and VI–2, respectively;
          (f) Any and all consents and waivers applicable to the Seller, the Guarantor or to the Purchased Items shall have been obtained;
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          (g) UCC Financing Statements shall have been filed in the appropriate filing offices;
          (h) The Deal Agent shall be in receipt of such Opinions of Counsel from the counsel to the Seller, the Guarantor, the Pledgor and the Custodian as the Deal Agent may require, each in form and substance satisfactory to the Deal Agent in its sole discretion, including, without limitation, corporate opinions and perfection opinions (filing and possession);
          (i) The Deal Agent shall be in receipt of a good standing certificate, secretary’s certificate, incumbency certificate and certified copies of the Authority Documents and applicable resolutions of the Seller, the Guarantor, the Pledgor and the Custodian evidencing the corporate or other authority for the Seller, the Guarantor, the Pledgor and the Custodian with respect to the execution, delivery and performance of the Repurchase Documents and each of the other documents to be delivered by the Seller, the Guarantor and the Custodian from time to time in connection herewith;
          (j) The Deal Agent as agent for the Secured Parties shall have received payment from the Seller of the fees payable under the Fee Letter and the amount of actual costs and expenses, including, without limitation, the fees and expenses of counsel to the Deal Agent and Purchaser as contemplated by Section 13.9, incurred by the Deal Agent and/or the Purchaser in connection with the development, preparation and execution of this Agreement, the other Repurchase Documents and any other documents prepared in connection herewith or therewith;
          (k) The Deal Agent is in receipt of pro–forma Financial Covenant calculations from ART;
          (l) No Event of Default or Material Adverse Effect shall have occurred;
          (m) The Deal Agent shall be in receipt of a Power of Attorney from the Seller and the Pledgor in the form of Exhibits III–1 and III–2, respectively;
          (n) The Deal Agent shall have completed to its satisfaction such due diligence as it may require in its discretion; and
          (o) The Deal Agent shall have received all such other and further documents, certifications, reports, approvals and legal opinions as the Deal Agent may reasonably require.
          Section 3.2 Conditions Precedent to all Transactions.
          The Deal Agent’s and the Purchaser’s agreement to enter into each Transaction (including the initial Transaction) is subject to the satisfaction of the following further conditions precedent, both immediately prior to entering into such Transaction and also after giving effect to the consummation thereof and the intended use of the proceeds of the sale:
          (a) no Applicable Law shall prohibit or render it unlawful, and no order, judgment or decree of Governmental Authority shall prohibit, enjoin or render it unlawful, to enter into such Transaction in accordance with the provisions hereof or any other transaction contemplated herein;
          (b) the Seller, the Guarantor, the Pledgor and each Servicer and PSA Servicer shall have delivered to the Deal Agent all reports and other information required to be delivered as of the date of such Transaction;
          (c) the Seller shall have delivered a Confirmation, via Electronic Transmission, in accordance with the procedures set forth in Section 2.2, and the Deal Agent shall have determined that the
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Mortgage Asset described in such Confirmation is an Eligible Asset, shall have approved in writing the purchase of the Mortgage Asset to be included in such Transaction in its discretion and shall have obtained all necessary internal credit and other approvals for such Transaction;
          (d) no Default or Event of Default shall have occurred and be continuing and no Margin Deficits are outstanding;
          (e) the Deal Agent shall have received a Compliance Certificate in the form of Exhibit X attached hereto (“Compliance Certificate”) from a Responsible Officer of the Seller and Guarantor that, among other things: (i) shows in detail the calculations demonstrating that, after giving effect to the requested Transaction, the aggregate Purchase Price of the Transactions outstanding shall not exceed the Maximum Amount, (ii) the Seller and the Guarantor have observed or performed all of their covenants and other agreements, and satisfied every condition, contained in this Agreement, the Repurchase Documents and the related documents to be observed, performed or satisfied by them, and that such Responsible Officer has obtained no knowledge of any Default or Event of Default except as specified in such certificate, (iii) states that all representations and warranties contained in this Agreement are true and correct on and as of such day as though made on and as of such day and shall be deemed to be made on such day, (iv) ART is in compliance with the Financial Covenants, and (v) discloses the status of each Interest Rate Protection Agreements described under clause (ii) of the definition thereof;
          (f) after giving effect to the requested Transaction, the aggregate outstanding Purchase Price of the Transactions outstanding shall not exceed the Asset Value of all the Purchased Assets subject to outstanding Transactions or the Maximum Amount;
          (g) subject to the Deal Agent’s right to perform one or more Due Diligence Reviews pursuant to Section 13.21, the Deal Agent shall have completed in accordance with Section 2.2 its due diligence review of the Mortgage Asset File and the Underwriting Package for each Purchased Asset and such other documents, records, agreements, instruments, mortgaged properties or information relating to such Mortgage Asset as the Deal Agent in its sole discretion deems appropriate to review and such review shall be satisfactory to the Deal Agent in its sole discretion;
          (h) with respect to any Eligible Asset to be purchased hereunder on the related Purchase Date that is not serviced by the Seller, the Seller shall have provided to the Deal Agent copies of the related Servicing Agreements and the Pooling and Servicing Agreements, certified as true, correct and complete copies of the originals, together with Servicer Redirection Notices fully executed by the Seller and the Servicer;
          (i) the Deal Agent as agent for the Secured Parties shall have received all fees and expenses of the Deal Agent, the Purchaser and counsel to the Deal Agent and the Purchaser as contemplated by Section 13.9 and the Fee Letter and, to the extent the Seller is required hereunder to reimburse the Deal Agent for such amounts, the Deal Agent shall have received the reasonable costs and expenses incurred by them in connection with the entering into of any Transaction hereunder, including, without limitation, costs associated with due diligence recording or other administrative expenses necessary or incidental to the execution of any Transaction hereunder, which amounts, at the Deal Agent’s option, may be withheld from the sale proceeds of any Transaction hereunder;
          (j) none of the following shall have occurred and/or be continuing:
     (i) an event or events shall have occurred in the good faith determination of the Deal Agent resulting in the effective absence of a “repo market” or related “lending market” for purchasing (subject to repurchase) or financing debt obligations secured by commercial mortgage loans or securities, or an event or events shall have occurred resulting in the Purchaser or any Secured Party not being able to finance Mortgage Assets through the “repo market” or “lending market” with traditional counterparties at rates that would have been reasonable prior to the occurrence of such event or events;
     (ii) an event or events shall have occurred resulting in the effective absence of a “securities market” for securities backed by Mortgage Assets, or an event or events shall have occurred resulting in the Deal Agent, the Purchaser or any Secured Party not being able to sell securities backed by Mortgage Assets at prices that would have been reasonable prior to such event or events; or
     (iii) there shall have occurred a material adverse change in the financial condition of the Purchaser or any Secured Party that affects (or can reasonably be expected to affect) materially and adversely the ability of the Purchaser or any Secured Party to fund its obligations under this Agreement.
          (k) for each Non–Table Funded Purchased Asset, the Deal Agent shall have received from the Custodian on each Purchase Date a Trust Receipt (along with a completed Mortgage Asset File Checklist attached thereto) and an Asset Schedule and Exception Report with respect to the Basic Mortgage Asset Documents for each Eligible Asset, each dated the Purchase Date, duly completed and, in the case of the Asset Schedule and Exception Report, with exceptions acceptable to the Deal Agent in its sole discretion in respect of Eligible Assets to be purchased hereunder on such Business Day. In the case of a Table Funded Purchased Asset or Swingline Purchase, the Deal Agent shall have received on the related Purchase Date the Table Funded Trust Receipt and all other items described in the second (2nd) sentence of Subsection 2.2(h), each in form and substance satisfactory to the Deal Agent in its sole discretion, provided that the Deal Agent subsequently receives the items described in Subsections 2.2(d) and (h) and the other delivery requirements under the Custodial Agreement on or before the date and time specified herein and therein, which items shall be in form and substance satisfactory to the Deal Agent in its sole discretion;
          (l) the Deal Agent shall have received from the Seller a Warehouse Lender’s Release Letter substantially in the form of Exhibit VII–B hereto (or such other form acceptable to the Deal Agent) (“Warehouse Lender’s Release Letter”), if applicable, or a Seller’s Release Letter substantially in the form of Exhibit VII–A hereto (or such other form acceptable to the Deal Agent) (“Seller’s Release Letter”) covering each Eligible Asset to be sold to the Deal Agent;
          (m) prior to the purchase of any Eligible Asset acquired (by purchase or otherwise) by the Seller from any Affiliate of the Seller, the Deal Agent shall have received certified copies of the applicable Purchase Agreements and a True Sale Opinion;
          (n) The Deal Agent shall be in receipt of the Servicing Agreements (including a Servicing Agreement for the Preferred Equity Interest or an addendum to the existing Servicing Agreement providing for the servicing of the Preferred Equity Interests) and the Pooling and Servicing Agreements (if any), certified as true, correct and complete copies of the originals, together with the Servicer Redirection Notices, fully executed by the Seller and Servicer;
          (o) on and as of such day, the Seller, the Guarantor and the Custodian shall have performed all of the covenants and agreements contained in the Repurchase Documents to be performed by such Person at or prior to such day;
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          (p) the Repurchase Date for such Transaction is not later than to the earlier of (i) the Facility Maturity Date and (ii) 364 calendar days from the Purchase Date.
          (q) the Deal Agent shall have received evidence satisfactory to the Deal Agent that the Seller has delivered an irrevocable instruction to each Servicer or PSA Servicer under a Pooling and Servicing Agreement, as applicable, to pay Income with respect to the Purchased Items directly to the Collection Account as provided herein, which instructions may not be modified without the prior written consent of the Deal Agent;
          (r) both immediately prior to the requested Transaction and also after giving effect thereto and to the intended use thereof, the representations and warranties made by the Seller and the Guarantor in Section 4.1 shall be true, correct and complete on and as of such Purchase Date in all material respects with the same force and effect as if made on and as of such date (or, if any such representation or warranty is expressly stated to have been made only as of a specific date, as of such specific date);
          (s) the Deal Agent shall be in receipt of the evidence of insurance required by Section 9.1 of the Custodial Agreement;
          (t) the Seller shall have delivered any other opinion or closing item required by Section 3.1 that was, with the written consent of the Deal Agent, not delivered on the Closing Date;
          (u) if applicable and to the extent required for the Deal Agent, the Purchaser or any Secured Party to assert its rights with respect to an Eligible Asset, a certification of good standing for the Seller in each jurisdiction where the Mortgaged Property is located;
          (v) other conditions to such Purchase set forth in this Agreement or the Custodial Agreement are satisfied;
          (w) to the extent there are additional Sellers other than the initial Seller, the additional Sellers shall each deliver to the Deal Agent a duly executed Power of Attorney in the form attached as Exhibit III, a Joinder Agreement in form and substance satisfactory to the Deal Agent in its discretion and all other agreements, documents, certifications, UCC financing statements and Opinions of Counsel required of the Seller hereunder at the Closing Date or under the Joinder Agreement;
          (x) to the extent applicable, the Seller shall have delivered the opinions required by Section 3.3;
          (y) for each Preferred Equity Interest, the Seller has executed and delivered all instruments and documents and has taken all further action reasonably necessary and desirable or that the Deal Agent has reasonably requested in order to (i) perfect and protect the Deal Agent’s security interest in such Preferred Equity Interest (including, without limitation, execution and delivery of one or more control agreements reasonably acceptable to the Deal Agent, execution and filing of UCC financing statements and any and all other actions reasonably necessary to satisfy the Deal Agent that the Deal Agent has obtained a first priority perfected security interest in such Preferred Equity Interest); (ii) enable the Deal Agent to exercise and enforce its rights and remedies hereunder in respect of such Preferred Equity Interest; and (iii) otherwise effect the purposes of this Agreement, including, without limitation and if requested by the Deal Agent, having delivered to the Deal Agent irrevocable proxies in respect of such Preferred Equity Interest; and
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          (z) the Deal Agent shall have received all such other and further documents, reports, certifications, approvals and legal opinions as the Deal Agent in its sole discretion shall reasonably require.
          Each Confirmation delivered by the Seller hereunder shall constitute a certification by the Seller that all the conditions set forth in Section 3.1 and this Section 3.2 have been satisfied (both as of the date of such notice or request and as of the date of such purchase).
          The failure of the Seller or the Guarantor, as applicable, to satisfy any of the foregoing conditions precedent in respect of any Transaction shall, unless such failure was expressly waived in writing by the Deal Agent on or prior to the related Purchase Date, give rise to a right of the Deal Agent, which right may be exercised at any time on the demand of the Deal Agent, to rescind the related Transaction and direct the Seller to pay to the Deal Agent as agent for the Secured Parties an amount equal to the Purchase Price, the Price Differential, Breakage Costs and other amounts due in connection therewith during any such time that any of the foregoing conditions precedent were not satisfied.
          Section 3.3 Additional Opinions.
          To the extent required by any Rating Agency at any time, the Seller shall (i) amend its Authority Documents to require two (2) Independent Directors and add any other provision that may be required by any such Rating Agency in its discretion or by the Deal Agent in its reasonable discretion, (ii) provide to the Deal Agent a non–consolidation opinion regarding the Seller, the Pledgor and the Guarantor, which opinion shall be satisfactory to the Deal Agent in its reasonable discretion and the Rating Agencies in their discretion, (iii) provide the Deal Agent with one (1) or more legal opinions addressing the single–member limited liability company structure of the Seller, which opinions shall be satisfactory to the Deal Agent in its reasonable discretion and the Rating Agencies in their discretion, and (iv) any additional opinions or requirements that any Rating Agency may require, which opinions shall be satisfactory to the Deal Agent in its reasonable discretion and the Rating Agencies in their discretion.
ARTICLE IV
REPRESENTATIONS AND WARRANTIES
          Section 4.1 Representations and Warranties.
          Each of the Seller and the Guarantor represents and warrants, as of the date of this Agreement and any Transaction hereunder and at all times while any Repurchase Document and any Transaction hereunder is in full force and effect, as follows:
          (a) Organization and Good Standing. Each of the Seller’s and the Guarantor’s exact legal name is set forth on the signature pages to this Agreement. The Seller has been duly organized, and is validly existing as a limited liability company in good standing, under the laws of the State of Delaware, with all requisite limited liability company power and authority to own or lease its Properties and conduct its business as such business is presently conducted, and had, at all relevant times, and now has, all necessary power, authority and legal right to acquire, own and sell the Purchased Items. ART has been duly organized, and is validly existing as a corporation in good standing, under the laws of the State of Maryland, with all requisite corporate power and authority to own or lease its Properties and conduct its business as such business is presently conducted. Arbor Realty has been duly organized, is validly existing as a limited partnership in good standing, under the laws of the State of Delaware, with all
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requisite partnership power and authority to own or lease its Properties and conduct its business as such business is presently conducted.
          (b) Due Qualification. Each of the Seller and the Guarantor is duly qualified to do business and is in good standing as a limited liability company, corporation and limited partnership, respectively, and has obtained all necessary licenses and approvals, in all jurisdictions in which the ownership or lease of Property or the conduct of its business requires such qualification, licenses or approvals.
          (c) Power and Authority; Due Authorization; Execution and Delivery. Each of the Seller and the Guarantor (i) has all necessary power, authority and legal right (A) to execute and deliver the Repurchase Documents to which it is a party, (B) to carry out the terms of the Repurchase Documents to which it is a party, (C) with respect to the Seller, to sell and assign an ownership interest in the Purchased Items, and (D) with respect to the Seller, to sell the Purchased Items on the terms and conditions provided herein, and (ii) has duly authorized by all necessary corporate action (A) the execution, delivery and performance of the Repurchase Documents to which it is a party, and (B) with respect to the Seller, the sale and assignment of an ownership interest in the Purchased Items on the terms and conditions herein provided. The Repurchase Documents to which each of the Seller and the Guarantor is a party have been duly executed and delivered by the Seller and the Guarantor, as applicable.
          (d) Binding Obligation. Each of the Repurchase Documents to which each of the Seller and the Guarantor is a party constitutes a legal, valid and binding obligation of the Seller and the Guarantor, as applicable, enforceable against the Seller and the Guarantor in accordance with its respective terms, except as such enforceability may be limited by Insolvency Laws and by general principles of equity (whether considered in a suit at law or in equity).
          (e) No Violation. The consummation of the transactions contemplated by the Repurchase Documents to which each of the Seller and the Guarantor is a party and the fulfillment of the terms hereof and thereof will not (i) conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under, the Seller’s or the Guarantor’s, as applicable, Authority Documents or any material Contractual Obligation of the Seller or the Guarantor, as applicable, (ii) result in the creation or imposition of any Lien (other than Permitted Liens) upon any of the Seller’s or the Guarantor’s, Properties pursuant to the terms of any such Contractual Obligation, other than this Agreement, or (iii) violate any Applicable Law.
          (f) No Proceedings. There is no material litigation, proceeding or investigation pending or, to the best knowledge of each of the Seller or the Guarantor, threatened against the Seller or the Guarantor, before any Governmental Authority (i) asserting the invalidity of the Repurchase Documents to which each of the Seller and the Guarantor is a party, (ii) seeking to prevent the consummation of any of the transactions contemplated by the Repurchase Documents to which each of the Seller and the Guarantor is a party, or (iii) seeking any determination or ruling that could reasonably be expected to have Material Adverse Effect.
          (g) All Consents Required. All approvals, authorizations, consents, orders or other actions of any Person or of any Governmental Authority (if any) required for the due execution, delivery and performance by the Seller and the Guarantor of the Repurchase Documents to which each of the Seller and the Guarantor is a party (including the transfer of and the grant of a security interest in the Purchased Items) have been obtained, effected or given and are in full force and effect.
          (h) Bulk Sales. The execution, delivery and performance of this Agreement and the transactions contemplated hereby do not require compliance with any “bulk sales” act or similar law by the Seller or the Guarantor.
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          (i) Solvency. Neither the Seller nor the Guarantor is the subject of any Insolvency Proceedings or Insolvency Event. The Transactions under this Agreement and any other Repurchase Document to which each of the Seller and the Guarantor is a party do not and will not render the Seller or the Guarantor not Solvent.
          (j) Selection Procedures. No procedures believed by the Seller or the Guarantor to be adverse to the interests of the Deal Agent, the Purchaser or the Secured Parties were utilized by the Seller or the Guarantor in identifying and/or selecting the Purchased Assets. In addition, each Purchased Asset shall have been underwritten in accordance with and satisfy any applicable standards that have been established by the Seller, the Guarantor and any of their Affiliates and are then in effect.
          (k) Taxes. Each of the Seller and the Guarantor has filed or caused to be filed all tax returns that are required to be filed by it. Each of the Seller and the Guarantor has paid or made adequate provisions for the payment of all Taxes and all assessments made against it or any of its Property (other than any amount of Tax the validity of which is currently being contested in good faith by appropriate proceedings and with respect to which reserves in accordance with GAAP have been provided on the books of the Seller), and no tax Lien has been filed and, to each of the Seller’s and the Guarantor’s knowledge, no claim is being asserted, with respect to any such Tax, fee or other charge.
          (l) Exchange Act Compliance; Regulations T, U and X. None of the transactions contemplated herein (including, without limitation, the use of the proceeds from the sale of the Purchased Items) will violate or result in a violation of Section 7 of the Exchange Act, or any regulations issued pursuant thereto, including, without limitation, Regulations T, U and X. Neither the Seller nor the Guarantor owns or intends to carry or purchase, and no proceeds from the Transactions will be used to carry or purchase, any “margin stock” within the meaning of Regulation U or to extend “purpose credit” within the meaning of Regulation U.
          (m) Environmental Matters.
     (i) No Properties owned or leased by the Seller or the Guarantor and, to the knowledge of each of the Seller and the Guarantor, no Properties formerly owned or leased by the Seller or the Guarantor, or any Subsidiaries thereof, contain, or have previously contained, any Materials of Environmental Concern in amounts or concentrations that constitute or constituted a violation of, or reasonably could be expected to give rise to liability under, Environmental Laws;
     (ii) Each of the Seller and the Guarantor is in compliance, and has in the last five (5) years (or such shorter period as the Seller and/or the Guarantor shall have been in existence) been in compliance, with all applicable Environmental Laws, and, to the knowledge of the Seller and the Guarantor, there is no violation of any Environmental Laws that reasonably could be expected to interfere with the continued operations of the Seller or the Guarantor;
     (iii) Neither the Seller nor the Guarantor has received any notice of violation, alleged violation, non–compliance, liability or potential liability under any Environmental Law, nor does the Seller or the Guarantor have knowledge that any such notice will be received or is being threatened;
     (iv) Materials of Environmental Concern have not been transported or disposed of by the Seller or the Guarantor in violation of, or in a manner or to a location that reasonably could be expected to give rise to liability under, any applicable Environmental Law, nor has any of them generated, treated, stored or disposed of at, on or under any of the Properties in violation of, or in
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a manner that reasonably could be expected to give rise to liability under, any applicable Environmental Law;
     (v) No judicial proceedings or governmental or administrative action is pending, or, to the knowledge of each of the Seller and the Guarantor, threatened, under any Environmental Law to which Seller or the Guarantor is or will be named as a party, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements arising out of judicial proceedings or governmental or administrative actions, outstanding under any Environmental Law to which the Seller or the Guarantor is a party;
     (vi) There has been no release or, to the best knowledge of each of the Seller and the Guarantor, threat of release of Materials of Environmental Concern in violation of or in amounts or in a manner that reasonably could be expected to give rise to liability under any Environmental Law for which the Seller or the Guarantor may become liable; and
     (vii) To the best knowledge of each of the Seller and the Guarantor, each of the representations and warranties set forth in the preceding clauses (i) through (vi) is true and correct with respect to each parcel of real property owned or operated by the Seller and the Guarantor.
          (n) Security Interest.
     (i) This Agreement and the applicable Transfer Documents constitute a valid transfer to the Purchaser or its designee of all right, title and interest of the Seller in, to and under all Purchased Items, free and clear of any Lien of any Person claiming through or under the Seller, the Guarantor or any of their Affiliates, except for Permitted Liens and the Seller’s repurchase rights described in Article II, and is enforceable against creditors of and purchasers from the Seller. If the conveyances contemplated by this Agreement are determined to be transfers for security, then this Agreement constitutes a grant of a security interest in all Purchased Items to the Deal Agent as agent for the Secured Parties, that, upon the delivery of the Transfer Documents and Mortgage Asset Files to the Custodian and the filing of the financing statements described in Subsection 4.1(n)(v), shall be a first priority perfected security interest in all Purchased Items to the extent such Purchased Items can be perfected by possession or by filing, subject only to Permitted Liens. Neither the Seller nor any Person claiming through or under the Seller shall have any claim to or interest in the Collection Account or the Homewood Interest Reserve, except for the interest of the Seller in such property as a debtor for purposes of the UCC;
     (ii) The Purchased Items constitute either a “general intangible,” an “instrument,” an “account,” “investment property,” a “security,” a “deposit account,” a “financial asset,” an “uncertificated security,” a “securities account,” a “securities entitlement” and/or “chattel paper” within the meaning of the applicable UCC;
     (iii) Other than the Lien and transfers contemplated hereunder, the Seller has not sold, assigned, pledged, encumbered or otherwise conveyed any of the Purchased Items to any Person, and, immediately prior to the sale to the Purchaser or its designee, the Seller was the sole owner of such Purchased Items, and the Seller owns and has good and marketable title to the Purchased Items free and clear of any Lien (other than Permitted Liens);
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     (iv) The Seller has received all consents and approvals, if any, required by the terms of any Purchased Items to the sale and granting of a security interest in the Purchased Items hereunder to the Deal Agent as agent for the Secured Parties;
     (v) Upon the filing of the UCC Financing Statements describing the Purchased Items, in the jurisdictions and recording offices listed on Schedule 7 attached hereto, the security interests granted hereunder in the Purchased Items shall constitute fully perfected first priority security interests under the Uniform Commercial Code in all right, title and interest of the Seller in, to and under such Purchased Items that can be perfected by filing under the UCC;
     (vi) Upon execution and delivery of the Account Agreement, the Purchaser or its designee shall either be the owner of, or the Deal Agent as agent for the Secured Parties shall have a valid and fully perfected first priority security interest in, the Collection Account, the Homewood Interest Reserve and the deposits and investment property on deposit in each of the foregoing accounts;
     (vii) The Seller has not authorized the filing of and is not aware of any financing statements against the Seller that include a description of collateral covering the Purchased Items other than any financing statement (A) relating to the security interests granted to the Seller under the Purchase Agreements (if any), (B) that has been terminated, or (C) pursuant hereto. The Seller is not aware of the filing of any judgment or tax Lien filings against the Seller;
     (viii) Upon receipt by Custodian of each Mortgage Note, Mezzanine Note or Junior Interest Document, as applicable, endorsed in blank by a duly authorized officer of the Seller and payment by the Purchaser of the applicable Purchase Price, either a purchase shall have been completed by the Purchaser or its designee of each Mortgage Note or Junior Interest Document, as applicable, or the Deal Agent as agent for the Secured Parties shall have a valid and fully perfected first priority security interest in each Mortgage Note or Junior Interest Document, as applicable;
     (ix) All original Mortgage Notes, Mezzanine Notes and Junior Interest Documents have been, or, subject to the delivery requirements contained herein, will be delivered to the Custodian; and
     (x) None of the Mortgage Notes, Mezzanine Notes or Junior Interest Documents has any marks or notations indicating that they have been pledged, assigned or otherwise conveyed to any Person other than the Deal Agent as agent for the Secured Parties.
(o) Location of Offices. The Seller’s location (within the meaning of Article 9 of the UCC) is 333 Earle Ovington Boulevard, Uniondale, New York 11553. The office where the Seller keeps all the records (within the meaning of Article 9 of the UCC) is at the address of the Seller referred to in Section 13.2 hereof (or at such other locations as to which the notice and other requirements specified in Subsection 5.1(n) shall have been satisfied). ARF’s organizational number is 3739319. Arbor Realty’s organizational number is 3668030. ARSR Tahoe’s organizational number is 4164613. The Seller has not changed its name, whether by amendment of its certificate of incorporation, by reorganization or otherwise, and has not changed its location, since the Closing Date.
          (p) Tradenames. The Seller has no trade names, fictitious names, assumed names or “doing business as” names or other names under which it has done or is doing business.
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          (q) Value Given. The Seller shall have given reasonably equivalent value to each Transferor in consideration for the transfer to the Seller of the Purchased Items under the applicable Purchase Agreement, no such transfer shall have been made for or on account of an antecedent debt owed by the Transferor thereunder to the Seller, and no such transfer is or may be voidable or subject to avoidance under any section of the Bankruptcy Code.
          (r) [Reserved].
          (s) Compliance with Anti–Terrorism Laws. Neither the Seller, the Guarantor nor the Pledgor (i) is or will be in violation of any Anti–Terrorism Law, (ii) is or will be a Prohibited Person, (iii) conducts any business or engages in any transaction or dealing with any Prohibited Person, including the making or receiving any contribution of funds, goods or services to or for the benefit of any Prohibited Person, (iv) deals in, or otherwise engages in any transaction relating to, any property or interests in property blocked pursuant to Executive Order No. 13224, (v) engages in or conspires to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti–Terrorism Law, (vi) has more than 10% of its assets in a Prohibited Person or derives more than 10% of its operating income from direct or indirect investments in, or transactions with, any Prohibited Person, and (vii) engages in or will engage in any of the foregoing activities in the future. To the extent applicable, each of the Seller, the Guarantor and the Pledgor has established an adequate anti–money laundering compliance program as required by the Anti–Terrorism Laws, has conducted the requisite due diligence in connection with the origination or acquisition of each Mortgage Asset and each Purchased Asset for purposes of the Anti–Terrorism Laws, including with respect to the legitimacy of the applicable Borrower and the origin of the assets used by the said Borrower to purchase the property in question, and maintains, and will maintain, sufficient information to identify the applicable Borrower for purposes of the Anti–Terrorism Laws. No Mortgage Asset or Purchased Asset is subject to nullification pursuant to any Anti–Terrorism Law, no Mortgage Asset is in violation of any Anti–Terrorism Law, and no Borrower is in violation of or adversely affected by the provisions of any Anti–Terrorism Law nor listed as a Prohibited Person. The proceeds of any Purchase Price have not been used and shall not be used to fund any operations in, finance any investments or activities in or make any payments to a Prohibited Person.
          (t) Investment Company Act. Neither the Seller nor the Guarantor is, and neither is controlled by, an “investment company” within the meaning of the 40 Act, as amended, or is exempt from the provisions of the 40 Act.
          (u) ERISA. The Seller, the Guarantor and each ERISA Affiliate have made all required contributions to each Benefit Plan subject to Section 412 of the Code, and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code has been made with respect to any Benefit Plan. Neither the Seller, the Guarantor nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Sections 4201 or 4243 of ERISA with respect to a Multiemployer Plan, nor has there been a complete or partial withdrawal by the Seller, the Guarantor or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization. The present value of all benefits vested under all “employee pension benefit plans,” as such term is defined in Section 3(2) of ERISA, maintained by each of the Seller and the Guarantor, or in which employees of the Seller or the Guarantor are entitled to participate, as from time to time in effect (herein called the “Pension Plans”), does not exceed the value of the assets of the Pension Plan allocable to such vested benefits (based on the value of such assets as of the last annual valuation date). No prohibited transactions, accumulated funding deficiencies, withdrawals or reportable events have occurred with respect to any Pension Plans that, in the aggregate, could subject the Seller or the Guarantor to any material tax, penalty or other liability. No Lien in favor of the PBGC or a Pension Plan has arisen or is
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likely to arise on account of any Pension Plan. No notice of intent to terminate a Pension Plan under Section 4041(b) of ERISA has been filed, nor has any Pension Plan been terminated under Section 4041(c) of ERISA, nor has the PBGC instituted proceedings to terminate or appoint a trustee to administer a Pension Plan, and no event has occurred or condition exists that might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan.
          (v) PUHCA. Neither the Seller nor the Guarantor is a “holding company” or a subsidiary holding company” of a “holding company” within the meaning of the Public Utility Holding Company Act of 1935, as amended, or any successor statute.
          (w) Compliance with Law. Each of the Seller and the Guarantor has complied in all respects with all Applicable Laws to which it may be subject, and no Purchased Item contravenes any Applicable Laws (including, without limitation, laws, rules and regulations relating to licensing, truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy).
          (x) Income. The Seller acknowledges that all Income received by it or its Affiliates and the Servicers or PSA Servicer with respect to the Purchased Items sold hereunder are held and shall be held for the benefit of the Deal Agent as agent for the Secured Parties until deposited into the Collection Account as required herein.
          (y) Set–Off, etc. No Purchased Item has been compromised, adjusted, extended, satisfied, subordinated, rescinded, set–off or modified by the Seller, the Transferor or the Borrower thereof, and no Purchased Item is subject to compromise, adjustment, extension (except as set forth in the related Mortgage Asset File), satisfaction, subordination, rescission, set–off, counterclaim, defense, abatement, suspension, deferment, deduction, reduction, termination or modification, whether arising out of transactions concerning the Purchased Item or otherwise, by the Seller, the Transferor or the Borrower with respect thereto, except for amendments to such Purchased Assets otherwise permitted under Section 6.10 of this Agreement.
          (z) Full Payment. Neither the Seller nor the Guarantor has knowledge of any fact that should lead it to expect that any Purchased Asset will not be paid in full.
          (aa) [Reserved].
          (bb) Assignments. The Assignments do not violate any provisions of the underlying Mortgage Loan Documents, such documents do not contain any express or implied prohibitions on sales or assignments of such Purchased Assets, and such agreements are valid, binding and enforceable against the Seller.
          (cc) Eligibility of Purchased Assets. With respect to each Purchased Asset, each representation and warranty on Schedule 1 is true and correct.
          (dd) Acting as Principal. The Seller will engage in such Transactions as principal, or, if agreed in writing in advance of any Transaction by the Deal Agent in its discretion, as agent for a disclosed principal.
          (ee) No Broker. The Seller has not dealt with any broker, investment banker, agent, or other Person, except for the Deal Agent or the Purchaser (or an Affiliate of the Deal Agent or the Purchaser), who may be entitled to any commission or compensation in connection with the sale of Purchased Assets pursuant to this Agreement.
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          (ff) Ability to Perform. Neither the Seller nor the Guarantor believes, nor does either have any reason or cause to believe, that it cannot perform each and every agreement and covenant contained in the Repurchase Documents applicable to it to which it is a party.
          (gg) No Default. No Default or Event of Default has occurred and is continuing hereunder.
          (hh) Financial Condition.
     (i) The consolidated balance sheet of ART and its Consolidated Subsidiaries provided to the Deal Agent and the related consolidated statements of income and retained earnings and of cash flows, copies of which have heretofore been furnished to the Deal Agent, are complete and correct and present fairly the consolidated financial condition of ART and its Consolidated Subsidiaries as at such date, and the consolidated results of their operations and their consolidated cash flows as of the date of such financial statements and other information. All such financial statements, including the related schedules and notes thereto (if any), have been prepared in accordance with GAAP applied consistently throughout the periods involved (except as disclosed therein). Except as set forth on Schedule 6 attached hereto, neither ART nor any of its Consolidated Subsidiaries had, at the date of the most recent balance sheet referred to above, any material contingent liability or liability for taxes, or any long term lease or unusual forward or long term commitment, including, without limitation, any interest rate or foreign currency swap or exchange transaction or other financial derivative, that is not reflected in the foregoing statements or in the notes thereto. During the period from the date of the financial statements and other financial information delivered to the Deal Agent, to and including the date hereof, there has been no sale, transfer or other disposition by ART or any of its Consolidated Subsidiaries of any material part of its business or property and no purchase or other acquisition of any business or property (including any Equity Interest of any other Person) material in relation to the consolidated financial condition of ART and its Consolidated Subsidiaries on the date hereof.
     (ii) The operating forecast and cash flow projections of ART and its Consolidated Subsidiaries, copies of which have heretofore been furnished to the Deal Agent, have been prepared in good faith under the direction of a Responsible Officer of ART and in accordance with GAAP. ART has no reason to believe that as of the date of delivery thereof such operating forecast and cash flow projections are materially incorrect or misleading in any material respect or omit to state any material fact which would render them misleading in any material respect. ART shall not be required to provide information in its projections if the disclosure of such information would violate Applicable Laws relating to insider trading.
          (ii) Servicing Agreements. The Seller has delivered to the Deal Agent all Servicing Agreements and all Pooling and Servicing Agreements with respect to the Purchased Assets, and, to the best of the Seller’s knowledge, no material default or event of default exists thereunder.
          (jj) Existing Financing Facilities. All credit facilities, repurchase facilities or substantially similar facilities of the Seller and the Guarantor that are presently in effect are listed under the definition of “Existing Financing Facilities.” To the Seller’s and the Guarantor’s knowledge, no material defaults or events of default exist thereunder. Other than the Bank Repurchase Facility, ARF and ARSR Tahoe are not a party to any Existing Financing Facility.
          (kk) [Reserved].
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          (ll) True and Complete Disclosure. To the Seller’s and the Guarantor’s actual knowledge, the information, reports, certificates, documents, financial statements, books, records, files, exhibits and schedules furnished in writing by or on behalf of each of the Seller and the Guarantor to the Deal Agent, the Purchaser or the other Affected Parties in connection with the negotiation, preparation or delivery of this Agreement and the other Repurchase Documents or included herein or therein or delivered pursuant hereto or thereto, when taken as a whole, do not contain any untrue statement of material fact or omit to state any material fact necessary to make the statements herein or therein, in light of the circumstances under which they were made, not misleading. All written information furnished after the date hereof by or on behalf of each of the Seller and the Guarantor to the Deal Agent, the Purchaser or the other Affected Parties in connection with this Agreement and the other Repurchase Documents and the transactions contemplated hereby and thereby will be true, complete and accurate in every material respect, or (in the case of projections) based on reasonable estimates, on the date as of which such information is stated or certified. There is no fact known to a Responsible Officer of the Seller or the Guarantor, after due inquiry, that could reasonably be expected to have a Material Adverse Effect that has not been disclosed to the Deal Agent, the Purchaser or the other Affected Parties. All projections furnished on behalf of the Seller or the Guarantor to the Deal Agent, the Purchaser or the other Affected Parties were prepared and presented in good faith by or on behalf of the Seller or the Guarantor.
          (mm) No Reliance. Each of the Seller and the Guarantor has made its own independent decisions to enter into the Repurchase Documents and each Transaction and as to whether such Transaction is appropriate and proper for it based upon its own judgment and upon advice from such advisors (including, without limitation, legal counsel and accountants) as it has deemed necessary. Each of the Seller and the Guarantor is not relying upon any advice from the Deal Agent, the Purchaser or any Affected Party as to any aspect of the Transactions, including, without limitation, the legal, accounting or tax treatment of such Transactions.
          (nn) [Reserved].
          (oo) Insurance. Each of the Seller and the Guarantor has and maintains, with respect to its Properties and business, insurance which meets the requirements of Subsection 5.1(nn). In addition, the Seller shall maintain the insurance required by Section 5.7 of the Custodial Agreement.
          (pp) Purchased Assets. (i) There are no outstanding rights, options, warrants or agreements for the purchase, sale or issuance of the Purchased Assets created by, through, or as a result of the Seller’s or the Guarantor’s actions or inactions; (ii) there are no agreements on the part of any Repurchase Party to issue, sell or distribute the Purchased Assets, other than this Agreement, and (iii) the Seller has no obligation (contingent or otherwise) to purchase, redeem or otherwise acquire any securities or any interest therein or to pay any dividend or make any distribution in respect of the Purchased Assets.
          (qq) No Change. Since September 30, 2003 there has been no development or event, nor any prospective development or event, which has had or could reasonably be expected to have a Material Adverse Effect.
          (rr) Subsidiaries. The Seller is a Subsidiary of ART, the Sellers have no Subsidiaries other than those listed on Schedule 8, and Schedule 8 sets forth the name of each direct or indirect Subsidiary of the Seller and the Guarantor.
          (ss) Labor Relations. Neither the Seller nor the Guarantor is engaged in any unfair labor practice which could reasonably be expected to have a Material Adverse Effect. There is (i) no unfair labor practice complaint pending or, to the best knowledge of each of the Seller and the Guarantor and each of the Subsidiaries, threatened against the Seller or the Guarantor before the National Labor
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Relations Board which could reasonably be expected to have a Material Adverse Effect and no grievance or arbitration proceeding arising out of or under a collective bargaining agreement is so pending or, to the knowledge of the Repurchase Parties, threatened, (ii) no strike, labor dispute, slowdown or stoppage pending or, to the best knowledge of each of the Seller and the Guarantor, threatened against the Seller or the Guarantor, and (iii) no union representation question existing with respect to the employees of a Repurchase Party and to the knowledge of the Repurchase Parties, no union organizing activities are taking place with respect to any thereof.
          (tt) Separateness. As of the date hereof, the Seller (other than Arbor Realty) (i) owns no assets, and does not engage in any business, other than the assets and transactions specifically contemplated by this Agreement; (ii) has not incurred any indebtedness or obligation, secured or unsecured, direct or indirect, absolute or contingent (including guaranteeing any obligation), other than (W) with respect to Retained Interests, (X) commitments to make loans which may become Eligible Assets, and (Y) as permitted herein; (iii) has not made any loans or advances to any Affiliate other than loans to the Guarantor that have been disclosed in writing to and approved in writing by the Deal Agent, and has not acquired obligations or securities of its Affiliates; (iv) has paid its debts and liabilities (including, as applicable, shared personnel and overhead expenses) only from its own assets; (v) complies with the provisions of its organizational documents; (vi) does all things necessary to observe organizational formalities and to preserve its existence, and has not amended, modified or otherwise changed its Authority Documents, or suffered same to be amended, modified or otherwise changed; (vii) maintains all of its books, records, financial statements and bank accounts separate from those of its Affiliates (except that such financial statements may be consolidated to the extent consolidation is required under the GAAP consistently applied or as a matter of Applicable Law); (viii) is, and at all times holds itself out to the public as, a legal entity separate and distinct from any other entity (including any Affiliate), corrects any known misunderstanding regarding its status as a separate entity, conducts business in its own name, does not identify itself or any of its Affiliates as a division or part of the other; (ix) maintains adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations; (x) does not engage in or suffer any change of ownership, dissolution, winding up, liquidation, consolidation or merger in whole or in part; (xi) does not commingle its funds or other assets with those of any Affiliate or any other Person; (xii) maintains its accounts separately from those of any Affiliate or any other Person; (xiii) does not hold itself out to be responsible for the debts or obligations of any other Person; (xiv) has not (A) filed or consented to the filing of any Insolvency Proceeding with respect to the Seller, instituted any proceedings under any applicable Insolvency Law or otherwise sought any relief under any laws relating to the relief from debts or the protection of debtors generally with respect to the Seller, (B) sought or consented to the appointment of a receiver, liquidator, assignee, trustee, sequestrator, custodian or any similar official for the Seller or a substantial portion of its properties or (C) made any assignment for the benefit of the Seller’s creditors; (xv) has at least one (1) Independent Director or such greater number as required by the Deal Agent or any Rating Agency; (xvi) shall maintain an arm’s length relationship with its Affiliates; (xvii) maintain a sufficient number of employees in light of contemplated business operations; (xviii) use separate stationary, invoices and checks; and (xvix) allocate fairly and reasonably any overhead for shared office space.
          (uu) No Defenses. There are no defenses, offsets, counterclaims, abatements, rights of rescission or other claims, legal or equitable, available to the Seller or the Guarantor or any other Person with respect to this Agreement, the Repurchase Documents or any other instrument, document and/or agreement described herein or therein, as modified and amended hereby, or with respect to the obligation of the Seller to repay the Aggregate Unpaids and other amounts due hereunder.
Master Repurchase Agreement
(VFCC and Arbor)

ARTICLE V
COVENANTS
          Section 5.1 Covenants.
          From the date hereof until the Aggregate Unpaids are paid in full:
          (a) Compliance with Laws. Each of the Seller and the Guarantor will comply in all material respects with all Applicable Laws (including Environmental Laws), including those with respect to the Purchased Items or any part thereof, and all Contractual Obligations.
          (b) Preservation of Company Existence. Each of the Seller and the Guarantor will preserve and maintain its corporate, limited liability company or limited partnership, as applicable, existence, rights, franchises and privileges in the jurisdiction of its formation or organization and will qualify and remain qualified in good standing as a corporation, limited liability company or limited partnership, as applicable, in each jurisdiction where the failure to preserve and maintain such existence, rights, franchises, privileges and qualification has had, or could reasonably be expected to have, a Material Adverse Effect.
          (c) Performance and Compliance with Purchased Assets. The Seller will, at its expense, timely and fully perform and comply (or cause the Transferors to perform and comply pursuant to the Purchase Agreements) with all provisions, covenants and other promises required to be observed by it under the Purchased Items and all other agreements related to such Purchased Items.
          (d) Keeping of Records and Books of Account. Each of the Seller and the Guarantor will maintain and implement administrative and operating procedures (including, without limitation, an ability to recreate records evidencing the Purchased Items in the event of the destruction of the originals thereof) and will keep and maintain all documents, books, records and other information reasonably necessary or advisable in which complete entries are made in accordance with GAAP and Applicable Laws.
          (e) Perfection. The Seller will (i) acquire such Purchased Items pursuant to and in accordance with the terms of the Purchase Agreements, (ii) take all action necessary to perfect, protect and more fully evidence the Seller’s ownership of such Mortgage Assets under the Purchase Agreements free and clear of any Lien other than the Lien created hereunder and Permitted Liens, including, without limitation, (A) file and maintain effective financing statements against the Transferors in all necessary or appropriate filing offices, and filing continuation statements, amendments or assignments with respect thereto in such filing offices, and (B) execute or cause to be executed such other instruments or notices as may be necessary or appropriate, and (iii) take all additional action that the Deal Agent may reasonably request to perfect, protect and more fully evidence the respective interests of the parties to this Agreement in the Purchased Items.
          (f) Delivery of Income. The Seller will deposit and cause all Servicers to deposit all Income received in respect of the Purchased Items into the Collection Account within two (2) Business Days of receipt thereof. The Seller shall instruct all PSA Servicers under the Pooling and Servicing Agreements to deposit into the Collection Account within two (2) Business Days of the date the PSA Servicer is obligated to disburse the same under the Pooling and Servicing Agreements all Income in respect of the Purchased Items and the Seller shall take reasonable steps necessary to enforce such instructions.
          (g) Events of Default. Each of the Seller and the Guarantor will provide the Deal Agent with immediate written notice of the occurrence of each Event or Default and each Default of which the Seller
Master Repurchase Agreement
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or the Guarantor has knowledge or has received notice. In addition, no later than two (2) Business Days following the Seller’s or the Guarantor’s knowledge or notice of the occurrence of any Event of Default or Default, the Seller or the Guarantor will provide to the Deal Agent a written statement of a Responsible Officer of the Seller or the Guarantor setting forth the details of such event and the action that the Seller or the Guarantor proposes to take with respect thereto.
          (h) Adverse Claims. The Seller will not create, or participate in the creation of, or permit to exist, any Liens in relation to each Purchased Item other than Permitted Liens or as disclosed to the Deal Agent and existing as of the date of this Agreement.
          (i) Seller’s Assets. With respect to each Purchased Item acquired by the Purchaser or its designee, the Seller will (i) take all action necessary to perfect, protect and more fully evidence the ownership of the Purchaser or it designee in such Purchased Item, including, without limitation, (A) filing and maintaining effective financing statements against the Seller in all necessary or appropriate filing offices, and filing continuation statements, amendments or assignments with respect thereto in such filing offices, and (B) executing or causing to be executed such other instruments or notices as may be necessary or appropriate and (ii) taking all additional action that the Deal Agent may reasonably request to perfect, protect and more fully evidence the respective interests of the parties to this Agreement and the Repurchase Documents in such Purchased Items.
          (j) Notices. Each of the Seller and the Guarantor will furnish notice to the Deal Agent with respect to the following:
     (i) Representations. Forthwith upon receiving knowledge of the same, the Seller or the Guarantor shall notify the Deal Agent if any representation or warranty set forth in Section 4.1 or Schedule 1 was incorrect at the time it was given or deemed to have been given and at the same time shall deliver to the Deal Agent a written notice setting forth in reasonable detail the nature of such facts and circumstances. In particular, but without limiting the foregoing, the Seller and the Guarantor shall notify the Deal Agent in the manner set forth in the preceding sentence before any Purchase Date of any facts or circumstances within the knowledge of the Seller or the Guarantor that would render any of the said representations and warranties untrue at the date when such representations and warranties were made or deemed to have been made;
     (ii) Proceedings. As soon as possible and in any event within three (3) Business Days after the Seller or the Guarantor receives notice or obtains knowledge thereof, notice of any settlement of, material judgment (including a material judgment with respect to the liability phase of a bifurcated trial) in or commencement of any labor controversy (of a material nature), litigation, action, suit, arbitration or proceeding before any court or governmental department, commission, board, bureau, agency, arbitrator, investigation or instrumentality, domestic or foreign, affecting (A) the Purchased Items, (B) the Repurchase Documents, (C) the Deal Agent’s, the Purchaser’s or any Secured Party’s interest in the Purchased Items, or (D) the Seller or the Guarantor or any of their Affiliates and, with respect to this clause (D) only, the amount in controversy exceeds $250,000;
     (iii) Material Events. Promptly upon becoming aware thereof, notice of any other event or circumstances that, in the reasonable judgment of the Seller or the Guarantor, is likely to have a Material Adverse Effect;
     (iv) Casualty. With respect to any Purchased Asset hereunder, promptly upon receipt of notice or knowledge that the Underlying Mortgaged Property has been damaged by waste, fire,
Master Repurchase Agreement
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earthquake or earth movement, flood, tornado or other casualty, or otherwise damaged so as to affect adversely the Asset Value of such Purchased Asset;
     (v) Liens. Promptly upon receipt of notice or knowledge of any Lien or security interest on, or claim asserted against, any Purchased Item other than Permitted Liens;
     (vi) Assets. Promptly upon any material change in the market value of any or all of the Seller’s or the Guarantor’s assets that could reasonably be expected to have a Material Adverse Effect;
     (vii) Defaults. (A) Any material default (beyond any applicable notice and cure period) related to any Purchased Item, or (B) any default (beyond any applicable notice and cure period) under any Contractual Obligation of the Seller or the Guarantor or any of their Subsidiaries, which, if not cured, could reasonably be expected to have a Material Adverse Effect;
     (viii) Servicers. The resignation or termination of any Servicer under any Servicing Agreement with respect to any Purchased Asset or any PSA Servicer under a Pooling and Servicing Agreement;
     (ix) Sales. The conveyance, sale, lease, assignment, transfer or other disposition (any such transaction, or related series of transactions, a “Sale”) of any Property, business or assets of the Seller or the Guarantor whether now owned or hereafter acquired, with the exception of (A) this Agreement and (B) any Sale of Property by the Seller or the Guarantor that is not material to the conduct of its business and is effected in the ordinary course of business;
     (x) Ratings. The establishment of a rating assigned to the long–term unsecured debt issued by the Guarantor by Moody’s or S&P (or other rating agency acceptable to the Deal Agent) and of any downgrade in such rating once established;
     (xi) Losses. Any loss or expected loss in respect of any Purchased Asset, or any other event or change in circumstances or expected event or change in circumstances that could be reasonably be expected to result in a material decline in value or cash flow of any Purchased Asset; and
     (xii) Senior Interests. The Seller shall provide written notice to the Deal Agent at least ten (10) days prior to the Seller, any Guarantor or any Affiliate thereof acquiring any interest that would be senior in priority to any existing Purchased Asset.
Each notice pursuant to this Subsection 5.1(j) shall be accompanied by a statement of a Responsible Officer of the Seller or the Guarantor, as applicable, setting forth details of the occurrence referred to therein and stating what action the Seller or the Guarantor, as applicable, has taken or proposes to take with respect thereto.
          (k) Purchased Assets Not to be Evidenced by Instruments. Neither the Seller nor the Guarantor will take any action to cause any Purchased Item that is not, as of the applicable Purchase Date, evidenced by an Instrument to be so evidenced except in connection with the enforcement or collection of such Purchased Items.
          (l) Security Interests. The Seller will not sell, pledge, assign or transfer to any other Person, or grant, create, incur, assume or suffer to exist any Lien on any Purchased Item other than Permitted
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Liens, whether now existing or hereafter transferred hereunder, or any interest therein, and the Seller will not sell, pledge, assign or suffer to exist any Lien on its interest, if any, hereunder. The Seller will promptly notify the Deal Agent of the existence of any Lien other than Permitted Liens on any Purchased Item, and the Seller shall defend the right, title and interest of the Deal Agent, the Purchaser and the Secured Parties in, to and under the Purchased Items against all claims of third parties other than Permitted Liens.
          (m) Deposits. Subject to Subsection 2.8(c), the Seller will not deposit or otherwise credit, or cause or permit to be so deposited or credited, to the Collection Account or Homewood Interest Reserve cash or cash proceeds other than (i) in the case of the Collection Account, Income in respect of Purchased Items, and (ii) in the case of the Homewood Interest Reserve, the interest reserve amounts for the Homewood Purchased Asset.
          (n) Change of Name or Location of Loan Files. The Seller shall not (i) change its name, organizational number, identity, structure or jurisdiction of formation, move the location of its principal place of business and chief executive office, or change the offices where it keeps the records (as defined in the UCC) from the location referred to in Section 13.2, or (ii) move, or consent to the Custodian moving, the Mortgage Asset Files from the location thereof on the Closing Date, unless the Seller has given at least thirty (30) days’ prior written notice to the Deal Agent and has taken all actions required under the UCC of each relevant jurisdiction in order to continue the first priority perfected security interest of the Deal Agent as agent for the Secured Parties in the Purchased Items.
          (o) Exceptions. The Seller shall promptly correct any and all Exceptions set forth on any Asset Schedule and Exception Report.
          (p) ERISA Matters. Neither the Seller nor the Guarantor will (i) engage or permit any ERISA Affiliate to engage in any prohibited transaction for which an exemption is not available or has not previously been obtained from the United States Department of Labor, (ii) permit to exist any accumulated funding deficiency, as defined in Section 302(a) of ERISA and Section 412(a) of the Code, or funding deficiency with respect to any Benefit Plan other than a Multiemployer Plan, (iii) fail to make any payments to a Multiemployer Plan that the Seller, the Guarantor or any ERISA Affiliate may be required to make under the agreement relating to such Multiemployer Plan or any law pertaining thereto, (iv) terminate any Benefit Plan so as to result in any liability, (v) permit to exist any occurrence of any Reportable Event or (vi) otherwise violate the provisions of ERISA or the Code with respect to any Benefit Plan.
          (q) Purchase Agreements; Servicing Agreements. The Seller and Guarantor will not materially amend, modify, waive or terminate any provision of any Purchase Agreement, Servicing Agreement or Pooling and Servicing Agreement without the prior written consent of the Deal Agent. Notwithstanding the foregoing, but subject to the Deal Agent’s and the Purchaser’s rights under Article VI, the Seller shall have the right to terminate any of the foregoing upon the occurrence of a material default (beyond any applicable notice and cure period) of the other party thereto.
          (r) Compliance with Anti–Terrorism Laws. The Seller, the Guarantor and the Pledgor shall comply with all applicable Anti–Terrorism Laws. The Seller shall conduct the requisite due diligence in connection with the origination or acquisition of each Mortgage Asset for purposes of complying with the Anti–Terrorism Laws, including with respect to the legitimacy of the applicable Borrower, obligor or account debtor and the origin of the assets used by the said Borrower, obligor or account debtor to purchase the property in question, and will maintain sufficient information to identify the applicable Borrower, obligor or account debtor for purposes of the Anti–Terrorism Laws. Neither the Seller, the Guarantor nor the Pledgor shall engage in any conduct described in Subsection 4.1(s). The Seller, the
Master Repurchase Agreement
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Guarantor and the Pledgor shall, upon the request of the Deal Agent from time to time, provide certification and other evidence of the Seller’s, the Guarantor’s or the Pledgor’s compliance with this Subsection 5.1(r).
          (s) Financial Statements. The Seller and the Guarantor, as applicable, shall deliver to the Deal Agent:
     (i) as soon as available, and in any event within forty–five (45) calendar days after the end of each fiscal quarter of each of the Seller and ART, the unaudited consolidated balance sheets of the Seller, ART and ART’s Consolidated Subsidiaries as at the end of such period and the related unaudited consolidated statements of income and retained earnings and of cash flows for the Seller, ART and ART’s Consolidated Subsidiaries for such period and the portion of the fiscal year through the end of such period, accompanied by a certificate of a Responsible Officer of the Seller and ART, which certificate shall state that said consolidated financial statements fairly present in all material respects the consolidated financial condition and results of operations of the Seller, ART and ART’s Consolidated Subsidiaries in accordance with GAAP, consistently applied, as at the end of, and for, such period (subject to normal year–end adjustments);
     (ii) as soon as available, and in any event within ninety (90) days after the end of each fiscal year of ART, the audited consolidated balance sheets of ART and ART’s Consolidated Subsidiaries as at the end of such fiscal year and the related consolidated statements of income and retained earnings and of cash flows for ART and ART’s Consolidated Subsidiaries for such year, setting forth in each case in comparative form the figures for the previous year, accompanied by an opinion thereon of independent certified public accountants of recognized national standing, which opinion shall not be qualified as to scope of audit or going concern and shall state that said consolidated financial statements fairly present the consolidated financial condition and results of operations of ART and ART’s Consolidated Subsidiaries as at the end of, and for, such fiscal year in accordance with GAAP;
     (iii) with respect to each Purchased Asset, if provided to the Seller or any Servicer or PSA Servicer by the Borrower under any Purchased Asset, as soon as available, but in any event not later than forty–five (45) days after the end of each fiscal quarter of the Seller, the operating statement and rent roll for each Underlying Mortgaged Property; provided, however, the Deal Agent reserves the right in its reasonable discretion to request such information on a monthly basis (to be provided no later than thirty (30) days after the end of each month);
     (iv) with respect to each Purchased Asset, if provided to the Seller by the Borrower under any Purchased Asset, as soon as available, but in any event not later than thirty (30) days after receipt thereof, the annual balance sheet with respect to such Borrower;
     (v) with respect to each Purchased Asset, as soon as available but in any event not later than thirty (30) days after receipt thereof, (A) the related monthly securitization report, if any, and any other reports delivered under the Pooling and Servicing Agreements to the Seller, if any, and, (B) within forty–five (45) days after the end of each quarter, a copy of the standard monthly exception report, prepared by the Seller in the ordinary course of its business in respect of the related Purchased Asset or Underlying Mortgaged Property;
     (vi) from time to time such other information regarding the financial condition, operations or business of the Seller and the Guarantor as the Deal Agent may reasonably request;
Master Repurchase Agreement
(VFCC and Arbor)

          (vii) as soon as reasonably possible, and in any event within thirty (30) days after a Responsible Officer of the Seller or Guarantor knows, or with respect to any Plan or Multiemployer Plan to which the Seller, the Guarantor or any ERISA Affiliate makes direct contributions, has reason to believe, that any of the events or conditions specified below with respect to any Plan or Multiemployer Plan has occurred or exists, a statement signed by a senior financial officer of the Seller or the Guarantor setting forth details respecting such event or condition and the action, if any, that the Seller, the Guarantor or their ERISA Affiliate proposes to take with respect thereto (and a copy of any report or notice required to be filed with or given to the PBGC by the Seller, the Guarantor or an ERISA Affiliate with respect to such event or condition):
     (A) any Reportable Event (provided that a failure to meet the minimum funding standard of Section 412 of the Code or Section 302 of ERISA or any successor provision thereof, including without limitation the failure to make on or before its due date a required installment under Section 412(m) of the Code or Section 302(e) of ERISA or any successor provision thereof, shall be a “Reportable Event” regardless of the issuance of any waivers in accordance with Section 412(d) of the Code or any successor provision thereof); and any request for a waiver under Section 412(d) of the Code or any successor provision thereof for any Plan;
     (B) the distribution under Section 4041(c) of ERISA or any successor provision thereof of a notice of intent to terminate any Plan or any action taken by the Seller, the Guarantor or an ERISA Affiliate to terminate any Plan;
     (C) the institution by the PBGC of proceedings under Section 4042 of ERISA or any successor provision thereof for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by the Seller, the Guarantor or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by the PBGC with respect to such Multiemployer Plan;
     (D) the complete or partial withdrawal from a Multiemployer Plan by the Seller, the Guarantor or any ERISA Affiliate that results in liability under Section 4201 or 4204 of ERISA or any successor provision thereof (including the obligation to satisfy secondary liability as a result of a purchaser default) that would have a Material Adverse Effect or the receipt by the Seller, the Guarantor or any ERISA Affiliate of notice from a Multiemployer Plan that it is in reorganization or insolvency pursuant to Section 4241 or 4245 of ERISA or any successor provision thereof or that it intends to terminate or has terminated under Section 4041A of ERISA or any successor provision thereof;
     (E) the institution of a proceeding by a fiduciary of any Multiemployer Plan against the Seller, the Guarantor or any ERISA Affiliate to enforce Section 515 of ERISA or any successor provision thereof, which proceeding is not dismissed within thirty (30) days; and
     (F) the adoption of an amendment to any Plan that would result in the loss of tax exempt status of the trust of which such Plan is a part if the Seller, the Guarantor or an ERISA Affiliate fails to provide timely security to such Plan in accordance with the provisions of Section 401(a)(29) of the Code or Section 307 of ERISA or any successor provision thereof; and
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     (viii) all such financial statements shall be complete and correct in all material respects and shall be prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein and with prior periods (except as approved by such accountants or officer, as the case may be, and disclosed therein); provided, that any financial statements delivered by the Seller with respect to the Borrower under any Underlying Mortgage Loan shall be delivered to the Deal Agent in the form received by the Seller.
          (t) Certificates; Other Information. The Seller and the Guarantor, as applicable, shall furnish to the Deal Agent:
     (i) concurrently with the delivery of the financial statements referred to in Subsections 5.1(s)(i) and (ii) above and in connection with the delivery of each Confirmation, a Compliance Certificate from a Responsible Officer of each of the Seller and ART, which Compliance Certificate shall, among other things, on a quarterly basis describe in detail the calculations supporting the Responsible Officer’s certification of ART’s compliance with the Financial Covenants;
     (ii) as soon as available, but in any event not later than ninety (90) days after the end of each fiscal year of the Seller and ART, respectively, and provided that the disclosure does not violate Applicable Laws relating to insider trading, a copy of the projections of the Seller (if any) and ART of the operating budget and cash flow budget of Seller (if any) and ART, respectively, for the succeeding fiscal year, such projections to be accompanied by a certificate of a Responsible Officer certifying that such projections have been prepared in good faith based upon reasonable assumptions;
     (iii) promptly upon receipt thereof, copies of all reports submitted to each of the Seller (if any) and ART by independent certified public accountants in connection with each annual, interim or special audit of the books and records of the Seller (if applicable) and ART made by such accountants, including, without limitation, any management letter commenting on the Seller’s and ART’s internal controls submitted by such accountants to management in connection with their annual audit;
     (iv) within forty–five (45) days of the end of each calendar quarter, the Seller shall provide the Deal Agent with a quarterly report, which report shall include, among other items, a summary of such Seller’s delinquency and loss experience with respect to Purchased Assets serviced by the Seller or any Servicer or PSA Servicer or any designee of the foregoing, the Seller’s internal risk rating and/or surveillance on the Purchased Assets, and, to the extent provided to the Seller or any Servicer or PSA Servicer by the Borrowers under any Purchased Assets, operating statements, the occupancy status of such Purchased Property and other property level information plus any such additional reports as the Deal Agent may reasonably request with respect to the Seller or any Servicer or PSA Servicer servicing portfolio or pending originations of Mortgage Assets;
     (v) within thirty (30) days after the same are sent, copies of all financial statements, reports, notices and other documents that each of the Seller and ART sends to its stockholders and, within thirty (30) days after the same are filed, copies of all financial statements and reports that the Seller and ART may make to, or file with, the Securities and Exchange Commission or any successor or analogous Governmental Authority;
Master Repurchase Agreement
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     (vi) no later than the fifteenth (15th) day of each month, with respect to each Purchased Asset, a Purchased Asset Data Summary, substantially in the form of Exhibit XI (“Purchased Asset Data Summary”), properly completed;
     (vii) to the extent not prohibited by Applicable Law, the Seller shall promptly provide the Deal Agent with copies of all documents that the Seller, the Guarantor or any Subsidiary of the Seller or the Guarantor is required to file with any regulatory body in accordance with its regulations;
     (viii) the Seller shall promptly deliver or cause to be delivered to the Deal Agent (i) any report or material notice received by the Seller from any obligor under the Purchased Assets promptly following receipt thereof and (ii) any other such document or information relating to the Purchased Assets as the Deal Agent may reasonably request in writing from time to time;
     (ix) upon request, an updated organizational chart of the Seller, the Guarantor and their Affiliates; and
     (x) promptly, such additional financial and other information as the Deal Agent may from time to time reasonably request.
          (u) Existence, etc. Each of the Seller and the Guarantor shall:
     (i) continue to engage in business of the same general type as now conducted by it and maintain and preserve its legal existence and all of its material rights, privileges, licenses and franchises necessary for the operation of its business; provided, however, that nothing in this Subsection 5.1(u) shall prohibit any transaction expressly permitted under Subsection 5.1(v);
     (ii) pay and discharge all taxes, assessments and governmental charges or levies imposed on it or on its income or profits or on any of its Property prior to the date on which penalties attach thereto, except for any such tax, assessment, charge or levy the payment of which is being contested in good faith and by proper proceedings and against which adequate reserves are being maintained in accordance with GAAP; and
     (iii) permit representatives of the Deal Agent, upon reasonable notice (unless a Default or Event of Default shall have occurred and is continuing, in which case, no prior notice shall be required) during normal business hours and at the expense of the Seller and the Guarantor, to examine, copy and make extracts from the Seller’s, the Guarantor’s or any of their Subsidiaries’ books and records, to inspect any of their Properties, and to discuss its business and affairs with their officers, employees and independent accountants, all to the extent reasonably requested by the Deal Agent.
          (v) Prohibition of Fundamental Changes. Neither the Seller nor the Guarantor shall enter into any transaction of merger or consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation, winding up or dissolution) or sell all or substantially all of its assets (other than in connection with a CDO Issuance); provided, however, that each of the Seller and the Guarantor may merge or consolidate with (i) any wholly owned Subsidiary of the Seller or the Guarantor, respectively, or (ii) any other Person if the Seller or the Guarantor, as applicable, is the surviving entity; and provided, further, that, if after giving effect thereto, no Default or Event of Default would exist hereunder.
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          (w) Margin Deficit. If at any time there exists a Margin Deficit, the Seller shall cure such Margin Deficit in accordance with Section 2.7.
          (x) Transactions with Affiliates. Each of the Seller and the Guarantor may enter into any transaction with an Affiliate, provided that such transaction is upon fair and reasonable terms no less favorable to the Seller or the Guarantor than it would obtain in a comparable arm’s length transaction with a Person that is not an Affiliate; provided, further, that in no event shall the Seller transfer to the Purchaser or its designee hereunder any Eligible Asset acquired by the Seller from an Affiliate of the Seller unless the Seller shall have delivered a certified copy of the related Purchase Agreement and a True Sale Opinion has been delivered to the Deal Agent prior to such sale.
          (y) Limitations on Guarantees. The Seller (other than Arbor Realty) shall not create, incur, assume or suffer to exist any Guarantee Obligation.
          (z) Sub–Limits. The Seller shall not sell to the Purchaser or its designee any Eligible Assets if, after giving effect to such Transactions, a Sub–Limit would be exceeded, unless waived in writing by the Deal Agent in its discretion.
          (aa) Limitation on Distributions. Neither the Seller nor any Guarantor shall declare or make any payment on account of, or set apart assets for, a sinking or other analogous fund for the purchase, redemption, defeasance, retirement or other acquisition of any equity or partnership interest of the Seller or Guarantor, as applicable, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of Seller or a Guarantor, as applicable, except that the Seller and Guarantor, as applicable, may each declare and pay dividends in an amount necessary to comply with any Applicable Laws governing real estate investment trusts so long as (i) no Default or Event of Default shall have occurred, (ii) no Margin Deficit is outstanding and (iii) in the case of ART, the distribution of such funds will not violate any Financial Covenant.
          (bb) Maintenance of Liquidity. ART shall not permit, for any calendar quarter, Liquidity for such Test Period to be less than $10,000,000, at least $5,000,000 of which shall consist of cash or Cash Equivalents.
          (cc) Maintenance of Tangible Net Worth. ART shall not permit, for any Test Period, Tangible Net Worth at any time to be less than the sum of (i) $282,000,000 plus, (ii) an amount equal to 75% of the aggregate proceeds received by ART in connection with the offering or issuance of any Equity Interest of ART after December 31, 2006, plus (iii) an amount equal to 80% of the consolidated retained earnings of ART accrued after December 31, 2006.
          (dd) Maintenance of Ratio of Net Total Liabilities to Adjusted Tangible Net Worth. ART shall not permit the ratio of its Net Total Liabilities to Adjusted Tangible Net Worth at any time to be greater than 4:0 to 1:0.
          (ee) Total Leverage Ratio. ART shall not permit the ratio of its Adjusted Total Liabilities to Tangible Total Assets to exceed 90%.
          (ff) Payout Restrictions. For any Test Period, measured on an accrual basis in accordance with GAAP, ART shall not make payments in excess of 100% of Adjusted FFO.
          (gg) Fixed Charge. For any Test Period, ART shall maintain a minimum Fixed Charge Coverage Ratio of 1.5x.
Master Repurchase Agreement
(VFCC and Arbor)

          (hh) Unconsolidated Affiliates. (i) ART’s ownership of equity interests in Unconsolidated Affiliates shall not exceed 10% of Tangible Net Worth; and (ii) ART may not encumber in excess of 50% of the equity interests permitted under clause (i).
          (ii) Servicer; Servicing Tape. The Seller shall cause each Servicer and PSA Servicer to provide to the Deal Agent and to the Custodian, via Electronic Transmission, promptly upon request by the Deal Agent a remittance report containing servicing information, including, without limitation, those fields reasonably requested by the Deal Agent from time to time, on a loan–by–loan basis and in the aggregate, with respect to the Purchased Items serviced hereunder by the Seller or any Servicer or PSA Servicer for the month (or any portion thereof) prior to the date of the Deal Agent’s request (such remittance report, an “Asset Tape”). The Seller shall not cause the Purchased Items to be serviced by a third party other than pursuant to the Servicing Agreements or the Pooling and Servicing Agreements or, if not serviced thereunder, by any Servicer other than a Servicer expressly approved in writing by the Deal Agent, which approval shall be deemed granted by the Deal Agent with respect to each Servicer listed on Schedule 4 attached hereto, as such schedule may be amended or supplemented from time to time, after the execution of this Agreement.
          (jj) Extension or Amendment of Purchased Assets. The Seller will not, except as otherwise permitted in Section 6.10, extend, amend, waive or otherwise modify, or permit any Servicer to extend, amend, waive or otherwise modify, the material terms of any Purchased Item, provided that the foregoing shall not prohibit the Seller, a Servicer or a PSA Servicer from permitting, prior to a default thereunder, any Borrower to exercise an extension option contained in any Mortgage Loan Documents.
          (kk) Remittance of Prepayments. The Seller shall remit or cause to be remitted to the Deal Agent with sufficient detail, via Electronic Transmission, to enable the Deal Agent to appropriately identify the Purchased Item to which any amount remitted applies, all full or partial principal prepayments (regardless of the source of repayment) on any Purchased Item that the Seller, a Servicer or a PSA Servicer has received or that have been deposited into the Collection Account no later than one (1) Business Days following the date such prepayment was received or deposited.
          (ll) Custodial Agreement and Account Agreement. The Seller shall maintain each of the Custodial Agreement and the Account Agreement in full force and effect and shall not amend or modify either of the Custodial Agreement or the Account Agreement or waive compliance with any provisions thereunder without the prior written consent of the Deal Agent.
          (mm) Inconsistent Agreements. Each of the Seller and the Guarantor shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, enter into any agreement containing any provision that would be violated or breached by any Transaction hereunder or by the performance by the Seller or the Guarantor of its obligations under any Repurchase Document.
          (nn) Escrow Imbalance. The Seller shall (to the extent it is acting as a servicer) or shall cause the Servicer to, no later than five (5) Business Days after learning (from any source) of any material imbalance in any escrow account, fully and completely correct and eliminate such imbalance, including, without limitation, depositing its own funds into such account to eliminate any overdraw or deficit, to the extent required by the applicable Servicing Agreement (in the case of a Servicer).
          (oo) Maintenance of Property; Insurance. The Seller and the Guarantor shall keep all Property useful and necessary in its business in good working order and condition, shall maintain with financially sound and reputable insurance companies insurance on all its Property in at least such amounts and against at least such risks as are usually insured against in the same general area by companies engaged in
Master Repurchase Agreement
(VFCC and Arbor)

the same or a similar business, and furnish to the Deal Agent, upon written request, full information as to the insurance carried.
          (pp) Interest Rate Protection Agreements. The Seller shall perform its duties and obligations under and shall otherwise maintain any existing Interest Rate Protection Agreements.
          (qq) Payment of Obligations. Each of the Seller and the Guarantor shall pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all its obligations of whatever nature, except where the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of the Seller, the Guarantor or any of their Subsidiaries, as the case may be.
          (rr) Distributions in Respect of Purchased Assets. If the Seller shall receive any rights, whether in addition to, in substitution of, as a conversion of, or in exchange for any Purchased Assets, or otherwise in respect thereof, the Seller shall accept the same as the Deal Agent’s agent, hold the same in trust for the Deal Agent as agent for the Secured Parties and deliver the same forthwith to the Deal Agent as agent for the Secured Parties in the exact form received, together with duly executed instruments of transfer or assignment in blank and such other documentation as the Deal Agent shall reasonably request. If any sums of money or property are paid or distributed in respect of the Purchased Assets and received by the Seller (other than the Borrower Reserve Payments), the Seller shall promptly pay or deliver such money or property to the Deal Agent as agent for the Secured Parties and, until such money or property is so paid or delivered to the Deal Agent as agent for the Secured Parties, hold such money or property in trust for the Deal Agent as agent for the Secured Parties, segregated from other funds of the Seller.
          (ss) Limitation on Indebtedness. The Seller (other than Arbor Realty) shall not create, incur, assume or suffer to exist any Indebtedness of the Seller, except the Bank Repurchase Facility and any Indebtedness of such Seller expressly permitted under this Agreement.
          (tt) Unrelated Activities. The Seller shall not engage in any activity other than activities specifically permitted by this Section 5.1, including, but not limited to, investment in real estate related assets and the purchasing, financing and holding of commercial mortgage–backed securities and activities incident thereto.
          (uu) Authority Documents. The Seller (other than Arbor Realty) shall not amend its Authority Documents without the prior written consent of the Deal Agent.
          (vv) Separateness. The Seller (other than Arbor Realty) shall (i) own no assets, and shall not engage in any business, other than the assets and transactions specifically contemplated by this Agreement; (ii) not incur any indebtedness or obligation, secured or unsecured, direct or indirect, absolute or contingent (including guaranteeing any obligation), other than (A) pursuant hereto and under the agreements and documents evidencing, securing or in any other way related to the Purchased Assets, (B) customary representations, warranties, indemnities and other agreements in connection with the origination, acquisition, servicing, collection, enforcement, financing, participation, securitization, sale or other disposition of the Purchased Assets, and (C) obligations under zoning and other governmental regulations, rules, prohibitions and ordinances and proposed restrictions, covenants, conditions, limitations, easements, rights–of–way and other matters existing of public record or proposed to be recorded or filed in the future governing or affecting mortgaged real property or that may otherwise require the consent of or joinder by a mortgagee; (iii) not make any loans or advances to any Affiliate other than loans to the Guarantor which are disclosed in writing to and approved in writing by the Deal Agent, and shall not acquire obligations or securities of its Affiliates; (iv) pay its debts and liabilities (including, as applicable, shared personnel and overhead expenses) only from its own assets; (v) comply
Master Repurchase Agreement
(VFCC and Arbor)

with the provisions of its Authority Documents; (vi) do all things necessary to observe organizational formalities and to preserve its existence, and will not amend, modify or otherwise change its Authority Documents; (vii) maintain all of its books, records, financial statements and bank accounts separate from those of its Affiliates (except that such financial statements may be consolidated to the extent consolidation is required under the GAAP consistently applied or as a matter of Applicable Law) and file its own tax returns (except to the extent consolidation is required or permitted under Applicable Law); (viii) be, and at all times will hold itself out to the public as, a legal entity separate and distinct from any other entity (including any Affiliate), shall correct any known misunderstanding regarding its status as a separate entity, shall conduct business in its own name, and shall not identify itself or any of its Affiliates as a division of the other; (ix) maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations; (x) not engage in or suffer any change of ownership, dissolution, winding up, liquidation, consolidation or merger in whole or in part; (xi) not commingle its funds or other assets with those of any Affiliate or any other Person; (xii) maintain its accounts separate from those of any Affiliate or any other Person; (xiii) shall not hold itself out to be responsible for the debts or obligations of any other Person; (xiv) shall not, without the vote of its Independent Director, (A) file or consent to the filing of any Insolvency Proceeding with respect to the Seller, institute any proceedings under any applicable Insolvency Law or otherwise seek any relief under any laws relating to the relief from debts or the protection of debtors generally with respect to the Seller, (B) seek or consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator, custodian or any similar official for the Seller or a substantial portion of its properties, or (C) make any assignment for the benefit of the Seller’s creditors; (xv) shall have at all times at least one (1) Independent Director (or such greater number as required by the Deal Agent or the Rating Agencies); (xvi) shall maintain an arm’s length relationship with its Affiliates; (xvii) maintain a sufficient number of employees in light of contemplated business operations; (xviii) use separate stationary, invoices and checks; and (xvix) allocate fairly and reasonably any overhead for shared office space.
          (ww) Pledge Agreement. Neither the Seller nor the Guarantor shall take any direct or indirect action inconsistent with the Pledge Agreement or the security interest granted thereunder to the Deal Agent as agent for the Secured Parties in the Equity Interests.
          (xx) Independence of Covenants. All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or be otherwise within the limitations of, another covenant shall not avoid the occurrence of a Default or Event of Default if such action is taken or condition exists.
          (yy) ART Status. ART shall maintain its status as a real estate investment trust and shall remain listed on a nationally recognized securities exchange in good standing.
          (zz) Prior Interests. Neither the Seller, any Guarantor nor any Affiliate of the foregoing shall acquire any interest that is senior in priority to any Purchased Asset unless such senior interest is also a Purchased Asset.
          (aaa) Preferred Equity Interests. The Seller shall not exercise any right of consent or approval with respect to a Preferred Equity Interest without the written consent of the Deal Agent. The Seller shall not permit any Equity Interest that is the subject of a Preferred Equity Interest to consist of an interest in an entity other than a partnership or limited liability company and, with respect to such limited partnership and limited liability company interests, shall not permit any such interest to: (i) be dealt in or traded on a securities exchange or in a securities market, (ii) by its terms expressly provide that it is a Security governed by Article 8 of the UCC, (iii) be or become Investment Property, (iv) be held in a securities account or (v) constitute a Security or a Financial Asset Without waiving the foregoing covenant or a breach thereof, to the extent any Equity Interest that is the subject of a Preferred Equity
Master Repurchase Agreement
(VFCC and Arbor)

Interest violates any of the foregoing clauses (i) through (v), the Seller shall execute and deliver, or cause to be executed or delivered, to the Deal Agent as agent for the Secured Parties (or the Custodian on its behalf) such agreements, documents and instruments as the Deal Agent may reasonably require to perfect its security interest in any such Equity Interest. The Seller shall or shall cause the Preferred Equity Grantor to preserve and maintain its legal and valid existence, rights, franchises, privileges and good standing in the jurisdiction of its formation and will qualify and remain qualified in good standing in each other jurisdiction where, due to the nature of its business or property, such qualification is necessary. The Seller shall provide evidence to the Deal Agent on an annual basis of the Preferred Equity Grantor’s compliance with the requirements of this subsection.
          (bbb) Equity Interests. Neither the Seller nor a Guarantor shall repurchase any outstanding common stock or operating partnership units of the Seller or a Guarantor prior to the later of (i) the Facility Maturity Date (as it may be extended in accordance with Section 2.4) and (ii) the indefeasible payment in full of the Aggregate Unpaids.
          (ccc) Seller Subsidiaries. Prior to the later of (i) the Facility Maturity Date (as it may be extended in accordance with Section 2.4) and (ii) the indefeasible payment in full of the Aggregate Unpaids, the Seller (other than Arbor Realty) shall not create, form or permit to exist any Subsidiary (other than a special purpose entity Subsidiary created to acquire and transfer Preferred Equity Interest to the Deal Agent as a Co–seller under the Agreement; provided such co–seller executes a Joinder Agreement.
          (ddd) Termination of Securities Account. Upon the Seller’s receipt of notice from any securities intermediary (as defined in the UCC) of its intent to terminate any securities account (as defined in the UCC) of the Seller held by such securities intermediary and relating to a Purchased Asset or collateral for a Purchased Asset, prior to the termination of such securities account the collateral in such account (i) shall be transferred to a new securities account, upon the request of the Deal Agent, which shall be subject to an executed control agreement as provided in Subsection 2.2(m) of this Agreement or (ii) transferred to an account held by the Deal Agent as agent for the Secured Parties in which such collateral will be held until a new securities account is established with an executed control agreement acceptable to the Purchaser in its discretion.
ARTICLE VI
ADMINISTRATION AND SERVICING
          Section 6.1 Servicing.
          (a) Appointment. The Purchaser hereby appoints the Seller as its agent to service the Purchased Items and enforce its rights in and under such Purchased Items. The Seller hereby accepts such appointment and agrees to perform the duties and obligations with respect thereto as set forth herein.
          (b) The Seller covenants to maintain or cause the servicing of the Purchased Items to be maintained in conformity with Accepted Servicing Practices and in a manner at least equal in quality to the servicing Seller provides for Mortgage Assets that it owns. In the event that the preceding language is interpreted as constituting one or more servicing contracts, each such servicing contract shall terminate automatically upon the earliest of (i) an Event of Default, (ii) the date on which this Agreement terminates, or (iii) the transfer of servicing approved in writing by the Deal Agent.
Master Repurchase Agreement
(VFCC and Arbor)

          Section 6.2 Seller as Servicer.
          If the Purchased Items are serviced by the Seller, the Seller agrees that, until the repurchase of a Purchased Item on a Repurchase Date, the Purchaser or its designee is the owner of all servicing records for the period that the Purchaser or its designee owns the Purchased Items, including, but not limited to, any and all servicing agreements, files, documents, records, data bases, computer tapes, copies of computer tapes, computer programs, proof of insurance coverage, insurance policies, appraisals, other closing documentation, payment history records, and any other records relating to or evidencing the servicing of such Purchased Items (the “Servicing Records”). The Seller covenants to safeguard such Servicing Records and to deliver them promptly to Deal Agent or its designee (including the Custodian) at the Deal Agent’s request.
          Section 6.3 Third Party Servicer.
          If the Purchased Items are serviced by a Servicer or a PSA Servicer pursuant to a Servicing Agreement or Pooling and Servicing Agreement, as applicable, the Seller (i) shall, in accordance with Subsection 3.2(h), provide a copy of each Servicing Agreement and Pooling and Servicing Agreement to the Deal Agent, which shall be in form and substance acceptable to the Deal Agent, and, in connection with each Servicing Agreement, shall provide a Servicer Redirection Notice to the Deal Agent substantially in the form of Exhibit VIII hereto, fully executed by the Seller and the Servicer; and (ii) hereby irrevocably assigns to the Deal Agent as agent for the Secured Parties all right, title and interest of the Seller in, to and under, and the benefits of, each Servicing Agreement and each Pooling and Servicing Agreement with respect to the Purchased Items. Notwithstanding the fact that the Seller has contracted with the Servicers to service the Purchased Items, the Seller shall remain liable to the Deal Agent, the Purchaser and the other Secured Parties for the acts of the Servicers and for the performance of the duties and obligations set forth herein. The Seller agrees that no Person shall assume the servicing obligations with respect to the Purchased Items as successor to a Servicer unless such successor is approved in writing by the Deal Agent (which approval shall not be unreasonably withheld or delayed) prior to such assumption of servicing obligations.
          Section 6.4 Duties of the Seller.
          (a) Duties. The Seller shall take or cause to be taken all such actions as may be necessary or advisable to collect the Purchased Items from time to time, all in accordance with Applicable Laws, with reasonable care and diligence, and in accordance with the standard set forth in Subsection 6.1(b). Without limiting the foregoing, the duties of the Seller shall include the following:
     (i) preparing and submitting claims to, and post–billing liaison with, Borrowers on each Purchased Item;
     (ii) maintaining all necessary servicing records with respect to the Purchased Items and providing such reports to the Deal Agent in respect of the servicing of the Purchased Items (including information relating to its performance under this Agreement) as may be required hereunder or as the Deal Agent may reasonably request;
     (iii) maintaining and implementing administrative and operating procedures (including, without limitation, an ability to recreate Servicing Records evidencing the Purchased Items in the event of the destruction of the originals thereof) and keeping and maintaining all documents, books, records and other information reasonably necessary or advisable for the collection of the Purchased Items;
Master Repurchase Agreement
(VFCC and Arbor)

     (iv) promptly delivering to the Deal Agent or the Custodian, from time to time, such information and servicing records (including information relating to its performance under this Agreement) as the Deal Agent or the Custodian may from time to time reasonably request;
     (v) identifying each Purchased Item clearly and unambiguously in its Servicing Records to reflect that such Purchased Item is owned by the Purchaser or its designee pursuant to this Agreement;
     (vi) notifying the Deal Agent of any material action, suit, proceeding, dispute, offset, deduction, defense or counterclaim of which it has knowledge or has received notice (A) that is or is threatened to be asserted by a Borrower with respect to any Purchased Item (or portion thereof); or (B) that is reasonably expected to have a Material Adverse Effect;
     (vii) notifying the Deal Agent of any proposed changes in its collection policies that could have an adverse effect on the collectibility of the Purchased Items, on the Seller or on the interests of the Deal Agent, the Purchaser or any Secured Party;
     (viii) maintaining the perfected security interest of the Deal Agent as agent for the Secured Parties in the Purchased Items;
     (ix) maintaining, in substantially the same manner as the Custodian holds the Mortgaged Loan Documents, all Servicing Records and Servicing Files relating to each Purchased Item; and
     (x) remitting and causing all Servicers and the PSA Servicers under Servicing Agreements and the Pooling and Servicing Agreements, if applicable, to remit all Income to the Collection Account as required by Subsection 5.1(f).
          (b) Deal Agent’s Rights. Notwithstanding anything to the contrary contained herein, the exercise by the Deal Agent as agent for the Secured Parties of its rights hereunder shall not release the Seller from any of its duties or responsibilities with respect to the Purchased Items. The Deal Agent as agent for the Secured Parties shall not have any obligation or liability with respect to any Purchased Items, nor shall any of them be obligated to perform any of the obligations of the Seller hereunder.
          (c) Servicing Programs. In the event that the Seller or the Servicers use any software program in servicing the Purchased Items that are licensed from a third party, the Seller shall use its best reasonable efforts to obtain, either before the Closing Date or as soon as possible thereafter, whatever licenses or approvals are necessary to allow the Deal Agent as agent for the Secured Parties to use such programs.
          Section 6.5 Authorization of the Seller.
          (a) The Purchaser hereby authorizes the Seller (including any successor thereto) to take any and all reasonable steps in its name and on its behalf necessary or desirable and not inconsistent with the sale of the Purchased Items to the Purchaser or its designee, in the determination of the Seller, to collect all amounts due under any and all Purchased Items, including, without limitation, endorsing any of their names on checks and other instruments representing Income, executing and delivering any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, and all other comparable instruments, with respect to the Purchased Items and, after the delinquency of any Purchased Item and to the extent permitted under and in compliance with Applicable Law, to commence proceedings with respect to enforcing payment thereof, to the same extent as the Seller could have done if it had
Master Repurchase Agreement
(VFCC and Arbor)

continued to own such Purchased Items. The Deal Agent as agent for the Secured Parties shall furnish the Seller (and any successors thereto) with any powers of attorney and other documents necessary or appropriate to enable the Seller to carry out its servicing and administrative duties hereunder and shall cooperate with the Seller to the fullest extent in order to ensure the collectibility of the Purchased Items. In no event shall the Seller be entitled to make the Deal Agent, the Purchaser or any Secured Party a party to any litigation without such Person’s express prior written consent.
          (b) The Seller shall take such action as the Deal Agent as agent for the Secured Parties may deem necessary or advisable to enforce collection of the Purchased Items; provided, however, subject to all other rights of the Deal Agent as agent for the Secured Parties contained herein, that the Deal Agent may, at any time that an Event of Default or Default has occurred and is continuing, notify any Borrower with respect to any Purchased Items of the assignment of such Purchased Items to the Purchaser or its designee and direct that payments of all amounts due or to become due be made directly to the Deal Agent as agent for the Secured Parties or any servicer, collection agent or lock–box or other account designated by the Deal Agent and, upon such notification and at the expense of the Seller, the Deal Agent as agent for the Secured Parties may enforce collection of any such Purchased Items and adjust, settle or compromise the amount or payment thereof.
          Section 6.6 Collection of Payments.
          (a) Collection Efforts, Modification of Purchased Items. The Seller will, consistent with the standard set forth in Subsection 6.1(b), collect all payments called for under the terms and provisions of the Purchased Items and when the same become due and shall follow those collection procedures that it follows with respect to all comparable Purchased Items that it services for itself or others.
          (b) Acceleration. To the extent consistent with the standard set forth in Subsection 6.1(b), the Seller shall accelerate the maturity of all or any scheduled payments and other amounts due under any Purchased Asset in which a default under the terms thereof has occurred and is continuing (after the lapse of any applicable grace period) promptly after such Purchased Item becomes a Defaulted Mortgage Asset.
          (c) Taxes and Other Amounts. To the extent provided for in any Purchased Item, the Seller shall, consistent with the standard set forth in Subsection 6.1(b), collect all payments with respect to amounts due for taxes, assessments and insurance premiums relating to such Purchased Item and remit such amounts to the appropriate Governmental Authority or insurer on or prior to the date such payments are due.
          Section 6.7 Realization Upon Defaulted Purchased Items.
          The Seller shall, to the extent consistent with the standard set forth in Subsection 6.1(b), use reasonable efforts to repossess or otherwise comparably convert the ownership of any Underlying Mortgaged Property relating to a Defaulted Mortgage Asset and will act as sales and processing agent for such Underlying Mortgaged Property that it repossesses. Consistent with Subsection 6.1(b), the Seller shall follow such other practices and procedures that it deems necessary or advisable and as are customary and usual in its servicing of contracts and other actions by the Seller in order to realize upon such Underlying Mortgaged Property, which practices and procedures may include reasonable efforts to enforce all obligations of Borrowers and repossessing and selling such Underlying Mortgaged Property at public or private sale in circumstances other than those described in the preceding sentence. In any case in which any such Underlying Mortgaged Property has suffered damage, the Seller shall not, unless required by the applicable Mortgage Loan Documents, expend funds in connection with any repair or toward the repossession of such Underlying Mortgaged Property unless it reasonably determines that such repair and/or repossession shall increase the recoveries by an amount greater than the amount of such
Master Repurchase Agreement
(VFCC and Arbor)

expenses. With respect to the Preferred Equity Interests, to the extent consistent with Subsection 6.1(b), the Seller shall use reasonable efforts to exercise the remedies provided for under Mortgage Loan Documents for each Preferred Equity Interest that is a Defaulted Mortgage Asset. The Seller shall remit to the Collection Account the recoveries received in connection with the sale or disposition of Underlying Mortgaged Property or other exercise of remedies relating to a Defaulted Mortgage Asset. The Seller shall consult with the Deal Agent prior to taking any action under this Section 6.7 and shall take only those actions as the Purchaser may approve in writing in its sole discretion,
          Section 6.8 Maintenance of Insurance Policies.
          The Seller shall consistent with the standard set forth in Subsection 6.1(b) ensure that each Borrower maintains an insurance policy with respect to any Underlying Mortgaged Property in an amount at least equal to the sum of the Purchase Price of the related Purchased Item and shall ensure that each such insurance policy names the Deal Agent as agent for the Secured Parties as loss payee and as an insured thereunder and that all of the Seller’s right, title and interest therein is fully assigned to the Deal Agent as agent for the Secured Parties. Additionally, the Seller shall require that each Borrower maintain property damage liability insurance during the term of each Purchased Item in amounts and against risks customarily insured against by the Borrower on property owned by it. If a Borrower fails to maintain property damage insurance, the Seller may, in its discretion, purchase and maintain such insurance on behalf of, and at the expense of, the Borrower. In connection with its activities as the Seller, the Seller agrees to present, on behalf of the Deal Agent as agent for the Secured Parties, claims to the insurer under each insurance policy and any such liability policy, and to settle, adjust and compromise such claims, in each case, consistent with the terms of each Purchased Item. The Seller’s insurance policies with respect to the Underlying Mortgaged Property shall insure against liability for physical damage relating to such property in accordance with the requirements of Subsection 6.1(b). Until the Purchased Items are repurchased by the Seller, the Seller hereby disclaims any and all right, title and interest in and to any insurance policy and insurance proceeds with respect to any Underlying Mortgaged Property, including any insurance policy with respect to which it is named as loss payee and as an insured, and agrees that it has no equitable, beneficial or other interest in the insurance polices and insurance proceeds other than being named as loss payee and as an insured. The Seller acknowledges that, with respect to the insurance policies and insurance proceeds thereof, it is acting solely in the capacity as agent for the Deal Agent, the Purchaser and the other Secured Parties.
          Section 6.9 Event of Default.
          If the servicer of the Purchased Items is the Seller, upon the occurrence of an Event of Default, the Deal Agent as agent for the Secured Parties shall have the right to terminate the Seller as the servicer of the Purchased Items and transfer servicing to its designee, at no cost or expense to the Deal Agent, at any time thereafter. If the servicer of the Purchased Items is not the Seller, the Deal Agent as agent for the Secured Parties shall have the right, as contemplated in the applicable Servicer Redirection Notice, upon the occurrence of an Event of Default, to terminate any applicable Servicing Agreement and transfer servicing to its designee, at no cost or expense to the Deal Agent, it being agreed that the Seller will pay any and all fees required to terminate such Servicing Agreement and to effectuate the transfer of servicing to the designee of the Deal Agent. The Seller shall fully cooperate and shall cause all Servicers to fully cooperate with the Deal Agent in transferring the servicing of the Purchased Items to the Deal Agent’s designee.
          Section 6.10 Modification.
          Unless otherwise agreed to by the Deal Agent in its reasonable discretion until the repurchase of any Purchased Item, the Seller and the Servicers shall have no right to waive, amend, modify or alter the
Master Repurchase Agreement
(VFCC and Arbor)

material terms of such Purchased Item and the Seller shall have no obligation or right to repossess such Purchased Item or substitute another Purchased Item, in each case except as provided in the Custodial Agreement.
          Section 6.11 Inspection.
          In the event the Seller or its Affiliate is servicing the Purchased Items, the Seller shall permit the Deal Agent to inspect the Seller’s or its Affiliate’s servicing facilities, as the case may be, for the purpose of satisfying the Deal Agent that that Seller or its Affiliate, as the case may be, has the ability to service the Purchased Items as provided in this Agreement.
          Section 6.12 Servicing Compensation.
          As compensation for its servicing activities hereunder and reimbursement for its expenses, the Seller shall be entitled to receive a servicing fee to the extent of funds available therefor in the amount of 25 basis points per annum to be paid monthly (the “Servicing Fee”).
          Section 6.13 Payment of Certain Expenses by Servicer.
          The Seller and any Servicer will be required to pay all expenses incurred by them in connection with their activities under this Agreement, including fees and disbursements of independent accountants, Taxes imposed on the Seller or the Servicers, expenses incurred in connection with payments and reports pursuant to this Agreement, and all other fees and expenses not expressly stated under this Agreement for the account of the Seller. The Seller shall be required to pay all reasonable fees and expenses owing to any bank or trust company in connection with the maintenance of the Collection Account and the Operating Account. The Seller shall be required to pay such expenses for its own account and shall not be entitled to any payment therefor other than the Servicing Fee.
          Section 6.14 Pooling and Servicing Agreements.
          Notwithstanding the provisions of this Article VI, to the extent the Purchased Items are serviced by a PSA Servicer (other than the Seller or any Servicer) under a Pooling and Servicing Agreement, (a) the standards for servicing those Purchased Items shall be those set forth in the applicable Pooling and Servicing Agreement, (b) the Seller shall enforce its rights and interests under such agreements for and on behalf of the Deal Agent as agent for the Secured Parties, (c) the Seller shall instruct the applicable PSA Servicer to deposit all Income received in respect of the Purchased Items into the Collection Account within one (1) Business Day of the date the PSA Servicer is obligated to make payments under the applicable Pooling and Servicing Agreement, (d) prior to an Event of Default, the Seller shall not take any action or fail to take any action or consent to any action or inaction under any Pooling and Servicing Agreement where the effect of such action or inaction would prejudice the interests of the Deal Agent as agent for the Secured Parties, (e) the Seller will not consent to any change or modification to any payment dates, interests rates, fees, payments of principal or interest, maturity dates, restrictions on Indebtedness or any monetary term or release any Borrowers, guarantors or collateral without the written consent of the Deal Agent, and, (f) following an Event of Default, the Deal Agent as agent for the Secured Parties shall be entitled to exercise any and all rights of the Seller under such Pooling and Servicing Agreements as such rights relate to the Purchased Items.
          Section 6.15 Servicer Default.
          Any material breach by the Seller, any of its Servicers or the PSA Servicer of the obligations contained in this Article VI or in Subsections 2.9(f) and 5.1(ii) shall constitute a “Servicer Default”.
Master Repurchase Agreement
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ARTICLE VII
[RESERVED]
ARTICLE VIII
SECURITY INTEREST
          Section 8.1 Security Interest.
          (a) Each of the following items or types of property, whether now owned or hereafter acquired, now existing or hereafter created and wherever located, is hereinafter collectively referred to as the Purchased Items (the “Purchased Items”): (A) all Purchased Assets and all rights and security interests (but not the obligations) thereunder; (B) all Income and Cash Collateral, if any; (C) all Mortgage Loan Documents; (D) all Mortgage Asset Files, including, without limitation, all promissory notes, all Security Agreements relating to the Purchased Items and any other collateral pledged or otherwise, notes, certificates, instruments, negotiable documents, chattel mortgages and all other loan, security or other documents relating to such Purchased Items, together with all files, documents, instruments, surveys, certificates, correspondence, appraisals, licenses, contracts, computer programs, computer storage media, accounting records and other books and records relating thereto; (E) all collateral, security interests, rights and other interests under or with respect to each Purchased Item; (F) all Purchase Agreements and the collateral, security interests, rights and other interests thereunder; (G) all mortgage guaranties and insurance (issued by governmental agencies or otherwise) and any mortgage insurance certificate, policy or other document evidencing such mortgage guaranties or insurance relating to any Purchased Items and all claims, payments and proceeds thereunder; (H) all servicing fees to which such Seller is entitled and servicing and other rights relating to the Purchased Items; (I) all Servicing Agreements, Servicing Records, Servicing Files with respect to the Purchased Items and the rights and interests of the Seller thereunder or with respect thereto; (J) all Servicer Accounts established pursuant to any Servicing Agreement, Pooling and Servicing Agreement or otherwise with respect to the Purchase Items and all amounts on deposit therein, from time to time, related to the Purchased Items; (K) all rights of the Seller under any Pooling and Servicing Agreements relating to the Purchased Items and all rights of the Seller thereunder or with respect thereto; (L) all other agreements, instruments or contracts relating to, constituting, or otherwise governing, any or all of the foregoing to the extent they relate to the Purchased Items, including the right to receive principal and interest payments and any related fees, breakage fees, late fees and penalties with respect to the Purchased Items and the right to enforce such payments; (M) insurance policies, certificates of insurance, insurance proceeds, and the rights to any insurance proceeds, in each case to the extent they relate to the Purchased Items; (N) the Collection Account and the Homewood Interest Reserve and all monies, cash, deposits, securities or investment property from time to time on deposit in the Collection Account and the Homewood Interest Reserve; (O) any collection account, escrow account, reserve account, collateral account or lock–box account related to the Purchased Items to the extent of any Seller’s or the holder’s interest therein, including all moneys, cash, deposits, securities or investment property from time to time on deposit therein; (P) rights of the Seller under any letter of credit, guarantee or other credit support or enhancement related to the Purchased Items; (Q) any Interest Rate Protection Agreements relating to the Purchased Items, including all payments due to the Seller, the Guarantor or any Affiliates of the foregoing thereunder; (R) all purchase or take–out commitments relating to or constituting any of the foregoing; (S) all collateral, however defined, under any of the agreements between a Borrower or an Affiliate on the one hand and the Seller on the other hand; (T) all “general intangibles”, “accounts”, “chattel paper”, “deposit accounts”, “securities accounts”,
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“instruments”, “securities”, “financial assets”, “uncertified securities”, “securities entitlements” and “investment property” as defined in the Uniform Commercial Code as in effect from time to time relating to or constituting any and all of the foregoing; and (U) any and all replacements, substitutions, conversions, distributions on or proceeds of, from or on any and all of the foregoing; provided, however, none of the foregoing Purchased Items shall include any obligations; provided, further, however, notwithstanding the foregoing, (i) no account, instrument, chattel paper or other obligation or Property of any kind due from, owed by, or belonging to, a Person described in the definition of Prohibited Person or (ii) any lease in which the lessee is a Person described in the definition of Prohibited Person, shall be collateral under the Repurchase Documents.
(b) The Purchaser and the Seller intend that the Transactions hereunder be sales to the Purchaser or its designee of the Purchased Items and not loans from the Purchaser to the Seller secured by the Purchased Items. However, in order to preserve the Purchaser’s rights under this Agreement in the event that a court or other forum recharacterizes the Transactions hereunder as loans and as security for (A) the repayment of the Aggregate Unpaids and performance by the Seller of all of the Seller’s obligations to the Deal Agent as agent for the Secured Parties hereunder and under the Repurchase Documents and the Transactions entered into hereunder (collectively, the “Repurchase Obligations”), (B) the Seller–Related Obligations and (C) all expenses and charges, legal or otherwise, incurred in collecting or enforcing, realizing on or protecting any security for, the Repurchase Obligations and/or the Seller–Related Obligations (the amounts described in the foregoing clauses A–C are collectively referred to as the “Obligations”), (a) the Seller hereby assigns, pledges and grants a security interest in all of its right, title and interest in, to and under the Purchased Items to the Deal Agent as agent for the Secured Parties to secure the Obligations, (b) it is the express intent of the parties that conveyance of the Purchased Items be deemed a pledge of the Purchased Items by the Seller to the Deal Agent as agent for the Secured Parties to secure a debt or other obligation of the Seller, and (c) (i) this Agreement shall also be deemed to be a security agreement within the meaning of Article 9 of the UCC of the applicable jurisdiction; (ii) the conveyance provided for herein shall be deemed to be a grant by the Seller to the Deal Agent as agent for the Secured Parties of a security interest in all of the Seller’s right, title and interest in and to the Purchased Items; (iii) the assignment by the Deal Agent as agent for the Secured Parties of the interest of the Deal Agent as agent for the Secured Parties as contemplated herein shall be deemed to be an assignment of any security interest created hereunder; (iv) the possession by the Deal Agent as agent of the Secured Parties or any of its agents, including, without limitation, the Custodian, of the Mortgage Loan Documents, the Purchased Items and such other items of Property as constitute instruments, money, negotiable documents or chattel paper shall be deemed to be possession by the secured party for purposes of perfecting the security interest pursuant to the UCC; and (v) notifications to Persons other than the Deal Agent as agent for the Secured Parties holding such Property, and acknowledgments, receipts or confirmations from Persons other than the Deal Agent as agent for the Secured Parties holding such Property, shall be deemed notifications to, or acknowledgments, receipts or confirmations from, financial intermediaries, bailees or agents (as applicable) of the secured party for the purpose of perfecting such security interest under the UCC and Applicable Law. The assignment, pledge and grant of security interest contained herein shall be, and the Seller hereby represents and warrants to the Deal Agent, the Purchaser and the Secured Parties that it is, a first priority perfected security interest. The Seller agrees to mark its computer records and tapes to evidence the interests granted to the Deal Agent as agent of the Secured Parties hereunder. All Purchased Items shall secure the payment of all Obligations now or hereafter existing, including, without limitation, the Seller’s obligation to repurchase Purchased Assets, or if such obligation is so recharacterized as a loan, to repay such loan for the Repurchase Price and to pay the Aggregate Unpaids, the Seller–Related Obligations and any and all other Obligations. For the avoidance of doubt and not by way of limitation of the foregoing, (A) each Purchased Item, including all Income related thereto, secures the obligations of each Seller with respect to all other Transactions and the obligations with respect to all other Purchased Items, including those Purchased Assets that are junior in priority to the Purchased Asset in question, (B) an Event of Default by any Seller is a default by all
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Sellers and the Deal Agent, the Purchaser and/or any other Secured Party may pursue its remedies in connection therewith against any of the Purchased Items and/or against the assets and Properties of any or all Sellers, and (C) if an Event of Default has occurred and is continuing, no Purchased Item will be released from the Deal Agent’s Lien or transferred to the Seller except (x) if the underlying Borrower has repaid all amounts due under the related Mortgage Loan Documents, or (y) if the Obligations are indefeasibly paid in full. Notwithstanding the foregoing, the Obligations shall be full recourse to the Seller. Notwithstanding anything contained herein to the contrary, during the time that VFCC is a Purchaser hereunder, VFCC shall not share payments with or receive the benefit of any payments from any other Indebtedness under the Seller–Related Obligations (other than the Indebtedness under the Repurchase Documents). The preceding sentence is for the benefit of VFCC only and may not be invoked or enforced by any other Person.
          (c) Pursuant to the Custodial Agreement, the Custodian shall hold the Mortgage Asset Files as exclusive bailee pursuant to the terms of the Custodial Agreement and shall deliver the Trust Receipts (along with completed Mortgage Asset File Checklists attached thereto) to the Deal Agent (with a copy to the Seller), each such Trust Receipt to reflect that the Custodian has reviewed such Mortgage Asset Files in the manner and to the extent required by the Custodial Agreement and identifying any deficiencies in such Mortgage Asset Files as so reviewed.
          (d) The assignment under this Section 8.1 does not constitute and is not intended to result in the creation or an assumption by the Deal Agent, the Purchaser or any Secured Party of any obligation of the Seller or any other Person in connection with any or all of the Purchased Items or under any agreement or instrument relating thereto. Anything herein to the contrary notwithstanding, (i) the Seller shall remain liable under the Purchased Items to the extent set forth therein to perform all of their duties and obligations thereunder to the same extent as if the Repurchase Documents had not been executed, (ii) the exercise by the Deal Agent as agent for the Secured Parties of any of its rights under, in or to the Purchased Items shall not release the Seller from any of its duties or obligations under the Purchased Items, and (iii) the Deal Agent, the Purchaser and the other Secured Parties shall not have any obligations or liability under the Purchased Items by reason of the Repurchase Documents or otherwise, nor shall the Deal Agent, the Purchaser or other Secured Parties be obligated to perform any of the obligations or duties of the Seller or any other Person thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.
          Section 8.2 Release of Lien on Purchased Assets.
          Except as otherwise provided in a Repurchase Document, at such time as any Purchased Asset is repurchased in accordance with this Agreement, and the Repurchase Price and all other amounts due with respect thereto have been paid in full, the Deal Agent as agent for the Secured Parties will, to the extent requested by the Seller, release its interest in such Purchased Asset and any related Purchased Items; provided, that, the Agent as agent for the Secured Parties will make no representation or warranty, express or implied, with respect to any such Purchased Asset or Purchased Items in connection with such release, except that the Deal Agent as agent for the Secured Parties shall represent and warrant that it has not assigned, conveyed, pledged or otherwise transferred such Purchased Asset or Purchased Items to any other Person.
          Section 8.3 Further Assurances.
          The provisions of Section 13.12 shall apply to the security interest granted under Section 8.1 as well as to the Transactions hereunder.
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          Section 8.4 Remedies.
          Upon the occurrence of an Event of Default, the Deal Agent as agent for the Secured Parties shall have, with respect to the security interest in the Purchased Items granted pursuant to Section 8.1, and in addition to all other rights and remedies available to the Deal Agent, the Purchaser and the other Secured Parties under this Agreement, the Repurchase Documents and other Applicable Law, all rights and remedies of a secured party upon default under the UCC.
          Section 8.5 Waiver of Certain Laws.
          The Seller agrees, to the full extent that it may lawfully so agree, that neither it nor anyone claiming through or under it will set up, claim or seek to take advantage of any appraisement, valuation, stay, extension or redemption law now or hereafter in force in any locality where any Purchased Items may be situated in order to prevent, hinder or delay the enforcement or foreclosure of this Agreement, or the absolute sale of any of the Purchased Items or any part thereof, or the final and absolute putting into possession thereof, immediately after such sale, of the purchasers thereof, and each of the Seller, for itself and all who may at any time claim through or under it, hereby waives, to the full extent that it may be lawful so to do, the benefit of all such laws and any and all right to have any of the properties or assets constituting the Purchased Items marshaled upon any such sale, and agrees that the Deal Agent as agent for the Secured Parties or any court having jurisdiction to foreclose the security interests granted in this Agreement may sell the Purchased Items as an entirety or in such parcels as the Deal Agent as agent for the Secured Parties or such court may determine.
          Section 8.6 Purchaser’s Duty of Care.
          Except as provided in the Repurchase Documents, the Deal Agent’s (or, on its behalf, the Custodian’s) sole duty with respect to the Purchased Items, the Pledged Collateral and any other collateral for the Facility shall be to use reasonable care in the custody, use, operation and preservation of the Purchased Items, the Pledged Collateral and any other collateral for the Facility in its possession or control. Neither the Deal Agent, the Purchaser nor the Secured Parties shall incur any liability to the Seller, the Guarantor, the Pledgor or any other Person for any act of government, act of God or other such destruction in whole or in part or negligence or wrongful act of custodians or agents selected by and supervised by the Deal Agent with reasonable care, or the Deal Agent’s failure to provide adequate protection or insurance for the Purchased Items, the Pledged Collateral and the other collateral for the Facility. Neither the Deal Agent, the Purchaser nor the Secured Parties shall have any obligation to take any action to preserve any rights of the Seller, the Guarantor and the Pledgor in any of the Purchased Items, the Pledged Collateral and the other collateral for the Facility against prior parties, and the Seller hereby agrees to take such action. The Seller, the Guarantor and the Pledgor shall defend the Purchased Items, the Pledged Collateral and the other collateral for the Facility against all such claims and demands of all Persons (other than claims and demands resulting from interests created by the Deal Agent as agent for the Secured Parties or the Purchaser), at all times, as are adverse to the Deal Agent as agent for the Secured Parties and the Purchaser. Neither the Deal Agent, the Purchaser nor the Secured Parties shall have any obligation to realize upon any Purchased Item, the Pledged Collateral or the other collateral for the Facility, except through proper application of any distributions with respect to the Purchased Items, the Pledged Collateral and the other collateral for the Facility made directly to the Deal Agent as agent for the Secured Parties or its agent(s). So long as the Deal Agent as agent for the Secured Parties (or the Custodian, on the Deal Agent’s behalf) shall act in good faith in its handling of the Purchased Items, the Pledged Collateral and the other collateral for the Facility, each of the Seller, the Guarantor and the Pledgor waives or is deemed to have waived the defense of impairment of the Purchased Items, the Pledged Collateral and the other collateral for the Facility by the Deal Agent as agent for the Secured Parties, the Purchaser and the Custodian.
Master Repurchase Agreement
(VFCC and Arbor)

ARTICLE IX
POWER OF ATTORNEY
          Section 9.1 Purchaser’s Appointment as Attorney–in–Fact.
          (a) Following the occurrence and during the continuance of an Event of Default, the Seller hereby irrevocably constitutes and appoints the Deal Agent as agent for the Secured Parties and any officer or agent thereof, with full power of substitution, as its true and lawful attorney–in–fact with full irrevocable power and authority in the place and stead of the Seller and in the name of the Seller or in its own name, from time to time in the Deal Agent’s discretion, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments that may be reasonably necessary or desirable to accomplish the purposes of this Agreement, and, without limiting the generality of the foregoing, the Seller hereby gives the Deal Agent as agent for the Secured Parties the power and right, on behalf of the Seller, without assent by, but with notice to, the Seller, to do the following (in each case to the extent the Seller is not prohibited by Applicable Law or any applicable Contractual Obligation):
     (i) in the name of the Seller, or in its own name, or otherwise, to take possession of and endorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under any mortgage insurance or with respect to any other Purchased Items and to file any claim or to take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Deal Agent for the purpose of collecting any and all such moneys due under any such mortgage insurance or with respect to any other Purchased Items whenever payable;
     (ii) to pay or discharge taxes and Liens levied or placed on or threatened against the Purchased Items;
     (iii) (A) to direct any party liable for any payment under any Purchased Items to make payment of any and all moneys due or to become due thereunder directly to the Deal Agent as agent for the Secured Parties or as the Deal Agent shall direct; (B) to ask or demand for, collect, receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Purchased Items; (C) to sign and endorse any invoices, assignments, verifications, notices and other documents in connection with any Purchased Items; (D) to commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Purchased Items or any proceeds thereof and to enforce any other right in respect of any Purchased Items; (E) to defend any suit, action or proceeding brought against the Seller with respect to any Purchased Items; (F) to settle, compromise or adjust any suit, action or proceeding described in clause (E) above and, in connection therewith, to give such discharges or releases as the Deal Agent may deem appropriate, provided that same does not impose any civil or criminal liability on the Seller or the Guarantor; and (G) generally, to sell, transfer, pledge, exercise rights and make any agreement with respect to or otherwise deal with any Purchased Items as fully and completely as though the Deal Agent as agent for the Secured Parties were the absolute owner thereof for all purposes, and to do, at the Deal Agent’s option and the Seller’s expense, at any time, and from time to time, all acts and things that the Deal Agent deems necessary to protect, preserve or realize upon the Purchased Items and the Deal Agent’s Liens thereon and to effect the intent of this Agreement, all as fully and effectively as such Seller might do;
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     (iv) to direct the actions of the Custodian with respect to the Purchased Items under the Custodial Agreement; and
     (v) to execute, from time to time, in connection with any sale provided for in Section 10.2, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Purchased Items.
          The Seller hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. This power of attorney is a power coupled with an interest and shall be irrevocable.
          (b) The powers conferred on the Deal Agent hereunder are solely to protect the Deal Agent’s, the Purchaser’s and the other Secured Parties’ interests in the Purchased Items and shall not impose any duty upon it to exercise any such powers. The Deal Agent shall be accountable only for amounts that it actually receives as a result of the exercise of such powers, and neither the Deal Agent nor any of its officers, directors, employees or agents shall be responsible to the Seller for any act or failure to act hereunder.
ARTICLE X
EVENTS OF DEFAULT
          Section 10.1 Events of Default.
          The following events shall be Events of Default (“Events of Default”) hereunder:
          (a) the aggregate Repurchase Price for all Transactions outstanding on any day exceeds the Maximum Amount and the same continues unremedied for two (2) Business Days after notice from the Deal Agent; provided, however, during the period of time that such event remains unremedied, no additional Transaction will be made under this Agreement; or
          (b) a Servicer Default occurs and is continuing; or
          (c) the Facility Maturity Date shall have occurred and the Obligations have not been repaid by such date; or
          (d) an Insolvency Event relating to the Seller, the Guarantor, the Pledgor or any Affiliate of the Seller, the Guarantor or the Pledgor shall have occurred; or
          (e) the Seller or the Guarantor shall become required to register as an “investment company” within the meaning of the Investment Company Act of 1940, as amended (the “40 Act”) or the arrangements contemplated by the Repurchase Documents shall require registration as an “investment company” within the meaning of the 40 Act; or
          (f) a regulatory, tax or accounting body has ordered that the activities of the Seller or the Guarantor contemplated in the Repurchase Documents be terminated or, as a result of any other event or circumstance, the activities of the Seller or the Guarantor contemplated in the Repurchase Documents may reasonably be expected to cause the Seller or the Guarantor to suffer materially adverse regulatory, accounting or tax consequences; or
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          (g) there shall exist any event or occurrence that has caused a Material Adverse Effect; or
          (h) (i) the Internal Revenue Service shall file notice of a Lien pursuant to Section 6323 of the Code with regard to any assets of the Seller, the Guarantor or the Pledgor, and such Lien shall not have been released within five (5) Business Days; or
          (i) any material adverse change in the credit quality of the Seller or the Guarantor shall occur; or
          (j) a default or event of default occurs under the Bank Repurchase Facility or the Working Capital Facility; or
          (k) (i) any Repurchase Document, or any Lien or security interest granted thereunder, shall (except in accordance with its terms), in whole or in part, terminate, cease to be effective or cease to be the legally valid, binding and enforceable obligation of the Seller, the Guarantor or the Pledgor, or
     (ii) the Seller, the Guarantor, the Pledgor or any other party shall, directly or indirectly, contest in any manner the effectiveness, validity, binding nature or enforceability of any Repurchase Document or any Lien or security interest thereunder, or
     (iii) the Purchased Items shall not have been sold to the Purchaser or its designee, or the Liens contemplated under the Repurchase Documents shall cease or fail to be first priority perfected Liens on any Purchased Items or the Equity Interests in favor of the Deal Agent as agent for the Secured Parties or shall be Liens in favor of any Person other than the Deal Agent as agent for the Secured Parties; or
          (l) the Seller, the Guarantor or the Pledgor shall have failed to observe or perform in any material respect any of the covenants or agreements of the Seller, the Guarantor or the Pledgor set forth in this Agreement or the other Repurchase Documents to which the Seller, the Guarantor or the Pledgor is a party and the same continues unremedied for a period of twenty (20) days after the earlier to occur of (i) the date on which written notice of such failure requiring the same to be remedied shall have been given to the Seller, the Guarantor or the Pledgor by the Deal Agent, and (ii) the date on which the Seller, the Guarantor or the Pledgor becomes aware thereof (provided, however, in the case of a failure which is capable of cure but cannot reasonably be cured within such twenty (20) day period (other than the payment of money), and provided the Seller or the Guarantor shall have timely commenced to cure such failure within such twenty (20) day period (with evidence of same delivered to the Deal Agent) and thereafter diligently and expeditiously proceeds to cure the same, such twenty (20) day period shall be extended for an additional twenty (20) day period); or
          (m) any representation, warranty or certification made by the Seller, the Guarantor or the Pledgor in this Agreement or any Repurchase Document or in any certificate delivered pursuant to this Agreement or any Repurchase Document shall prove to have been incorrect in any material respect when made and that continues to be unremedied for a period of twenty (20) Business Days after the earlier to occur of (i) the date on which written notice of such incorrectness requiring the same to be remedied shall have been given to the Seller, the Guarantor or the Pledgor by the Deal Agent, and (ii) the date on which the Seller, the Guarantor or the Pledgor becomes aware thereof; or
          (n) the Seller shall have failed to give instructions or notice to the Deal Agent as required by this Agreement, or to deliver any required reports hereunder, on or before the date such instruction, notice or report is required to be made or given, as the case may be, under the terms of this Agreement and such
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failure continues unremedied for a period of two (2) Business Days after the earlier to occur of (i) the date on which written notice of such failure requiring the same to be remedied shall have been given to the Seller by the Deal Agent and (ii) the date on which the Seller becomes aware thereof; or
          (o) the Seller shall have failed to make any payment due with respect to recourse debt or other obligations or an event or condition shall have occurred that would permit acceleration of such recourse debt or other obligations whether or not such event or condition has been waived; or
          (p) the Seller shall default in the payment of any Repurchase Price due or any amount due under Sections 2.7 or 2.8 or any other provision of this Agreement or the Repurchase Documents when due (whether at stated maturity, upon acceleration or at mandatory or optional prepayment) or the Seller’s, any Servicer’s or any PSA Servicer’s failure to deposit to the Collection Account all Income as required by Subsection 5.1(f); or
          (q) the Seller shall default in the payment of any other amount payable by it hereunder or under any other Repurchase Document after notification by the Deal Agent of such default, and such default shall have continued unremedied for two (2) Business Days; or
          (r) a final judgment or judgments for the payment of money in excess of $750,000 in the aggregate shall be rendered against the Seller, the Guarantor or any of their Affiliates by one (1) or more courts, administrative tribunals or other bodies having jurisdiction, and the same shall not be satisfied, discharged (or provision shall not be made for such discharge) or bonded, or a stay of execution thereof shall not be procured, within thirty (30) days from the date of entry thereof; or
          (s) the Seller shall grant, or suffer to exist, any Lien on any Purchased Item (except Permitted Liens) or the Pledgor shall grant, permit or suffer to exist any Lien on any portion of the Equity Interests; or
          (t) the Seller, the Guarantor or any of their Affiliates shall be in default under (i) any Indebtedness or Guarantee Obligation of the Seller, the Guarantor or of their Affiliates, which default (A) involves the failure to pay a matured obligation, or (B) permits the acceleration of the maturity of obligations by any other party to or beneficiary with respect to such Indebtedness, (ii) any other material Contractual Obligation to which the Seller, the Guarantor or any of their Affiliates is a party, which default (A) involves the failure to pay a matured obligation, or (B) permits the acceleration of the maturity of obligations by any other party to or beneficiary of such contract, or (iii) any Seller–Related Obligation; or
          (u) any Repurchase Price in connection with a Swingline Purchase is not repaid on or before the date such Repurchase Price is required to be repaid pursuant to Subsection 2.16(c) of this Agreement; or
          (v) (i) the Seller, the Guarantor or an ERISA Affiliate shall engage in any “prohibited transaction” (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Benefit Plan, (ii) any material “accumulated funding deficiency” (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Plan, or any Lien in favor of the PBGC or a Plan shall arise on the assets of the Seller, the Guarantor or any ERISA Affiliate, (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is, in the reasonable opinion of the Deal Agent, likely to result in the termination of such Plan for purposes of Title IV of ERISA, (iv) any Plan shall terminate for purposes of Title IV of ERISA, (v) the Seller, the Guarantor or any ERISA Affiliate shall, or in the reasonable opinion of the
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Deal Agent is likely to, incur any liability in connection with a withdrawal from, or the insolvency or reorganization of, a Multiemployer Plan, or (vi) any other event or condition shall occur or exist with respect to a Plan; and in each case in clauses (i) through (vi) above, such event or condition, together with all other such events or conditions, if any, could reasonably be expected to have a Material Adverse Effect; or
          (w) the Seller fails to transfer Purchased Assets on the applicable Purchase Date or fails to repurchase Purchased Assets on the applicable Repurchase Date; or
          (x) the Pledgor shall cease to own 100% of the issued and outstanding Equity Interests of ARF, ART shall cease to own indirectly 82% of the issued and outstanding Equity Interests of Arbor Realty, Arbor TRS Holding Company, Inc. shall cease to own 100% of the Class A membership interest in ARSR Tahoe and/or Arbor Realty shall cease to own 99% of the issued and outstanding Equity Interests of ARSR; or
          (y) the Seller, the Guarantor or the Pledgor shall admit its inability to, or its intentions not to, perform its obligations, covenants or agreements under any Repurchase Document.
          For the purposes of Subsections 10.1(d), (r) and (t) and the next sentence and not with respect to any other provision of this Agreement, the percentage used in the term Affiliate shall be 50% instead of 20%. Subject to the preceding sentence, upon the occurrence of any event described in Subsections 10.1(d), (r) or (t) with respect to any Affiliate, including any Person that becomes an Affiliate of the Seller, the Pledgor or the Guarantor as a result of an exercise by the Seller, the Pledgor or the Guarantor of its remedies in connection with a pledge to the Seller, the Pledgor or the Guarantor of interests in such Person, the Seller shall promptly notify the Deal Agent of same in writing and the Deal Agent will make a determination in its reasonable discretion and within a reasonable period of time as to whether such event shall constitute an Event of Default.
          Section 10.2 Remedies.
          (a) If an Event of Default occurs, the following rights and remedies are available to the Deal Agent as agent for the Secured Parties; provided, that an Event of Default shall be deemed to be continuing unless expressly waived by the Deal Agent in writing.
     (i) At the option of the Deal Agent, exercised by written notice to the Seller (which option shall be deemed to have been exercised, even if no notice is given, immediately upon the occurrence of an Insolvency Event of the Seller, the Guarantor, the Pledgor or any of their Affiliates), the Repurchase Date for each Transaction hereunder, if it has not already occurred, shall be deemed immediately to occur (except that, in the event that the Purchase Date for any Transaction has not yet occurred as of the date of such exercise or deemed exercise, such Transaction shall be deemed immediately cancelled). The Deal Agent shall (except upon the occurrence of an Insolvency of the Seller, the Guarantor, the Pledgor or any of their Affiliates) give notice to the Seller of the exercise of such option as promptly as practicable.
     (ii) If the Deal Agent exercises or is deemed to have exercised the option referred to in Subsection 10.2(a)(i),
                       (A) (1) the Seller’s obligations in such Transactions to repurchase all Purchased Items, at the Repurchase Price therefor on the Repurchase Date, and, without duplication, to pay the Aggregate Unpaids and all other amounts owed by the Seller hereunder and under the other Repurchase Documents, shall thereupon become
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immediately due and payable, (2) all Income paid after such exercise or deemed exercise shall be retained by the Deal Agent as agent for the Secured Parties and applied to the aggregate unpaid Repurchase Price, the Aggregate Unpaids and any other amounts owed by the Seller hereunder and under the other Repurchase Documents, and (3) the Seller shall immediately deliver to the Deal Agent as agent for the Secured Parties any Purchased Items subject to such Transactions then in the Seller’s possession or control; and
                    (B) all Income actually received by the Deal Agent as agent for the Secured Parties pursuant to Section 2.8 (excluding any Late Payment Fees paid pursuant to Subsection 2.5(a)) shall be applied to the aggregate unpaid Repurchase Price and Aggregate Unpaids and any other amounts owed by the Seller hereunder or the other Repurchase Documents.
     (iii) Upon the occurrence of one or more Events of Default, and subject to Section 6.14, the Deal Agent as agent for the Secured Parties shall have the right to obtain physical possession of the Servicing Records (subject to the provisions of the Custodial Agreement), the Servicing Files and all other files of the Seller relating to the Purchased Items and all documents relating to the Purchased Items which are then or may thereafter come into the possession of the Seller or any third party acting for the Seller, and the Seller shall deliver to the Deal Agent such assignments as the Deal Agent shall request, and the Deal Agent shall have the right to appoint any Person to act as the Servicer for the Purchased Assets. The Deal Agent shall be entitled to specific performance of all agreements of the Seller contained in the Repurchase Documents.
     (iv) At any time after the second (2nd) Business Day following notice to the Seller (which notice may be the notice given under Subsection 10.2(a)(i)), in the event the Seller has not repurchased all Purchased Items, the Deal Agent as agent for the Secured Parties may (A) immediately sell, without demand or further notice of any kind, at a public or private sale and at such price or prices as the Deal Agent may deem reasonably satisfactory any or all Purchased Items subject to such Transactions hereunder and apply the proceeds thereof to the aggregate unpaid Repurchase Price, the Aggregate Unpaids and any other amounts owed by the Seller hereunder and under the other Repurchase Documents, or (B) in its sole discretion, elect, in lieu of selling all or a portion of such Purchased Items, to give the Seller credit for such Purchased Items in an amount equal to the Market Value of the Purchased Items against the aggregate unpaid Repurchase Price, the Aggregate Unpaids and any other amounts owing by the Seller hereunder and under the other Repurchase Documents. The proceeds of any disposition of Purchased Items shall be applied first to the costs and expenses incurred by the Deal Agent in connection with the Seller’s default; second to the costs of related covering and/or related hedging transactions; third to the Repurchase Price; fourth to the Aggregate Unpaids and any other amounts owed by the Seller hereunder or under the other Repurchase Documents; and fifth to the Seller.
     (v) The Seller agrees that the Deal Agent may obtain an injunction or an order of specific performance to compel the Seller to fulfill any of its obligations as set forth in Article X if the Seller fails or refuses to perform its obligations as set forth therein.
     (vi) The Seller shall be liable to the Deal Agent as agent for the Secured Parties, payable as and when incurred by the Deal Agent, for (A) the amount of all reasonable actual out–of–pocket expenses, including legal or other expenses incurred by the Deal Agent in connection
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with or as a consequence of an Event of Default, and (B) all reasonable costs incurred in connection with hedging or covering transactions.
          (vii) The Deal Agent as agent for the Secured Parties shall have, in addition to its rights hereunder, any rights otherwise available to it under any other agreement or Applicable Law.
          (b) The Deal Agent as agent for the Secured Parties may exercise one or more of the remedies available to the Deal Agent immediately upon the occurrence of an Event of Default and, except to the extent provided in Subsections 10.2(a)(i) and 10.2(a)(iv), at any time thereafter without notice to the Seller. All rights and remedies arising under this Agreement, as amended from time to time, are cumulative and not exclusive of any other rights or remedies that the Deal Agent as agent for the Secured Parties may have.
          (c) The Deal Agent as agent for the Secured Parties may enforce its rights and remedies hereunder without prior judicial process or hearing, and the Seller hereby expressly waives any defenses the Seller might otherwise have to require the Deal Agent as agent for the Secured Parties to enforce its rights by judicial process. The Seller also waives any defense (other than a defense of payment or performance) the Seller might otherwise have arising from the use of nonjudicial process, enforcement and sale of all or any portion of the Purchased Items, or from any other election of remedies. The Seller recognizes that nonjudicial remedies are consistent with the usages of the trade, are responsive to commercial necessity and are the result of a bargain at arm’s–length.
          (d) To the extent permitted by Applicable Law, the Seller shall be liable to the Deal Agent as agent for the Secured Parties for interest on any amounts owing by the Seller hereunder, from the date the Seller becomes liable for such amounts hereunder until such amounts are (i) paid in full by the Seller or (ii) satisfied in full by the exercise of the Deal Agent’s rights hereunder. Interest on any sum payable by the Seller to the Deal Agent as agent for the Secured Parties under this Subsection 10.2(d) shall accrue interest from and after the date of the Event of Default at a rate equal to the Post–Default Rate.
          (e) In addition to the rights under this Section 10.2, upon an Event of Default the Purchaser shall no longer be obligated to enter into any additional Transactions pursuant to any outstanding Confirmation and the Deal Agent as agent for the Secured Parties shall have the following additional rights if an Event of Default occurs:
     (i) The Deal Agent as agent for the Secured Parties, the Purchaser and the Seller agree and acknowledge that the Purchased Assets constitute collateral that may decline rapidly in value. Accordingly, notwithstanding anything to the contrary in this Agreement, the Deal Agent as agent for the Secured Parties shall not be required to give notice to the Seller or any other Repurchase Party prior to exercising any remedy in respect of an Event of Default. If no prior notice is given, the Deal Agent shall give notice to the Seller of the remedies effected by the Deal Agent as agent for the Secured Parties promptly thereafter. The Deal Agent shall act in good faith in exercising its rights pursuant to this section.
     (ii) The Deal Agent as agent for the Secured Parties may, in its sole discretion, elect to hold any Purchased Asset for its own account and earn the related interest on the full face amount thereof.
          (f) The Deal Agent as agent for the Secured Parties shall have, in addition to its rights hereunder, any rights otherwise available to it under any other agreement or Applicable Law.
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          (g) Neither the Seller, the Guarantor nor any other Person shall be permitted to cure an Event of Default after the Purchaser has accelerated the Obligations unless the Purchaser otherwise consents.
          Section 10.3 Determination of Events of Default.
          In making a determination as to whether an Event of Default has occurred, the Deal Agent shall be entitled to rely on reports published or broadcast by media sources believed by the Deal Agent to be generally reliable and on information provided to it by any other sources believed by it to be generally reliable, provided that (i) the Deal Agent reasonably and in good faith believes such information to be accurate and has taken such steps as may be reasonable in the circumstances (including consulting with the Seller, the Pledgor and/or the Guarantor) to attempt to verify such information.
ARTICLE XI
INDEMNIFICATION
          Section 11.1 Indemnities by the Seller.
          (a) The Seller agrees to hold the Purchaser, the Deal Agent, any Secured Party, any Affected Party and any Affiliates of the Purchaser, the Deal Agent, any Secured Party and any Affected Party and the Purchaser’s, the Deal Agent’s, any Secured Party’s, any Affected Party’s and their Affiliates’ officers, directors, shareholders, partners, members, owners, employees, agents, attorneys, Affiliates and advisors (each an “Indemnified Party” and collectively the “Indemnified Parties”) harmless from and indemnify any Indemnified Party against all liabilities, losses, damages, judgments, costs, expenses, penalties or fines of any kind that may be imposed on, incurred by or asserted against such Indemnified Party (collectively, the “Indemnified Amounts”) in any way relating to, arising out of or resulting from (i) the Facility, this Agreement, the Repurchase Documents, the Mortgage Loan Documents, any Purchased Item, the Pledged Collateral and any other collateral for the Facility or any transaction or Transaction contemplated hereby or thereby, or any amendment, supplement, extension or modification of, or any waiver or consent under or in respect of, this Agreement, the Repurchase Documents, the Mortgage Loan Documents, any Purchased Item, the Pledged Collateral and any other collateral for the Facility, or any transaction or Transaction contemplated hereby or thereby, (ii) any Mortgage Asset, any Purchased Item, any Pledged Collateral or any other collateral for the Facility, (iii) any violation or alleged violation of, non-compliance with or liability under any Applicable Law (including, without limitation, violation of securities laws and Environmental Laws), (iv) ownership of, Liens on, security interests in or the exercise of rights and/or remedies under the Repurchase Documents, the Mortgage Loan Documents, the Purchased Items, the Pledged Collateral, any other collateral for the Facility, the Underlying Mortgaged Property, any other related Property or collateral or any part thereof or any interest therein or receipt of any Income or rents, (v) any accident, injury to or death of any person or loss of or damage to property occurring in, on or about any Underlying Mortgaged Property, any other related Property or collateral or any part thereof, the Purchased Items or on the adjoining sidewalks, curbs, parking areas, streets or ways, (vi) any use, nonuse or condition in, on or about, or possession, alteration, repair, operation, maintenance or management of, any Underlying Mortgaged Property, any other related Property or collateral or any part thereof or on the adjoining sidewalks, curbs, parking areas, streets or ways, (vii) any failure on the part of the Seller, the Guarantor or the Pledgor to perform or comply with any of the terms of the Mortgage Loan Documents, the Repurchase Documents, the Purchased Items, the Pledged Collateral or any other collateral for the Facility, (viii) performance of any labor or services or the furnishing of any materials or other property in respect of the Underlying Mortgaged Property, any other related Property or collateral, the Purchased Items or any part thereof, (ix) any claim by brokers, finders or similar Persons claiming to be entitled to a commission in connection with any lease or other transaction involving any
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Underlying Mortgaged Property, any other related Property or collateral, the Purchased Items or any part thereof or the Repurchase Documents, (x) any Taxes including, without limitation, any Taxes attributable to the execution, delivery, filing or recording of any Repurchase Document, any Mortgage Loan Document or any memorandum of any of the foregoing, (xi) any Lien or claim arising on or against the Underlying Mortgaged Property, any other related Property or collateral, the Pledged Collateral, the Purchased Items or any part thereof under any Applicable Law or any liability asserted against the Deal Agent, the Purchaser, any Secured Party or any Affected Party with respect thereto, (xii) the claims of any lessee or any Person acting through or under any lessee or otherwise arising under or as a consequence of any leases with respect to any Underlying Mortgaged Property, related Property or collateral, or any claims of a Borrower, (xiii) any civil penalty or fine assessed by OFAC against, and all reasonable costs and expenses (including counsel fees and disbursements) incurred in connection with the defense thereof, by any Indemnified Party as a result of conduct of the Seller, the Pledgor or the Guarantor that violates any sanction enforced by OFAC, (xiv) any and all Indemnified Amounts arising out of, attributable or relating to, accruing out of, or resulting from (1) a past, present or future violation or alleged violation of any Environmental Laws in connection with any Property or Underlying Mortgaged Property by any Person or other source, whether related or unrelated to the Seller, the Pledgor, the Guarantor or any Borrower, (2) any presence of any Materials of Environmental Concern in, on, within, above, under, near, affecting or emanating from any Property or Underlying Mortgaged Property, (3) the failure to timely perform any Remedial Work, (4) any past, present or future activity by any Person or other source, whether related or unrelated to the Seller, the Pledgor, the Guarantor or any Borrower in connection with any actual, proposed or threatened use, treatment, storage, holding, existence, disposition or other release, generation, production, manufacturing, processing, refining, control, management, abatement, removal, handling, transfer or transportation to or from any Property or Underlying Mortgaged Property of any Materials of Environmental Concern at any time located in, under, on, above or affecting any Property or Underlying Mortgaged Property, (5) any past, present or future actual Release (whether intentional or unintentional, direct or indirect, foreseeable or unforeseeable) to, from, on, within, in, under, near or affecting any Property or Underlying Mortgaged Property by any Person or other source, whether related or unrelated to the Seller, the Guarantor, any other Repurchase Party or any Borrower, (6) the imposition, recording or filing or the threatened imposition, recording or filing of any Lien on any Property or Underlying Mortgaged Property with regard to, or as a result of, any Materials of Environmental Concern or pursuant to any Environmental Law, or (7) any misrepresentation or inaccuracy in any representation or warranty in any material respect or material breach or failure to perform any covenants or other obligations pursuant to this Agreement, the other Repurchase Documents or any of the Mortgage Loan Documents or relating to environmental matters in any way including, without limitation, under any of the Mortgage Loan Documents or (xv) any representation or warranty made or deemed made by the Seller, the Guarantor or any of their respective officers under or in connection with this Agreement or any other Repurchase Document, that shall have been false or incorrect in any material respect when made or deemed made or delivered, (xvi) the failure by the Seller, the Guarantor or any Servicer to comply with any term, provision or covenant contained in this Agreement, the Repurchase Documents, any Servicing Agreement or any agreement executed in connection with the foregoing agreements, or with any Applicable Law or with respect to any Purchased Items, or the nonconformity of any Purchased Items with any such Applicable Law, (xvii) the failure to vest and maintain vested in the Purchaser or Deal Agent, as agent for the Secured Parties, an undivided ownership interest in the Purchased Assets, together with all Income, free and clear of any Lien (other than Permitted Liens) whether existing at the time of any Transaction or at any time thereafter, (xviii) the aggregate Repurchase Price for all Transactions exceeding the Maximum Amount on any Business Day, (xix) the failure to file, or any delay in filing, financing statements, continuation statements or other similar instruments or documents under the UCC of any applicable jurisdiction or other Applicable Laws with respect to any Purchased Items, whether at the time of any Transaction or at any subsequent time, (xx) any dispute, claim, offset or defense (other than the discharge in bankruptcy of the Borrower) of the Borrower to the payment with respect to any Purchased Item (including, without limitation, a defense based on the Purchased Item not being a legal,
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valid and binding obligation of such Borrower enforceable against it in accordance with its terms), or any other claim resulting from the sale of the merchandise or services related to such Purchased Item or the furnishing or failure to furnish such merchandise or services, (xxi) any failure of the Seller, the Guarantor or any Servicer to perform its duties or obligations in accordance with the provisions of this Agreement, any Servicing Agreement or any of the other Repurchase Documents or any failure by the Seller, the Guarantor, any Servicer or any Affiliate of the Seller or the Guarantor to perform its respective duties under any Purchased Item, (xxii) the failure of the Seller, the Guarantor or any Servicer to remit any Income due hereunder to the Collection Account on or before the date such Income is required to be deposited therein (whether by the exercise of setoff rights or otherwise), (xxiii) any inability to obtain any judgment in, or utilize the court or other adjudication system of, any state in which a Borrower may be located as a result of the failure of the Seller to qualify to do business or file any notice or business activity report or any similar report, (xxiv) any action taken by the Seller, the Guarantor or any Servicer in the enforcement, collection or foreclosure of any Purchased Item, (xxv) any products liability claim or personal injury or property damage suit or other similar or related claim or action of whatever sort arising out of or in connection with the Purchased Assets or services that are the subject of any Purchased Item, (xxvi) any claim, suit or action of any kind or nature whatsoever arising out of or in connection with Environmental Laws including any vicarious liability, (xxvii) the failure by the Seller or the Guarantor to pay when due any Taxes for which the Seller or the Guarantor is liable, including, without limitation, sales, excise or personal property taxes payable in connection with the Purchased Items, (xxviii) any repayment by the Deal Agent, the Purchaser, any Secured Party or any Affected Party of any amount previously distributed in payment of the Repurchase Price, payment of Price Differential or the Aggregate Unpaids or any other amount due hereunder or under any Interest Rate Protection Agreement, in each case which amount the Deal Agent, the Purchaser, any Secured Party or any Affected Party believes in good faith is required to be repaid, (xxix) the commingling of Income on the Purchased Items at any time with other funds, (xxx) any investigation, litigation or proceeding related to this Agreement or the use of proceeds of Transactions or the security interest in the Purchased Items, (xxxi) any failure by the Seller to give reasonably equivalent value to the Transferors in consideration for the transfer by the Transferors to the Seller of any item of the Purchased Items or any attempt by any Person to void or otherwise avoid any such transfer under any statutory provision or common law or equitable action, including, without limitation, any provision of the Bankruptcy Code, (xxxii) the use of the proceeds of any Transaction in a manner other than as provided in this Agreement and the Purchase Agreements, (xxxiii) any Purchased Asset treated as or represented as an Eligible Asset or as satisfying the representations and warranties set forth in Schedule 1 that, at the applicable time, does not satisfy the foregoing criteria, (xxxiv) the exercise by any Borrower of any rights of setoff against the Seller, the Guarantor or any of their Affiliates or the exercise of any rights by a Borrower that impacts, impairs, reduces or diminishes any Income or any Purchased Asset, (xxxv) the failure by the Seller to comply with any of the covenants relating to the Interest Rate Protection Agreements or (xxxvi) the Seller’s, the Guarantor’s and/or the Pledgor’s conduct, activities, actions and/or inactions in connection with, relating to or arising out of any of the foregoing clauses of this Subsection 11.1(a), that, in each case, results from anything other than any Indemnified Party’s gross negligence or willful misconduct. In any suit, proceeding or action brought by an Indemnified Party in connection with any Purchased Item, the Pledged Collateral or any other collateral for the Facility for any sum owing thereunder, or to enforce any provisions of any Purchased Item, the Pledged Collateral or any other collateral for the Facility, the Seller shall save, indemnify and hold such Indemnified Party harmless from and against all expense, loss or damage suffered by reason of any defense, set–off, counterclaim, recoupment or reduction of liability whatsoever of the account debtor, obligor or Borrower thereunder arising out of a breach by the Seller, the Guarantor or the Pledgor of any obligation thereunder or arising out of any other agreement, indebtedness or liability at any time owing to or in favor of such account debtor, obligor or Borrower or its successors from the Seller, the Guarantor or the Pledgor. The Seller also agrees to reimburse an Indemnified Party as and when billed by such Indemnified Party for all such Indemnified Party’s costs, expenses and fees incurred in connection with the enforcement or the preservation of such Indemnified Party’s rights under this Agreement, the
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Repurchase Documents, the Mortgage Loan Documents and any transaction or Transaction contemplated hereby or thereby, including, without limitation, the reasonable fees and disbursements of its counsel. In the case of an investigation, litigation or other proceeding to which the indemnity in this Subsection 11.1(a) applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by the Seller, the Guarantor, the Pledgor and/or any of their officers, directors, shareholders, employees or creditors, an Indemnified Party or any other Person or any Indemnified Party is otherwise a party thereto and whether or not any transaction contemplated hereby is consummated.
          (b) Any amounts subject to the indemnification provisions of this Section 11.1 shall be paid by the Seller to the Indemnified Party within five (5) Business Days following such Person’s demand therefor. For the avoidance of doubt, an Indemnified Party may seek payment of any Indemnified Amount at any time and regardless of whether a Default or an Event of Default then exists or is continuing.
          (c) If for any reason the indemnification provided in this Section 11.1 is unavailable to the Indemnified Party, other than unavailability due to the gross negligence or willful misconduct of such Indemnified Party, or is insufficient to hold an Indemnified Party harmless, then the Seller shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect not only the relative benefits received by such Indemnified Party on the one hand and the Seller and the Guarantor on the other hand but also the relative fault of such Indemnified Party as well as any other relevant equitable considerations.
          (d) The obligations of the Seller under this Article XI shall survive the resignation or removal of the Deal Agent and the termination of this Agreement.
          Section 11.2 After–Tax Basis.
          Indemnification under Section 11.1 shall be in an amount necessary to make the Indemnified Party whole after taking into account any tax consequences to the Indemnified Party of the receipt of the indemnity provided hereunder, including the effect of such tax or refund on the amount of tax measured by net income or profits that is or was payable by the Indemnified Party.
ARTICLE XII
THE DEAL AGENT
          Section 12.1 Deal Agent.
          (a) Authorization and Action. The Purchasers hereby designate and appoint WCM as the Deal Agent hereunder and authorize the Deal Agent to act as agent and bailee and take such actions as agent and bailee on behalf of the Purchasers and the other Secured Parties and to exercise such powers as are delegated to the Deal Agent by the terms of this Agreement, together with such powers as are reasonably incidental thereto. The Deal Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with VFCC or any Secured Party, and no implied covenants, functions, responsibilities, duties, obligations or liabilities on the part of the Deal Agent shall be read into this Agreement or otherwise exist for the Deal Agent. In performing its functions and duties hereunder, the Deal Agent shall act solely as an agent for VFCC and the other Secured Parties and does not assume nor shall be deemed to have assumed any obligation or relationship of trust or agency with or for the Seller, the Guarantor, the Pledgor or any of their successors or assigns. The Deal Agent shall not be required to take any action that exposes the Deal Agent to personal liability or that is contrary to this
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Agreement or Applicable Law. The appointment and authority of the Deal Agent hereunder shall terminate at the indefeasible payment in full of the Obligations.
          (b) Delegation of Duties. The Deal Agent may execute any of its duties under this Agreement or the other Repurchase Documents by or through agents, bailees or attorneys–in–fact and shall be entitled to the advice of counsel concerning all matters pertaining to such duties. The Deal Agent shall not be responsible for the negligence or misconduct of any agents or attorneys–in–fact selected by it with reasonable care.
          (c) Exculpatory Provisions. Neither the Deal Agent nor any of its directors, officers, agents or employees shall be (i) liable for any action lawfully taken or omitted to be taken by it or them under or in connection with this Agreement (except for its, their or such Person’s own gross negligence or willful misconduct or, in the case of the Deal Agent, the breach of its obligations expressly set forth in this Agreement), or (ii) responsible in any manner to VFCC or any other Secured Party for any recitals, statements, representations or warranties made by the Seller contained in this Agreement or in any certificate, report, statement or other document referred to or provided for in, or received under or in connection with, this Agreement, for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other document furnished in connection herewith, for any failure of the Seller to perform its obligations hereunder, or for the satisfaction of any condition specified in Article III. The Deal Agent shall not be under any obligation to VFCC or any other Secured Party to ascertain or to inquire as to the observance or performance of any of the agreements or covenants contained in, or conditions of, this Agreement, or to inspect the Properties, books or records of the Seller. The Deal Agent shall not be deemed to have knowledge of any Default, Event of Default or Servicer Default unless the Deal Agent has received notice from the Seller or a Secured Party.
          (d) Reliance. The Deal Agent shall in all cases be entitled to rely, and shall be fully protected in relying, upon any document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Seller), independent accountants and other experts selected by the Deal Agent. The Deal Agent shall in all cases be fully justified in failing or refusing to take any action under this Agreement or any other document furnished in connection herewith unless it shall first receive such advice or concurrence of VFCC and the other Secured Parties, as it deems appropriate, or it shall first be indemnified to its satisfaction by VFCC and the other Secured Parties; provided, that, unless and until the Deal Agent shall have received such advice, the Deal Agent may take or refrain from taking any action as the Deal Agent shall deem advisable and in the best interests of VFCC and the other Secured Parties. The Deal Agent shall in all cases be fully protected in acting, or in refraining from acting, in accordance with a request of VFCC and the other Secured Parties, and such request and any action taken or failure to act pursuant thereto shall be binding upon VFCC and the other Secured Parties.
          (e) Non–Reliance on the Deal Agent and Other Purchaser. VFCC and the other Secured Parties expressly acknowledge that neither the Deal Agent nor any of its officers, directors, employees, agents, attorneys–in–fact or affiliates has made any representations or warranties to it and that no act by the Deal Agent hereafter taken, including, without limitation, any review of the affairs of the Seller, shall be deemed to constitute any representation or warranty by the Deal Agent. Each of VFCC and the other Secured Parties represent and warrant to the Deal Agent that it has made and will make, independently and without reliance upon the Deal Agent, and based on such documents and information as it has deemed appropriate, its own appraisal of and investigation into the business, operations, property, prospects, financial and other conditions and creditworthiness of the Seller and has made its own decision to enter into this Agreement.
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          (f) The Deal Agent in its Individual Capacity. The Deal Agent and any of its Affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Seller or any Affiliate of the Seller as though the Deal Agent were not the Deal Agent hereunder. With respect to the Transactions entered into pursuant to this Agreement, the Deal Agent and each of its Affiliates shall have the same rights and powers under this Agreement as the Purchaser and may exercise the same as though it were not the Deal Agent and the terms “Purchaser” shall include the Deal Agent in its individual capacity.
          (g) Successor Deal Agent. The Deal Agent may, upon thirty (30) days’ notice to the Seller and VFCC, and the Deal Agent will, upon the direction of VFCC, resign as Deal Agent. If the Deal Agent shall resign, then VFCC, during such thirty (30) day period, shall appoint a successor agent. If for any reason no successor Deal Agent is appointed by VFCC during such thirty (30) day period, then effective upon the expiration of such thirty (30) day period, the Seller shall make all payments it otherwise would have made to the Deal Agent in respect of the Obligations or under the Fee Letter directly to VFCC and for all purposes shall deal directly with VFCC. After any retiring Deal Agent’s resignation hereunder as Deal Agent, the provisions of Article XI and Article XII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Deal Agent under this Agreement.
ARTICLE XIII
MISCELLANEOUS
          Section 13.1 Amendments and Waivers.
          Except as provided in this Section 13.1, no amendment, waiver or other modification of any provision of this Agreement shall be effective without the written agreement of the Seller, the Deal Agent, the Purchaser and the Guarantor; provided, however, that, no such amendment, waiver or modification that is material shall be effective unless (if and to the extent required by the commercial paper program of the Purchaser) the Rating Agencies shall have provided Ratings Confirmations. Any waiver or consent shall be effective only if it is in writing and only in the specific instance and for the specific purpose for which given.
          Section 13.2 Notices, Etc.
          All notices and other communications provided for hereunder shall, unless otherwise stated herein, be in writing (including telex communication and communication by facsimile copy) and mailed, telexed, transmitted or delivered, as to each party hereto, at its address set forth under its name on the signature pages hereof or at such other address as shall be designated by such party in a written notice to the other parties hereto. All such notices and communications shall be effective, upon receipt, or in the case of (a) notice by mail, five (5) days after being deposited in the United States mail, first class postage prepaid, (b) notice by telex, when telexed against receipt of answer back, or (c) notice by facsimile copy, when verbal communication of receipt is obtained.
          Section 13.3 Set–offs.
          (a) In addition to any rights and remedies of the Deal Agent, the Purchaser or any Secured Party provided by this Agreement, the Repurchase Documents and by Applicable Law, the Purchaser and the Deal Agent as agent for the Secured Parties shall have the right, without prior notice to Seller or the Guarantor, any such notice being expressly waived by Seller and the Guarantor to the extent permitted by Applicable Law, upon any amount becoming due and payable by Seller or the Guarantor to the Deal Agent, the Purchaser or any Secured Party hereunder, under the Repurchase Documents or otherwise
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(whether at the stated maturity, by acceleration or otherwise) to set–off and appropriate and apply against such amount any and all monies and other property of Seller or the Guarantor, any and all deposits (general or special, time or demand, provisional or final), in any currency, and any and all other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, and in each case at any time held or owing by the Deal Agent, the Purchaser, any Secured Party or any Affiliate thereof to or for the credit or the account of Seller or the Guarantor.
          (b) If any Secured Party, whether by setoff or otherwise, has payment made to it with respect to any portion of the Obligations owing to such Secured Party (other than payments received pursuant to Section 11.1) in a greater proportion than that received by any other Secured Party, such Secured Party agrees, promptly upon demand, to purchase for cash without recourse or warranty a portion of the Obligations held by the other Secured Parties so that after such purchase each Secured Party will hold its ratable proportion of the Obligations; provided, however, that if all or any portion of such excess amount is thereafter recovered from such Secured Party, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.
          (c) The Deal Agent will promptly notify the affected Seller, the Guarantor, the Pledgor and/or any Affiliate or Subsidiary that is directly or indirectly wholly–owned by the Seller, the Guarantor and/or the Pledgor after any such set–off and application made by the Deal Agent as agent for the Secured Parties or the Purchaser, provided that the failure to give such notice shall not affect the validity of such set–off and application.
          Section 13.4 No Waiver; Remedies.
          No failure on the part of the Deal Agent, the Purchaser, a Secured Party or an Affected Party to exercise, and no delay in exercising, any right or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right or remedy hereunder preclude any further exercise thereof or the exercise of any other right. The rights and remedies herein provided are cumulative and not exclusive of any rights and remedies provided by law.
          Section 13.5 Binding Effect.
          This Agreement shall be binding upon and inure to the benefit of the Seller, the Deal Agent, the Purchaser, the Secured Parties, the Affected Parties and the Guarantor and their respective successors and permitted assigns.
          Section 13.6 Term of this Agreement.
          (a) This Agreement, including, without limitation, the Seller’s and the Guarantor’s representations, covenants and duties set herein, create and constitute the continuing obligation of the parties hereto in accordance with its terms and shall remain in full force and effect until the Aggregate Unpaids are paid in full; provided, however, that the indemnification and payment provisions of Article XI, the provisions of Subsections 2.5(b), 2.13, 2.14, 13.9, 13.11 and 13.13 and any other provision that by its terms expressly survives termination, shall be continuing and shall survive any termination of this Agreement.
          (b) Subject to Subsection 13.6(a), this Agreement may be terminated by the Deal Agent or the Seller upon giving written notice to the other and to the Guarantor, except that this Agreement shall, notwithstanding such notice, remain applicable to any Transaction then outstanding.
Master Repurchase Agreement
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          Section 13.7 Governing Law; Consent to Jurisdiction; Waiver of Objection to Venue.
          THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO THE CONFLICT OF LAWS PROVISIONS THEREOF). EACH OF THE PARTIES HERETO HEREBY AGREES TO THE NON–EXCLUSIVE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN THE STATE OF NEW YORK. EACH OF THE PARTIES HERETO HEREBY WAIVES ANY OBJECTION BASED ON FORUM NON CONVENIENS AND ANY OBJECTION TO VENUE OF ANY ACTION INSTITUTED HEREUNDER IN ANY OF THE AFOREMENTIONED COURTS AND CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT.
          Section 13.8 Jurisdiction; Waiver of Jury Trial.
          (a) EACH OF THE PARTIES HERETO HEREBY AGREES TO THE NON–EXCLUSIVE JURISDICTION OF ANY FEDERAL COURT LOCATED WITHIN THE STATE OF NEW YORK. EACH OF THE PARTIES HERETO AND EACH SECURED PARTY HEREBY WAIVES ANY OBJECTION BASED ON FORUM NON CONVENIENS AND ANY OBJECTION TO VENUE OF ANY ACTION INSTITUTED HEREUNDER IN ANY OF THE AFOREMENTIONED COURTS AND CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT.
          (b) TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE PARTIES HERETO HEREBY WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE BETWEEN THE PARTIES HERETO ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP BETWEEN ANY OF THEM IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. INSTEAD, ANY SUCH DISPUTE RESOLVED IN COURT WILL BE RESOLVED IN A BENCH TRIAL WITHOUT A JURY.
          Section 13.9 Costs, Expenses and Taxes.
          (a) The Seller agrees to pay as and when billed by the Deal Agent, the Purchaser, the Secured Parties or any Affected Party all of the reasonable out–of–pocket costs and expenses incurred by the Deal Agent, the Purchaser, the Secured Parties and/or any Affected Party in connection with the development, preparation, execution and delivery of, and any amendment, supplement, renewal, extension or modification to or waiver of, this Agreement, the Repurchase Documents, any Transaction hereunder and any other documents and agreements prepared in connection herewith or therewith. The Seller agrees to pay as and when billed by the Deal Agent, the Purchaser, any Secured Party and/or any Affected Party all of the out–of–pocket costs and expenses incurred in connection with the consummation and administration of the transactions contemplated hereby and thereby including, without limitation, (i) all the reasonable fees and out–of–pocket expenses of counsel for the Deal Agent, the Purchaser, the Secured Parties and the Affected Parties with respect thereto and with respect to advising the Deal Agent, the Purchaser, the Secured Parties and the Affected Parties as to their respective rights and remedies under this Agreement, the Repurchase Documents and the other documents to be delivered hereunder or in connection herewith, (ii) all costs and expenses, if any (including reasonable counsel fees and expenses) incurred by the Deal Agent, the Purchaser, the Secured Parties and the Affected Parties in connection with the enforcement of this Agreement, the Repurchase Documents and the other documents to be delivered hereunder or thereunder or in connection herewith or therewith and (iii) all the due diligence, inspection, audit, testing, review, recording, travel, lodging or other administrative costs and
Master Repurchase Agreement
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expenses incurred by the Deal Agent, the Purchaser, the Secured Parties and/or any Affected Party with respect to such Person’s review, consideration and purchase or proposed purchase of any Mortgage Asset, any Purchased Asset or any Purchased Item under this Agreement and the other Repurchase Documents (including any costs necessary or incidental to the execution of any Transaction under this Agreement), including, but not limited to, those costs and expenses incurred by the Deal Agent, the Purchaser, the Secured Parties and/or any Affected Party and reimbursable by the Seller pursuant to Subsection 11.1(a) of this Agreement.
          (b) The Seller shall pay on demand any and all stamp, sales, excise and other taxes and fees payable or determined to be payable in connection with the execution, delivery, filing and recording of this Agreement, the Repurchase Documents or the other documents to be delivered hereunder or thereunder or any agreement or other document providing liquidity support, credit enhancement or other similar support to the Purchaser in connection with this agreement or the funding or maintenance of Transactions hereunder.
          (c) The Seller shall pay on demand all other reasonable costs, expenses and Taxes (excluding income taxes) incurred by the Deal Agent, the Purchaser, the Secured Parties and the Affected Parties (“Other Costs”), including without limitation, all costs and expenses incurred by the Deal Agent, the Purchaser, the Secured Parties and the Affected Parties in connection with periodic audits of the Seller’s, the Guarantor’s, the Pledgor’s or any Servicer’s books and records.
          Section 13.10 Legal Matters.
          (a) In the event of any conflict between the terms of this Agreement, any other Repurchase Document and any Confirmation, the documents shall control in the following order of priority: first, the terms of the Confirmation shall prevail, then the terms of this Agreement shall prevail, and then the terms of the other Repurchase Documents shall prevail.
          (b) Each of the Seller and the Guarantor hereby acknowledges that:
     (i) it has been advised by counsel in the negotiation, execution and delivery of the Repurchase Documents;
     (ii) it has no fiduciary relationship with the Deal Agent, the Purchaser or any Secured Party; and
     (iii) no joint venture exists with the Deal Agent, the Purchaser or any Secured Party.
          Section 13.11 Recourse Against Certain Parties.
          (a) No recourse under or with respect to any obligation, covenant, duty or agreement (including, without limitation, the payment of any fees or any other obligations) of the Deal Agent, the Purchaser, any Secured Party, any Affected Party, the Seller or the Guarantor as contained in this Agreement, the Repurchase Documents or any other agreement, instrument or document entered into by the Purchaser, any Secured Party, any Affected Party, the Seller, the Guarantor or any such party pursuant hereto or thereto or in connection herewith or therewith shall be had against any administrator of the Deal Agent, the Purchaser, any Secured Party, any Affected Party, the Seller or the Guarantor or any incorporator, Affiliate (direct or indirect), owner, member, partner, stockholder, officer, director, employee, agent or attorney of the Deal Agent, the Purchaser, any Secured Party, any Affected Party, the Seller or the Guarantor or of any such administrator, as such, by the enforcement of any assessment or by any legal or equitable proceeding, by virtue of any statute or otherwise; it being expressly agreed and
Master Repurchase Agreement
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understood that the agreements of each of the Deal Agent, the Purchaser, the Secured Parties, the Affected Parties, the Seller and the Guarantor contained in this Agreement, the Repurchase Documents and all of the other agreements, instruments and documents entered into by it pursuant hereto or thereto or in connection herewith or therewith are, in each case, solely the corporate obligations of the Deal Agent, the Purchaser, the Secured Parties, the Affected Parties, the Seller and the Guarantor, and that no personal liability whatsoever shall attach to or be incurred by any administrator of the Deal Agent, the Purchaser, the Secured Parties, the Affected Parties, the Seller or the Guarantor or any incorporator, owner, member, partner, stockholder, Affiliate (direct or indirect), officer, director, employee, agent or attorney of the Deal Agent, the Purchaser, the Secured Parties, the Affected Parties, the Seller or the Guarantor, or of any such administrator, as such, or any other of them, under or by reason of any of the obligations, duties, covenants or agreements of the Deal Agent, the Purchaser, the Secured Parties, the Affected Parties, the Seller or the Guarantor contained in this Agreement, the Repurchase Documents or in any other such instruments, documents or agreements, or that are implied therefrom, and that any and all personal liability of every such administrator of the Deal Agent, the Purchaser, any Secured Party, any Affected Party, the Seller or the Guarantor and each incorporator, owner, member, partner, stockholder, Affiliate (direct or indirect), officer, director, employee, agent or attorney of the Deal Agent, the Purchaser, the Secured Parties, the Affected Parties, the Seller or the Guarantor, or of any such administrator, or any of them, for breaches by the Deal Agent, the Purchaser, the Secured Parties, the Affected Parties, the Seller or the Guarantor of any such obligations, duties, covenants or agreements, which liability may arise either at common law or at equity, by statute or constitution, or otherwise, is hereby expressly waived as a condition of and in consideration for the execution of this Agreement. The provisions of this Section 13.11 shall survive the termination of this Agreement.
          (b) Notwithstanding anything in this Agreement to the contrary, neither VFCC nor any other Purchaser that is a commercial paper conduit shall have any obligation to pay any amount required to be paid by it hereunder in excess of any amount available to VFCC or any other Purchaser that is a commercial paper conduit after paying or making provision for the payment of its Commercial Paper Notes. All payment obligations of VFCC and the other Purchasers that are commercial paper conduits hereunder are contingent on the availability of funds to such Purchaser in excess of the amounts necessary to pay its Commercial Paper Notes; and each of the other parties hereto agrees that it shall not have a claim under Section 101(5) of the Bankruptcy Code if and to the extent that any such payment obligation owed to it by VFCC or any other Purchaser that is a commercial paper conduit, as applicable, exceeds the amount available to VFCC or any other Purchaser that is a commercial paper conduit, as applicable, to pay such amount after paying or making provision for the payment of its Commercial Paper Notes.
          Section 13.12 Protection of Right, Title and Interest in the Purchased Assets; Further Action Evidencing Transactions.
          (a) The Seller shall cause this Agreement, all amendments hereto and/or all financing statements and continuation statements and any other necessary documents covering the right, title and interest of the Deal Agent as agent for the Secured Parties or the Purchaser to the Purchased Items to be promptly recorded, registered and filed, and at all times to be kept recorded, registered and filed, all in such manner and in such places as may be required by law fully to preserve and protect the right, title and interest of the Deal Agent as agent for the Secured Parties or the Purchaser hereunder to all property comprising the Purchased Items. The Seller shall deliver to the Deal Agent and the Purchaser file–stamped copies of, or filing receipts for, any document recorded, registered or filed as provided above, as soon as available following such recording, registration or filing. The Seller shall execute any and all documents reasonably required to fulfill the intent of this
Subsection 13.12(a).
          (b) The Seller agrees that from time to time, at its expense, it will promptly execute and deliver all instruments and documents, and take all actions, that the Deal Agent and the Purchaser may
Master Repurchase Agreement
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reasonably request in order to perfect, protect or more fully evidence the Transactions hereunder and the security interest granted in the Purchased Items, or to enable the Deal Agent as agent for the Secured Parties and the Purchaser to exercise and enforce their rights and remedies hereunder or under any Repurchase Document.
          (c) If the Seller fails to perform any of its obligations hereunder, the Deal Agent or the Purchaser may (but shall not be required to) perform, or cause performance of, such obligation; and the Deal Agent’s and/or the Purchaser’s costs and expenses incurred in connection therewith shall be payable by the Seller. The Seller irrevocably appoints the Deal Agent and the Purchaser as its attorney–in–fact and authorizes the Deal Agent and the Purchaser to act on behalf of the Seller (i) to execute on behalf of the Seller as debtor and to file financing statements necessary or desirable in the Deal Agent’s and the Purchaser’s sole discretion to perfect and to maintain the perfection and priority of the interest in the Purchased Items, and (ii) to file a carbon, photographic or other reproduction of this Agreement or any financing statement with respect to the Purchased Items as a financing statement in such offices as the Deal Agent and the Purchaser in its sole discretion deems necessary or desirable to perfect and to maintain the perfection and priority of the interests of the Secured Parties in the Purchased Items. This appointment is coupled with an interest and is irrevocable.
          (d) Without limiting the generality of the foregoing, the Seller will not earlier than six (6) months and not later than three (3) months prior to the fifth anniversary of the date of filing of the financing statement referred to in Subsection 3.1(g) or any other financing statement filed pursuant to this Agreement or in connection with any Transaction hereunder, unless the Aggregate Unpaids have been paid in full:
     (i) execute and deliver and file or cause to be filed an appropriate continuation statement with respect to such financing statement; and
     (ii) deliver or cause to be delivered to the Deal Agent and the Purchaser an opinion of the counsel for the Seller, in form and substance reasonably satisfactory to the Deal Agent and the Purchaser, confirming and updating the opinion delivered pursuant to Subsection 3.1(h) with respect to perfection and otherwise to the effect that the security interest hereunder continues to be an enforceable and perfected security interest, subject to no other Liens of record except as provided herein or otherwise permitted hereunder, which opinion may contain usual and customary assumptions, limitations and exceptions.
          Section 13.13 Confidentiality.
          (a) Each of the Deal Agent, the Purchaser, the Secured Parties, the Affected Parties, the Liquidity Agent, the Custodian, the Seller, the Guarantor, the Pledgor and each Servicer shall maintain and shall cause each of its employees and officers to maintain the confidentiality of this Agreement, the other Repurchase Documents and all information with respect to the other parties, including all information regarding the business of the Seller, the Guarantor and the Pledgor and their respective businesses obtained by it or them in connection with the structuring, negotiating and execution of the transactions contemplated herein, except that each such party and its directors, officers and employees may (i) disclose such information to its external accountants, attorneys, investors, potential investors and credit enhancers to the Purchaser (including the directors, officers, external accountants, and attorneys of such credit enhancers) and the agents or advisors of such Persons (“Excepted Persons”) who have a need to know such information, provided that each Excepted Person shall be advised by the party disclosing such information of the confidential nature of the information being disclosed, (ii) disclose the existence of this Agreement, but not the financial terms thereof, (iii) disclose such information as is required by Applicable Law and (iv) disclose this Agreement and such information in any suit, action, proceeding or
Master Repurchase Agreement
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investigation (whether in law or in equity or pursuant to arbitration) involving any of the Repurchase Documents or any Interest Rate Protection Agreement for the purpose of defending itself, reducing its liability or protecting or exercising any of its claims, rights, remedies or interests under or in connection with any of the Repurchase Documents or any Interest Rate Protection Agreement, provided that the Persons permitted to make such disclosures under clauses (iii) and (iv) shall also include credit enhancers to the Purchaser. It is understood that the financial terms that may not be disclosed except in compliance with this Subsection 13.13(a) include, without limitation, all fees and other pricing terms, and all Events of Default, Servicer Defaults and priority of payment provisions.
          (b) Anything herein to the contrary notwithstanding, the Seller, the Guarantor, the Pledgor and each Servicer each hereby consents to the disclosure of any nonpublic information with respect to it (i) to the Deal Agent, the Purchasers, the Liquidity Agent, the Custodian, the Secured Parties and the Affected Parties by each other, (ii) by the Deal Agent or the Purchasers to any prospective or actual assignee or participant of any of them or (iii) by the Deal Agent, the Liquidity Agent or a Purchaser to any Rating Agency, commercial paper dealer or provider of a surety, guaranty or credit or liquidity enhancement to a Purchaser and to any officers, directors, employees, outside accountants, advisors and attorneys of any of the foregoing, provided each such Person is informed of the confidential nature of such information. In addition, the Secured Parties, the Liquidity Agent, the Purchasers, any credit enhancers to the Purchasers and the Deal Agent may disclose any such nonpublic information as required pursuant to any law, rule, regulation, direction, request or order of any judicial, administrative or regulatory authority or proceedings (whether or not having the force or effect of law).
          (c) Notwithstanding anything herein to the contrary, the foregoing shall not be construed to prohibit (i) disclosure of any and all information that is or becomes publicly known; (ii) disclosure of any and all information (A) if required to do so by any Applicable Law, (B) to any Governmental Authority having or claiming authority to regulate or oversee any respects of the Deal Agent’s, the Purchaser’s, any Secured Party’s, any Affected Party’s, the Liquidity Agent’s, the Custodian’s, the Seller’s or the Guarantor’s business or that of their respective Affiliates, (C) pursuant to any subpoena, civil investigative demand or similar demand or request of any court, regulatory authority, arbitrator or arbitration to which any of the Deal Agent, the Purchaser, the Secured Parties, the Affected Parties, the Liquidity Agent, the Custodian, the Seller or the Guarantor or an officer, director, employer, shareholder, owner, member, partner, agent, employee or Affiliate of any of the foregoing is a party, (D) in any preliminary or final offering circular, registration statement or contract or other document approved in writing in advance by the Seller and the Guarantor, or (E) to any Affiliate, independent or internal auditor, agent, employee or attorney of the Custodian having a need to know the same, provided that the Custodian advises such recipient of the confidential nature of the information being disclosed and such Person agrees to be bound by the confidentiality provisions set forth herein; or (iii) any other disclosure authorized by the Purchaser, the Seller or the Guarantor, as applicable.
          (d) Notwithstanding anything to the contrary contained herein, the Repurchase Documents or in any related document, all Persons may disclose to any and all Persons, without limitation of any kind, the federal income tax treatment of any of the transactions contemplated by this Agreement, the Repurchase Documents or any other related document, any fact relevant to understanding the federal tax treatment of such transactions and all materials of any kind (including opinions or other tax analyses) relating to such federal income tax treatment.
          Section 13.14 Execution in Counterparts; Severability; Integration.
          This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts (including by facsimile), each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement. In case any
Master Repurchase Agreement
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provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby. This Agreement and any other Repurchase Document executed in connection herewith contain the final and complete integration of all prior expressions by the parties hereto and thereto with respect to the subject matter hereof and thereof and shall constitute the entire agreement among the parties hereto and thereto with respect to the subject matter hereof and thereof, superseding all prior oral or written understandings.
          Section 13.15 Seller’s Waiver of Setoff.
          Each of the parties hereto (other than VFCC and any Affected Party) hereby waives any right of setoff it may have or to which it may be entitled under this Agreement from time to time against VFCC and any Affected Party or their assets.
          Section 13.16 Assignments and Participations; Hypothecation of Purchased Assets.
          (a) Neither the Seller nor the Guarantor may assign, delegate, grant any interest in, permit any Lien to exist on or otherwise transfer in any way any of its rights, duties, covenants or obligations under this Agreement or the other Repurchase Documents without the prior written consent of the Deal Agent in its discretion and any attempt by the Seller or the Guarantor to do any of the foregoing without the prior written consent of the Deal Agent in its discretion shall be null and void. The Deal Agent, the Purchaser and any Secured Party may sell, transfer, assign, pledge or grant participation interests to any Person in all or any portion of any Transaction, its interest in all or any portion of any Purchased Assets and/or any other interest of the Purchaser or any Secured Party under this Agreement and the other Repurchase Documents (any such entity, a “Transferee”), provided that (i) the Deal Agent shall give concurrent notice to the Seller of any assignment (the failure to give such notice, however, shall not affect the validity or enforceability of such assignment) and (ii) any assignment effected pursuant to this Subsection 13.16(a) shall be in respect of Purchased Assets with a minimum Purchase Price of $5,000,000 (other than in the case of (x) an assignment of all of the interests then held by the Purchaser or a Secured Party (or a Transferee), (y) a transfer to an Affiliate of the Purchaser, a Secured Party or a Transferee, or (z) an Event of Default). Each of the Seller and the Guarantor agrees to cooperate with the Deal Agent, the Purchaser and each Secured Party in connection with any such assignment, transfer, pledge, participation or sale, and to enter into such restatements of, and amendments, supplements and other modifications to, this Agreement, in order to give effect to such assignment, transfer, pledge, participation or sale. The parties to any such transfer, assignment, pledge or participation shall execute and deliver to the Deal Agent, for its acceptance and recording in its books and records, such agreement as shall be satisfactory to such parties and the Deal Agent.
          (b) The Purchaser or its designee shall have free and unrestricted use of all Purchased Assets and nothing in this Agreement shall preclude the Purchaser or its designee from engaging in repurchase transactions with the Purchased Assets or otherwise pledging, transferring, hypothecating, or rehypothecating the Purchased Assets; provided, however, that the Purchaser or its designee shall transfer the Purchased Assets to the Seller on the applicable Repurchase Date free and clear of any Lien on any of the Purchased Assets. Nothing contained in this Agreement shall obligate the Purchaser or any Secured Party to segregate any Purchased Assets transferred to the Purchaser or its designee by the Seller.
          Section 13.17 Heading and Exhibits.
          The headings herein are for purposes of references only and shall not otherwise affect the meaning or interpretation of any provision hereof. The schedules and exhibits attached hereto and
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referred to herein shall constitute a part of this Agreement and are incorporated into this Agreement for all purposes.
          Section 13.18 Single Agreements.
          The Deal Agent, the Purchaser, the Seller and the Guarantor acknowledge that, and have entered hereinto and will enter into each Transaction hereunder in consideration of and in reliance upon the fact that all Transactions hereunder constitute a single business and contractual relationship and that each has been entered into in consideration of the other Transactions. Accordingly, each of the Purchaser, the Seller and the Guarantor (i) agrees to perform all of its obligations in respect of each Transaction hereunder, and that a default in the performance of any such obligations shall constitute a default by it in respect of all Transactions hereunder, and (ii) that payments, deliveries and other transfers made by it or others on its behalf in respect of any Transaction shall be deemed to have been made in consideration of payments, deliveries and other transfers in respect of any other Transactions hereunder, and the obligations to make any such payments, deliveries and other transfers may be applied against each other and netted.
          Section 13.19 Disclosure Relating to Certain Federal Protections.
          The parties acknowledge that they have been advised that:
          (a) in the case of Transactions in which one of the parties is a broker or dealer registered with the Securities and Exchange Commission (“SEC”) under Section 15 of the Exchange Act, the Securities Investor Protection Corporation has taken the position that the provisions of the Securities Investor Protection Act of 1970 (“SIPA”) will not provide protection to the other parties with respect to any Transaction hereunder;
          (b) in the case of Transactions in which one of the parties is a government securities broker or a government securities dealer registered with the SEC under Section 15C of the Exchange Act, SIPA will not provide protection to the other parties with respect to any Transaction hereunder;
          (c) in the case of Transactions in which one of the parties is a financial institution, funds held by the financial institution pursuant to a Transaction hereunder are not a deposit and therefore are not insured by the Federal Deposit Insurance Corporation or the National Credit Union Share Insurance Fund, as applicable; and
          (d) in the case of Transactions in which one of the parties is an “insured depository institution” as that term is defined in Section 1813(c)(2) of Title 12 of the United States Code, funds held by the financial institution pursuant to a Transaction hereunder are not a deposit and therefore are not insured by the Federal Deposit Insurance Corporation, the Savings Association Insurance Fund or the Bank Insurance Fund, as applicable.
          Section 13.20 Intent.
          (a) The parties recognize that each Transaction is a “Repurchase Agreement” as that term is defined in Section 101 of Title 11 of the United States Code, as amended (except insofar as the type of Purchased Assets subject to such Transaction or the term of such Transaction would render such definition inapplicable) and a “Securities Contract” as that term is defined in Section 741 of Title 11 of the United States Code, as amended (except insofar as the type of Purchased Assets subject to such Transaction would render such definition inapplicable).
Master Repurchase Agreement
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          (b) The parties agree and acknowledge that if a party hereto is an “Insured Depository Institution,” as such term is defined in the Federal Deposit Insurance Act, as amended (“FDIA”), then each Transaction hereunder is a “Qualified Financial Contract,” as that term is defined in FDIA and any rules, orders or policy statements thereunder (except insofar as the type of Purchased Assets subject to such Transaction would render such definition inapplicable).
          (c) It is understood and agreed that this Agreement constitutes a “Master Netting Agreement” as that term is defined in Section 101 of Title 11 of the United States Code.
          (d) It is understood that this Agreement constitutes a “Netting Contract” as defined in and subject to Title IV of the Federal Deposit Insurance Corporation Improvement Act of 1991 (“FDICIA”) and each payment entitlement and payment obligation under any Transaction hereunder shall constitute a “Covered Contractual Payment Entitlement” or “Covered Contractual Payment Obligation”, respectively, as defined in and subject to FDICIA (except insofar as one or both of the parties is not a “Financial Institution” as that term is defined in FDICIA or regulations promulgated thereunder).
          (e) It is understood that any party’s right to liquidate Purchased Assets delivered to it in connection with Transactions hereunder or to exercise any other remedies pursuant to Section 10.2 is a contractual right to liquidate such Transaction as described in Sections 555, 559 and 561 of Title 11 of the United States Code, as amended.
          Section 13.21 Periodic Due Diligence Review.
          Each of the Seller and the Guarantor acknowledge that each of the Deal Agent, the Purchaser and the other Secured Parties has the right to perform continuing due diligence reviews with respect to the Purchased Items and the Seller and the Guarantor for purposes of verifying compliance with the representations, warranties, covenants, agreements and specifications made hereunder, under the Repurchase Documents or otherwise, and each of the Seller and the Guarantor agrees that upon reasonable (but no less than one (1) Business Day’s) prior notice, unless an Event of Default shall have occurred, in which case no notice is required, to the Seller or the Guarantor, as applicable, the Deal Agent, the Purchaser and the other Secured Parties or any authorized representatives shall be permitted during normal business hours to examine, inspect, and make copies and extracts of, the books and records of the Seller and the Guarantor, the Mortgage Asset Files and any and all documents, records, agreements, instruments or information relating to such Purchased Items in the possession or under the control of the Seller, the Guarantor and/or the Custodian. Each of the Seller and the Guarantor also shall make available to the Deal Agent, the Purchaser and the other Secured Parties a knowledgeable financial or accounting officer for the purpose of answering questions respecting the Seller, the Guarantor, the Mortgage Asset Files and the Purchased Items. Each of the Seller and the Guarantor shall also make available to the Deal Agent, the Purchaser and the other Secured Parties any accountants or auditors of the Seller or the Guarantor to answer any questions or provide any documents as the Deal Agent, the Purchaser or any other Secured Party may require. The Seller will also cause each of the Servicers and PSA Servicers (to the extent permitted under the applicable Pooling and Servicing Agreement) to cooperate with the Deal Agent, the Purchaser and the other Secured Parties by permitting the Deal Agent, the Purchaser and the other Secured Parties to conduct due diligence reviews of files of each such Servicer and PSA Servicer. Without limiting the generality of the foregoing, the Seller acknowledges that the Purchaser or its designee may purchase Purchased Items from the Seller based solely upon the information provided by the Seller to the Deal Agent in the Seller Asset Schedule and the representations, warranties and covenants contained herein, and that the Deal Agent, the Purchaser and the other Secured Parties, at their option, have the right at any time to conduct a partial or complete due diligence review on some or all of the Purchased Items purchased in a Transaction, including, without limitation, ordering new credit reports and new appraisals on the related Mortgaged Properties and otherwise re–generating
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the information used to originate such Purchased Assets. The Deal Agent, the Purchaser and the other Secured Parties may underwrite such Purchased Assets itself or engage a mutually agreed upon third party underwriter to perform such underwriting. Each of the Seller and the Guarantor agrees to cooperate with the Deal Agent, the Purchaser and the other Secured Parties and any third party underwriter in connection with such underwriting, including, but not limited to, providing the Deal Agent, the Purchaser and the other Secured Parties and any third party underwriter with access to any and all documents, records, agreements, instruments or information relating to such Purchased Assets in the possession, or under the control, of the Seller or the Guarantor. The Purchaser shall pay all out–of–pocket costs and expenses incurred by the Deal Agent, the Purchaser and the other Secured Parties in connection with the Deal Agent’s, the Purchaser’s and the other Secured Parties’ activities pursuant to this Section 13.21 (“Due Diligence Costs”); provided that, in the event that a Default or Event of Default shall have occurred, the Seller shall reimburse the Deal Agent, the Purchaser and the other Secured Parties for all Due Diligence Costs incurred by any such Person from and after the date of such Default or Event of Default in connection with such Person’s activities pursuant to this Section 13.21.
          Section 13.22 Use of Employee Plan Assets.
          (a) If assets of an employee benefit plan subject to any provision ERISA are intended to be used by either party hereto (the “Plan Party”) in a Transaction, the Plan Party shall so notify the Deal Agent prior to the Transaction. The Plan Party shall represent in writing to the Deal Agent that the Transaction does not constitute a prohibited transaction under ERISA or is otherwise exempt therefrom, and the Deal Agent may proceed in reliance thereon but shall not be required so to proceed.
          (b) Subject to the last sentence of Subsection 13.22(a) above, any such Transaction shall proceed only if the Plan Party furnishes or has furnished to the Deal Agent its most recent available audited statement of its financial condition and its most recent subsequent unaudited statement of its financial condition.
          (c) By entering into a Transaction pursuant to this Section 13.22, the Seller shall be deemed (i) to represent to the Deal Agent that since the date of the Seller’s latest such financial statements, there has been no material adverse change in the Seller’s financial condition which Seller has not disclosed to the Deal Agent, and (ii) to agree to provide the Deal Agent with future audited and unaudited statements of its financial condition as they are issued, so long as it is a Seller in any outstanding Transaction involving a Plan Party.
          (d) In consideration of the amendments and modifications set forth in this Agreement and the amendments and modifications to the other Repurchase Documents, each of the Seller and Guarantor releases and holds harmless the Deal Agent, the Purchaser, each Secured Party and their officers, employees, agents and Affiliates from and against any claim, action, suit, demand, cost, expense or liability of any kind relating to this Agreement and the other Repurchase Documents, the Purchased Assets, the Transactions, the administration of this Agreement and the other Repurchase Documents, the Purchased Assets or any Transaction or any business communications and dealings among the Seller, the Guarantor, the Deal Agent, the Purchaser and/or any Secured Party concerning this Agreement and the other Repurchase Documents, the Purchased Assets or any Transaction through the date of execution hereof.
          Section 13.23 No Proceedings.
          Each of the Seller, the Guarantor and the Pledgor hereby agrees that it will not institute against, or join any other Person in instituting against, VFCC, the Deal Agent, any other Purchaser or any Secured Party any Insolvency Proceeding so long as any commercial paper issued by VFCC or any other
Master Repurchase Agreement
(VFCC and Arbor)

Purchaser shall be outstanding and there shall not have elapsed one (1) year and one (1) day since the last day on which any such commercial paper shall have been outstanding.
          Section 13.24 Joint and Several Obligations.
          (a) At all times during which there is more than one (1) Seller under the Repurchase Documents, the liability of each Seller shall be joint and several and the joint and several obligations of each Seller under the Repurchase Documents (a) (i) shall be absolute and unconditional and shall remain in full force and effect (or be reinstated) until all the Obligations shall have been paid in full and the expiration of any applicable preference or similar period pursuant to any bankruptcy, insolvency, reorganization, moratorium or similar law, or at law or in equity, without any claim having been made before the expiration of such period asserting an interest in all or any part of any payment(s) received by the Deal Agent as agent for the Secured Parties, and (ii) until such payment has been made, shall not be discharged, affected, modified or impaired on the happening from time to time of any event, including, without limitation, any of the following, whether or not with notice to or the consent of any Seller, any Guarantor or the Pledgor, (A) the waiver, compromise, settlement, release, termination or amendment (including, without limitation, any extension or postponement of the time for payment or performance or renewal or refinancing) of any or all of the obligations or agreements of any Seller, any Guarantor or the Pledgor under this Agreement or any Repurchase Document, (B) the failure to give notice to any Seller, any Guarantor or the Pledgor of the occurrence of an Event of Default under any of the Repurchase Documents, (C) the release, substitution or exchange by the Deal Agent as agent for the Secured Parties of any or all of the Purchased Items or the Equity Interests (in each case, whether with or without consideration) or the acceptance by the Deal Agent as agent for the Secured Parties of any additional collateral or the availability or claimed availability of any other collateral or source of repayment or any nonperfection or other impairment of collateral, (D) the release of any Person primarily or secondarily liable for all or any part of the Obligations, whether by the Deal Agent as agent for the Secured Parties or in connection with any voluntary or involuntary liquidation, dissolution, receivership, insolvency, bankruptcy, assignment for the benefit of creditors or similar event or proceeding affecting any or all Sellers, any or all Guarantors, the Pledgor or any other Person who, or any of whose Property, shall at the time in question be obligated in respect of the Obligations or any part thereof, or (E) to the extent permitted by Applicable Law, any other event, occurrence, action or circumstance that would, in the absence of this Section 13.24, result in the release or discharge of any or all of the Sellers from the performance or observance of any obligation, covenant or agreement contained in the Repurchase Documents; (b) each Seller expressly agrees that the Deal Agent as agent for the Secured Parties shall not be required first to initiate any suit or to exhaust its remedies against any Seller, any Guarantor, the Pledgor or any other Person to become liable, or against any of the Purchased Items or the Equity Interests, in order to enforce the Repurchase Documents and each Seller expressly agrees that, notwithstanding the occurrence of any of the foregoing, each Seller shall be and remain directly and primarily liable for all sums due under this Agreement or any of the Repurchase Documents, as and to the extent limited by the Repurchase Documents; and, (c) on disposition by the Deal Agent as agent for the Secured Parties of any Property encumbered by any Purchased Items, each Seller shall be and shall remain jointly and severally liable for any deficiency, as and to the extent limited by the Repurchase Documents.
          (b) Each Seller hereby agrees that, to the extent another Seller shall have paid more than its proportionate share of any payment made hereunder, the Seller shall be entitled to seek and receive contribution from and against any other Seller which has not paid its proportionate share of such payment; provided, however, that the provisions of this Section 13.24 shall in no respect limit the obligations and liabilities of any Seller to the Deal Agent, the Purchaser or any Secured Party, and, notwithstanding any payment or payments made by any Seller (the “paying Seller”) hereunder or any set–off or application of funds of the paying Seller by the Deal Agent on behalf of the Secured Parties, the paying Seller shall not be entitled to be subrogated to any of the rights of the Deal Agent, the Purchaser or any Secured Party against any other Seller or any collateral security or guarantee or right of offset held by the Deal Agent,
Master Repurchase Agreement
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the Purchaser or any Secured Party, nor shall the paying Seller seek or be entitled to seek any contribution or reimbursement from the other Seller in respect of payments made by the paying Seller hereunder, until all amounts owing to the Deal Agent, the Purchaser or any Secured Party by the Seller under the Repurchase Documents are paid in full. If any amount shall be paid to the paying Seller on account of such subrogation rights at any time when all such amounts shall not have been paid in full, such amount shall be held by the paying Seller in trust for the Deal Agent on behalf of the Secured Parties, segregated from other funds of the paying Seller, and shall, forthwith upon receipt by the paying Seller, be turned over to the Deal Agent on behalf of the Secured Parties in the exact form received by the paying Seller (duly indorsed by the paying Seller to the Deal Agent on behalf of the Secured Parties, if required), to be applied against amounts owing to the Deal Agent, the Purchaser and the other Secured Parties by the Seller under the Repurchase Documents, whether matured or unmatured, in such order as the Deal Agent may determine in its discretion.
          Section 13.25 Third Party Beneficiary.
          Each Secured Party (to the extent it is not otherwise a party hereto) is an intended third party beneficiary of this Agreement entitled to enforce this Agreement to the same extent as though it were a party hereto.
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Master Repurchase Agreement
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          IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

THE SELLER:	ARBOR REALTY FUNDING LLC

	By:	/s/ John Natalone

	Name:	John Natalone

	Title:	Senior Vice President, Treasurer

Arbor Realty Funding LLC
c/o Arbor Commercial Mortgage LLC 333 Earle Ovington Boulevard Uniondale, New York 11553
Attention: Guy Milone, Esq. Facsimile No.: (516) 832–6431 Confirmation No.: (516) 832–7431
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S–1

THE SELLER (cont.):	ARBOR REALTY LIMITED PARTNERSHIP, a Delaware Limited Partnership

	By:	Arbor Realty GPOP, Inc., its General Partner

		By:	/s/ Paul Elenio

		Name:	Paul Elenio
		Title:	Chief Financial Officer

Arbor Realty Limited Partnership c/o Arbor Commercial Mortgage LLC 333 Earle Ovington Boulevard Uniondale, New York 11553 Attention: Guy Milone, Esq. Facsimile No.: (516) 832–6431
[Signatures Continued on the Following Page]
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S–2

THE SELLER (cont.):	ARSR TAHOE, LLC

	By:	/s/ John Natalone

	Name:	John Natalone

	Title:	Senior Vice President, Treasurer

ARSR Tahoe, LLC c/o Arbor Commercial Mortgage LLC 333 Earle Ovington Boulevard Uniondale, New York 11553 Attention: Guy Milone, Esq. Facsimile No.: (516) 832–6431 Confirmation No.: (516) 832–7431
[Signatures Continued on the Following Page]
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S–3

THE PURCHASERS:	VARIABLE FUNDING CAPITAL COMPANY LLC, as a Purchaser

	By:	Wachovia Capital Markets, LLC, as attorney–in–fact
	By:	/s/ Douglas R. Wilson, Sr.

	Name:	Douglas R. Wilson, Sr.

	Title:	Director

Variable Funding Capital Company LLC
c/o Wachovia Capital Markets, LLC
301 South College Street, TW10
Charlotte, North Carolina 28288
Attention: Conduit Administration
Facsimile No.: (704) 383–9579
Confirmation No.: (704) 374–2520

with a copy to:

Wachovia Capital Markets, LLC 301 South College Street, NC0166 Charlotte, North Carolina 28288 Attention: Marianne Hickman Facsimile No.: (704) 715–0066 Confirmation No.: (704) 715–7818

With respect to notices required pursuant to Section 13.1, a copy of notices sent to VFCC shall be sent to:

Lord Securities Corp. 2 Wall Street, 19th Floor New York, New York 10005 Attention: Vice President Facsimile No.: (212) 346–9012 Confirmation No.: (212) 346–9008
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S–4

THE PURCHASERS (cont.):	WACHOVIA BANK, NATIONAL ASSOCIATION, as the Swingline Purchaser

	By:	/s/ Steve Hall

	Name:	Steve Hall

	Title:	Director

Wachovia Bank, National Association
One Wachovia Center, NC0166
301 South College Street
Charlotte, North Carolina 28288
Attention: Marianne Hickman
Facsimile No.: (704) 715–0066
Confirmation No.: (704) 383–2324
[Signatures Continued on the Following Page]
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THE DEAL AGENT:	WACHOVIA CAPITAL MARKETS, LLC

	By:	/s/ Steve Hall

	Name:	Steve Hall

	Title:	Director

Wachovia Capital Markets, LLC 301 South College Street, NC0166 Charlotte, North Carolina 28288 Attention: Marianne Hickman Facsimile No.: (704) 715–0066 Confirmation No.: (704) 715–7818
[Signatures Continued on the Following Page]
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S–6

THE GUARANTORS:	ARBOR REALTY TRUST, INC., a Maryland corporation

	By:	/s/ John Natalone

	Name:	John Natalone

	Title:	Senior Vice President, Treasurer

Arbor Realty Trust, Inc.
c/o Arbor Commercial Mortgage LLC
333 Earle Ovington Boulevard
Uniondale, New York 11553
Attention: Guy Milone, Esq.
Facsimile No.: (516) 832–6431
Confirmation No.: (516) 832–7431
[Signatures Continued on the Following Page]
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THE GUARANTORS (cont.):	ARBOR REALTY LIMITED PARTNERSHIP, a Delaware Limited Partnership

	By:	Arbor Realty GPOP, Inc., its General Partner

		By:	/s/ Paul Elenio

		Name:	Paul Elenio
		Title:	Chief Financial Officer

Arbor Realty Limited Partnership c/o Arbor Commercial Mortgage LLC 333 Earle Ovington Boulevard Uniondale, New York 11553 Attention: Guy Milone, Esq. Facsimile No.: (516) 832–6431
[Signatures Continued on the Following Page]
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S–8

THE GUARANTORS (cont.):	ARBOR REALTY SR, INC., a Maryland corporation

	By:	/s/ John Natalone

	Name:	John Natalone

	Title:	Senior Vice President, Treasurer

Arbor Realty Trust, Inc.
c/o Arbor Commercial Mortgage LLC
333 Earle Ovington Boulevard
Uniondale, New York 11553
Attention: Guy Milone, Esq.
Facsimile No.: (516) 832–6431
Confirmation No.: (516) 832–7431
[Signatures Continued on the Following Page]
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S–9

Arbor Realty hereby confirms that the Pledge Agreement is binding and enforceable and is in full force and effect, as modified by this Agreement.

THE PLEDGOR:	ARBOR REALTY TRUST, INC., a Maryland corporation

	By:	/s/ John Natalone

	Name:	John Natalone

	Title:	Senior Vice President, Treasurer

Arbor Realty Trust, Inc.
c/o Arbor Commercial Mortgage LLC
333 Earle Ovington Boulevard
Uniondale, New York 11553
Attention: Guy Milone, Esq.
Facsimile No.: (516) 832–6431
Confirmation No.: (516) 832–7431
Master Repurchase Agreement
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S-10